Post-Qualification Amendment No. 11

File No. 024-12443

This Post-Qualification Amendment No. 11 amends the Offering Statement of Ark7 Properties Advance LLC originally qualified on June 18, 2024, as previously amended and supplemented, to add, update and/or replace information contained in the Offering Statement.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

OFFERING CIRCULAR DATED OCTOBER 19, 2026

Ark7 Properties Advance LLC

(A DELAWARE SERIES LIMITED LIABILITY COMPANY)

1 Ferry Building, Ste 201

San Francisco, CA 94111

www.ark7.com

Series	Price to Public	Underwriting Discounts and Commissions (1)	Proceeds to Issuer (2)
Series #PJI26 Interest
Per Share	$ 20.00	$ -	$ 20.00
Total Minimum	N/A	N/A	N/A
Total Maximum	$ 485,000.00	$ -	$ 485,000.00

Series #QXU34 Interest*
Per Share	$ 20.00	$ -	$ 20.00
Total Minimum	N/A	N/A	N/A
Total Maximum	$ 1,480,000.00	$ -	$ 1,480,000.00

____________________

* Denotes series submitted for qualification by the Commission in this Post-Qualification Amendment No. 11.

  This Offering is being conducted by the company as a direct public offering (i.e., without the benefit of the services of an SEC-registered broker-dealer) on a "best efforts" basis in a "Tier 2" Regulation A offering by associated persons of our Managing Member through the Ark7 Platform. The associated persons of our Managing Member will not receive any commission or any other remuneration in relation to this offering. In offering the securities on our behalf, the associated persons of the Managing Member will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.
  The company anticipates approximately $71,750.00 of the proceeds from the Series Interests purchased will be used for offering expenses.

There is no minimum subscription per investor.

This offering will terminate at the earlier of (i) the date at which the maximum offering amount has been sold, (ii) the date at which the offering is earlier terminated by the company, in its sole discretion or (iii) the date that is three years from this offering being qualified by the United States Securities and Exchange Commission (the "Commission" or "SEC"). At least every 12 months after this offering has been qualified by the SEC the company will file a post-qualification amendment to include the company's recent financial statements. In addition, the company may periodically file a post-qualification amendment to include additional Series Interests to this offering. No escrow agent has been engaged for this offering and hold funds tendered by investors will be held in a segregated account controlled by the company.

See Plan of Distribution. No escrow account administered by an escrow agent has been established for this offering. Funds tendered by investors will be held in a segregated account controlled by the company. The company may undertake one or more closings on a rolling basis, regardless of the amount of funds, and intends to affect a close every 7 business days, after each closing, funds tendered by investors will be available to the company, and interests will be issued to investors. The initial closing will occur as soon as funds clear. We expect to hold subsequent closings every 7 business days. Assuming additional information does not need to be provided for due diligence (AML/KYC) and the investment has been funded it will take up to 3 business days to determine whether a subscription agreement has been accepted or rejected. In the event additional information is required from the subscriber, within 3 business days, the company will reach out to the subscriber for that information.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, THE COMPANY ENCOURAGES YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, THE COMPANY ENCOURAGES YOU TO REFER TO www.investor.gov.

This offering is inherently risky. See "Risk Factors" on page 7.

The company is following the "Offering Circular" format of disclosure under Regulation A.

In the event that the company becomes a reporting company under the Securities Exchange Act of 1934, the company intends to take advantage of the provisions that relate to "Emerging Growth Companies" under the JOBS Act of 2012. See "Summary - Implications of Being an Emerging Growth Company."

In this Offering Circular, the terms "Ark7 Properties Advance LLC" "APAL" "we," "us, "our," the "company" and similar terms refer to Ark7 Properties Advance LLC, a Delaware series limited liability company.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY'S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS "ESTIMATE," "PROJECT," "BELIEVE," "ANTICIPATE," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

I

Implications of Being an Emerging Growth Company

The company is not subject to the ongoing reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") because the company is not registering its securities under the Exchange Act. Rather, the company will be subject to the more limited reporting requirements under Regulation A, including the obligation to electronically file:

  annual reports (including disclosure relating to our business operations for the preceding two fiscal years, or, if in existence for less than two years, since inception, related party transactions, beneficial ownership of the issuer's securities, executive officers and directors and certain executive compensation information, management's discussion and analysis ("MD&A") of the issuer's liquidity, capital resources, and results of operations, and two years of audited financial statements), semiannual reports (including disclosure primarily relating to the issuer's interim financial statements and MD&A) and current reports for certain material events.

In addition, at any time after completing reporting for the fiscal year in which the company's offering statement was qualified, if the securities of each class to which this offering statement relates are held of record by fewer than 300 persons and offers or sales are not ongoing, the company may immediately suspend its ongoing reporting obligations under Regulation A.

If the company becomes subject to the ongoing reporting requirements of the Exchange Act, as an issuer with less than $1.07 billion in total annual gross revenues during its last fiscal year, it will qualify as an "emerging growth company" under the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act") and this status will be significant. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, the company:

  will not be required to obtain an auditor attestation on its internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;
  will not be required to provide a detailed narrative disclosure discussing its compensation principles, objectives and elements and analyzing how those elements fit with its principles and objectives (commonly referred to as "compensation discussion and analysis");
  will not be required to obtain a non-binding advisory vote from its interest holders on executive compensation or golden parachute arrangements (commonly referred to as the "say-on-pay," "say-on-frequency" and "say-on-golden-parachute" votes);
  will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;
  may present only two years of audited financial statements and only two years of related Management's Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and
  will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

If the company becomes subject to the ongoing reporting requirements of the Exchange Act, the company intends to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. The company's election to use the phase-in periods may make it difficult to compare its financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

II

Under the JOBS Act, the company may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after its initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time that the company no longer meets the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that the company would cease to be an "emerging growth company" if it has more than $1.07 billion in annual revenues, have more than $700 million in market value of its common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that the company may also qualify, once listed, as a "smaller reporting company" under the Commission's rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

III

SERIES OFFERING TABLE

The table below shows key information related to the offering of each Series, as of October 19, 2026. Please also refer to "The Company's Properties" and "Use of Proceeds" for further details.

Series Name	Underlying Assets	Offering Price per Interest	Maximum Offering Size	Minimum/Maximum Subscribed Series Interests (1)	Initial Qualification Date (2)	Open Date (3)	Closing Date	Status
Series #TPVS2	20 N State St, Unit 307, Chicago, IL 60602	$ 100.00	$ 264,000.00	0 = Minimum 2,640 = Maximum	June 18, 2024	June 18, 2024	August 30, 2024	Closed
Series #ESMYO	177 E Sweden St, Walnut Springs, TX 76690	$ 100.00	$ 260,000.00	0 = Minimum 2,600 = Maximum	October 18, 2024	October 18, 2024	January 10, 2025	Closed
Series #6MWZZ	112 W Sweden St, Walnut Springs, TX 76690	$ 100.00	$ 258,000.00	0 = Minimum 2,580 = Maximum	October 18, 2024	October 18, 2024	February 16, 2025	Closed
Series #BULMO	27308 Barre Dr, Menifee, CA 92584	$ 100.00	$ 710,000.00	0 = Minimum 7,100 = Maximum	August 29, 2024	August 29, 2024	February 7, 2025	Closed
Series #ICBTL	215 Piedmont Ave NE, Unit 1503, Atlanta, GA 30308	$ 100.00	$ 310,000.00	0 = Minimum 3,100 = Maximum	August 29, 2024	August 29, 2024	November 1, 2024	Closed
Series #NETKE	1986 Old Dogwood, Jonesboro, GA 30238	$ 100.00	$ 285,000.00	0 = Minimum 2,850 = Maximum	October 18, 2024	October 18, 2024	January 10, 2025	Closed
Series #DJGLA	215 Piedmont Ave NE, #902, Atlanta, GA 30308	$ 100.00	$ 285,000.00	0 = Minimum 2,850 = Maximum	October 18, 2024	October 18, 2024	May 1, 2025	Closed
Series #HEEMV	215 Piedmont Ave NE, #609, Atlanta, GA 30308	$ 100.00	$ 290,000.00	0 = Minimum 2,900 = Maximum	October 18, 2024	October 18, 2024	February 3, 2025	Closed
Series #8S8XK	202 Henderson St, Bonham, TX 75418	$ 100.00	$ 250,000.00	0 = Minimum 2,500 = Maximum	February 5, 2025	February 5, 2025	July 3, 2025	Closed
Series #IDUG0	204 Henderson St, Bonham, TX 75418	$ 100.00	$ 250,000.00	0 = Minimum 2,500 = Maximum	February 5, 2025	February 5, 2025	January 17, 2026	Closed
Series #LOZV7	208 Henderson St, Bonham, TX 75418	$ 100.00	$ 250,000.00	0 = Minimum 2,500 = Maximum	February 5, 2025	February 5, 2025	December 30, 2025	Closed
Series #9WWAJ	1009 Hanover Dr, Forney, TX 75126	$ 100.00	$ 450,000.00	0 = Minimum 4,500 = Maximum	July 16, 2025	July 16, 2025	October 2, 2025	Closed
Series #UZMTK	3513 San Lucas Ln, Denton, TX 76208	$ 20.00	$ 450,000.00	0 = Minimum 22,500 = Maximum	September 3, 2025	September 3, 2025	September 3, 2026	Closed
Series #JVI51	521 Big Horn Pass, Denton, TX 76210	$ 20.00	$ 480,000.00	0 = Minimum 24,000 = Maximum	September 3, 2025	September 3, 2025	December 30, 2025	Closed
Series #PJI26	2705 Willow Ln, Melissa, TX 75454	$ 20.00	$ 485,000.00	0 = Minimum 24,250 = Maximum	June 26, 2026	June 26, 2026	September 26, 2026	Open
Series #QXU34*	560 El Camino Real, Unit 208, San Carlos, CA 94070	$ 20.00	$ 1,480,000.00	0 = Minimum 74,000 = Maximum	[__________]	[__________]	[__________]	Pending

Asterisks (*) denote series submitted for qualification by the SEC in this Post-Qualification Amendment No. 11 to the offering statement of which this Offering Circular forms a part.

____________________

  For open offerings, each row states, with respect to the given offering, the minimum and maximum number of Series Interests offered and the number of subscriptions for Series Interests received as of the date of this Offering Circular, but the closing of such offering has not yet taken place. For any closed offerings, each row would state the actual number of Series Interests sold.
  For each offering, each row states, with respect to the given offering, the date on which the offering was initially qualified by the Commission.
  For each offering, each row states, with respect to the given offering, the date on which offers and sales for such offering commenced.

IV

SUMMARY

This Offering Circular Summary highlights information contained elsewhere and does not contain all of the information that you should consider in making your investment decision. Before investing in the company's Series Interests, you should carefully read this entire Offering Circular, including the company's financial statements and related notes. You should also consider, among other information, the matters described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

The Company

Ark7 Properties Advance LLC, a Delaware series limited liability company formed on October 12, 2023 ("APAL"). Ark7 Inc., a Delaware corporation ("Ark7") is the managing member of APAL (the "Managing Member"). The purpose of the company is to establish separate series for the holding of properties to be acquired by the company.

Ark7 is a real estate investment platform that allows individual investors to have direct access to quality real estate investment opportunities and invest in the units of each property.

Investors in this offering will acquire Series Interests in a Series of the company, each of which is a separate registered series of the company for purposes of assets and liabilities.

The core asset of each series will be the specific property associated with that series, and the liabilities will be those incurred during the operation of that asset. Owners of interests in a series will only have an interest in the assets, liabilities, profits and losses pertaining to the specific property owned by that series. For example, an investor who acquired Series Interests in Series #TPVS2 will only have assets, liabilities, profits, leverage-related debts, and losses pertaining to the property located at 20 N State St, Unit 307, Chicago, IL 60602.

Ark7 will serve as the asset manager responsible for managing each Series' Underlying Asset (the "Asset Manager") as described in the Asset Management Agreement between Ark7 Inc. and each series of Ark7 Properties Advance LLC.

Ark7 will serve as the Managing Member responsible for the day-to-day management of the company and each registered series.

Organizational Chart

For ease of understanding the company's business structure, it has included the organizational chart below.

Each property that we acquire will be owned by a separate series of our company that we will establish to acquire that series. Our Managing Member will source the property to be acquired by the series.

In most instances, we intend for the Managing Member to provide a loan to the series to acquire the property directly from the seller. Once the property is acquired by the series, we intend to make ownership of the series available to investors through an offer and sale of securities under Tier 2 of Regulation A. Proceeds of each offering will be used to repay the loan from our Managing Member, offering expenses, securities brokerage expenses, and the Sourcing Fee to the Managing Member, along with building a reserve for property improvements and working capital.

Alternatively, our Managing Member may acquire the property from the seller, and the proceeds of the offering will be used for the series to purchase the property from the Managing Member, along with offering expenses, securities brokerage expenses, and the Sourcing Fee to the Managing Member, and building a reserve for property improvements and working capital.

Investment Approach and Strategy Overview

  Our Investment Objectives include generating steady income from managed properties, fostering long-term capital appreciation with moderate to no leverage, and prioritizing capital preservation through meticulous property selection and management practices.
  Our Investment Criteria includes targeting residential homes aligning with our investment philosophy and management capabilities, acquiring properties priced between a certain range to diversify our portfolio and appeal to broad market segments, preferring homes requiring minimal post-acquisition improvements to expedite rental readiness and reduce initial capital expenditure, and selecting properties in desirable travel destinations or near universities to capitalize on consistent rental demand and income potential.
  Our Investment Strategy revolves around targeting properties that meet stringent investment criteria to enhance potential return on investment, emphasizing high occupancy rates and enhancing tenant experience to sustain revenue generation post-acquisition, using leverage judiciously to amplify cash returns while maintaining a conservative debt profile to manage financial risk effectively.

By adhering to these principles and strategically focusing on dynamic urban environments exhibiting growth and resilience, Ark7 Properties Advance LLC aims to build a portfolio of properties that not only generate consistent income but also appreciate in value over time. However, it's important to acknowledge that despite our diligence, investment outcomes are subject to market fluctuations and inherent risks within the real estate sector.

Offering Summary

The Series #PJI26 Offering

Maximum Offering Amount	Up to $ 485,000.00 of Series #PJI26 Interests to be acquired pursuant to a Subscription Agreement are being offered on a "best efforts" basis.

Minimum Offering Amount	None.

Price Per Security	$20.00 per Series #PJI26 Interest

Minimum Investment	One Series Interest per investor.

Use of Proceeds

The proceeds from the sale of Series #PJI26 will be used for general working capital, repayment of loans to the company's Managing Member, create a maintenance reserve for the applicable Underlying Asset, pay offering expenses, and pay the Sourcing Fee.

Series Interests outstanding before the offering	Series #PJI26 Interest: 0

Series Interests outstanding after the offering	Series #PJI26 Interest: 24,250

Related Party Fees

Payment	Description	Amount	Payor	Payee
Sourcing Fee	No greater than 3% of the maximum offering size.	$ 14,550.00	Series #PJI26	Ark7 Inc.
Asset Management Fee (1)	Equal to 15 % of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement.	TBD	Series #PJI26	Ark7 Inc.

____________________

  The company notes that this fee may be up to 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Whether it is 15% or less will be determined for each Series by the Managing Member in its sole discretion. The Managing Member, Ark7, has determined the Asset Management Fee is 15% for Series #PJI26.

The Series #QXU34 Offering

Maximum Offering Amount	Up to $ 1,480,000.00 of Series #QXU34 Interests to be acquired pursuant to a Subscription Agreement are being offered on a "best efforts" basis.

Minimum Offering Amount	None.

Price Per Security	$20.00 per Series #QXU34 Interest

Minimum Investment	One Series Interest per investor.

Use of Proceeds

The proceeds from the sale of Series #QXU34 will be used to fund the acquisition of the applicable Underlying Asset, including the purchase price and related acquisition expenses, create a maintenance reserve for the applicable Underlying Asset, pay offering expenses, and pay the Sourcing Fee.

Series Interests outstanding before the offering	Series #QXU34 Interest: 0

Series Interests outstanding after the offering	Series #QXU34 Interest: 74,000

Related Party Fees

Payment	Description	Amount	Payor	Payee
Sourcing Fee	No greater than 3% of the maximum offering size.	$ 44,400.00	Series #QXU34	Ark7 Inc.
Asset Management Fee (1)	Equal to 15 % of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement.	TBD	Series #QXU34	Ark7 Inc.

____________________

  The company notes that this fee may be up to 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Whether it is 15% or less will be determined for each Series by the Managing Member in its sole discretion. The Managing Member, Ark7, has determined the Asset Management Fee is 15% for Series #QXU34.

Selected Risks

The company's business is subject to a number of risks and uncertainties, including those highlighted in the section titled "Risk Factors" immediately following this summary. These risks include, but are not limited to, the following:

  An investment in an offering constitutes only an investment in that Series and not in the company or any Underlying Asset.
  Liability of investors between series of interests.
  Each Series Interest will rely on its Managing Member, Ark7 to manage each property.
  If Ark7, the company's Asset Manager, fails to retain its key personnel, the company may not be able to achieve its anticipated level of growth and its business could suffer.
  Ark7 Inc. is both the Asset Manager and the Managing Member, and compensation terms were not determined on an arm's length basis.
  There is competition for time among the various entities sharing the same management team.
  There is currently no trading market for the company's securities.
  The company has limited operating history for investors to evaluate.
  Possible Changes in Federal Tax Laws make it impossible to giver certainty to the tax treatment of any series of interest.
  The company's consolidated financial statements include a going concern opinion.
  The company may not raise sufficient funds to achieve its business objectives.
  Certain Series may offer Series Interests before completing the acquisition of the applicable Underlying Asset.
  The company's management has discretion in the application of proceeds within the permitted categories described under "Use of Proceeds."
  If less than the maximum amount is raised, the Series may allocate available funds toward operating needs, improvements, reserves, or reimbursements of advances in such proportions as the Managing Member determines to be in the best interests of the Series.
  If less than the maximum offering amount is raised, the Series may have limited funds available for reserves or planned improvements.
  The purchase prices for the Series Interests have been arbitrarily determined.
  If the company does not successfully dispose of real estate assets, you may have to hold your investment for an indefinite period.
  Competition with other parties entering real estate investment business may reduce the company's profitability.
  The company does not intend to hire an escrow agent and there will be no escrow account, therefore there is no independent third-party holding investors funds until they are released to the company.
  The company's real estate and real estate-related assets will be subject to the risks typically associated with real estate.
  The underlying value and performance of any real estate asset will fluctuate with general and local economic conditions.
  The market in which the company participates is competitive and, if it does not compete effectively, its operating results could be harmed.
  An Underlying Asset that has significant vacancies could be difficult to sell, which could diminish the return on the Underlying Asset.
  The company may decide to sell an Underlying Asset which could conflict with an investor's interests.
  A decline in general economic conditions in the markets in which each Underlying Asset is located or in the United States generally could lead to an increase in tenant defaults, lower rental rates and less demand for commercial real estate space in those markets.
  Lawsuits may arise between the company and its tenants resulting in lower cash distributions to investors.
  Costs imposed pursuant to governmental laws and regulations may reduce the company's net income and the cash available for distributions to its investors.
  The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce the amounts available for distribution to the company's investors.
  Costs associated with complying with the Americans with Disabilities Act may decrease cash available for distributions.
  Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce the company's cash flows and the return on investment.
  The company's Operating Agreement and applicable Series Interest Subscription Agreement each include a forum selection provision, that requires disputes be resolved in state or federal courts in the State of California, under Delaware law, regardless of convenience or cost to you, the investor, which could result in less favorable outcomes to the plaintiff(s) in any action against our company.
  Investors in this offering may not be entitled to a jury trial with respect to claims arising under the applicable Series Interest Subscription Agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the Agreement.
  The company's results of operations may be negatively impacted by the coronavirus outbreak.
  Actual or threatened epidemics, pandemics, outbreaks, or other public health crises may adversely affect the company's business.

RISK FACTORS

The SEC requires the company to identify risks that are specific to its business and its financial condition. The company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as cyber-attacks and the ability to prevent those attacks). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Relating to the Structure, Operation and Performance of the Company

An investment in an offering constitutes only an investment in that Series and not in the company or any Underlying Asset. A purchase of Series Interests in a Series does not constitute an investment in either the company or an Underlying Asset directly, or in any other Series Interest. This results in limited voting rights of the investor, which are solely related to a particular Series, and are further limited by the Series Limited Liability Company Agreement of Ark7 Properties Advance LLC dated October 12, 2023, (the "Operating Agreement") of the company, described further herein. Investors will have limited voting rights. Thus, the Managing Member and the Asset Manager retain significant control over the management of the company, each Series and the Underlying Assets.

Furthermore, because the Interests in a Series do not constitute an investment in the company as a whole, holders of the Interests in a Series are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series. In addition, the economic interest of a holder in a Series will not be identical to owning a direct undivided interest in an Underlying Asset because, among other things, before distributions are made to the holders, the Asset Manager will receive a fee in respect of its management of the Underlying Asset.

Liability of investors between series of interests. The company is structured as a Delaware series limited liability company that issues a separate series of interests for each Underlying Asset. Each series of interests will merely be a separate series and not a separate legal entity. Under the Delaware Limited Liability Company Act (the "LLC Act"), if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of investors holding one series of interests is segregated from the liability of investors holding another series of interests and the assets of one series of interests are not available to satisfy the liabilities of other series of interests.

Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. State or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honored such interpretation.

If the company's series limited liability company structure is not respected, then investors may have to share any liabilities of the company with all investors and not just those who hold the same series of interests as them. Furthermore, while the company intends to maintain separate and distinct records for each series of interests and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of a series to the liabilities of another series of interests. The consequence of this is that investors may have to bear higher than anticipated expenses which would adversely affect the value of their Series Interests, or the likelihood of any distributions being made by a particular Series to its investors.

In addition, the company is not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one series of interests should be applied to meet the liabilities of the other series of interests or the liabilities of the company generally where the assets of such other series of interests or of the company generally are insufficient to meet its liabilities.

Each Series Interest will rely on its Managing Member, Ark7 to manage each property. Following the acquisition of any Underlying Asset, the Underlying Asset will be managed by Ark7. In addition, Ark7 will be entitled to certain fees in exchange for its day-to-day operations of each Underlying Asset. Any compensation arrangements will be determined by Ark7 sitting on both sides of the table and will not be an arm's length transaction.

If Ark7, the company's Asset Manager, fails to retain its key personnel, the company may not be able to achieve its anticipated level of growth and its business could suffer. The company's future depends, in part, on Ark7's ability to attract and retain key personnel. Its future also depends on the continued contributions of the executive officers and other key personnel of Ark7, each of whom would be difficult to replace.

In particular, Yizhen Zhao, who is the Chief Executive Officer of Ark7, is critical to the management of the company's business and operations and the development of its strategic direction. The loss of the services of Mr. Zhao or other executive officers or key personnel of Ark7 and the process to replace any of those key personnel would involve significant time and expense and may significantly delay or prevent the achievement of the company's business objectives.

Ark7 Inc. is both the Asset Manager and the Managing Member. Ark7 Inc. is both the Asset Manager and the Managing Member. The Managing Member has appointed the Asset Manager. On balance, Ark7 Inc. controls all of the decisions related to each Series:

  Care of the Underlying Asset.
  Custody of the Underlying Asset.
  Maintenance of the Underlying Asset.
  Management of the Underlying Asset.
  Ability and to take any action that it deems necessary or desirable.
  The authority to sell of the Underlying Asset.
  Whether to encumber of the Underlying Asset.
  Whether to convey the Underlying Asset.
  Whether the Sourcing Fee (3.0%) will be paid to the Asset Manager, i.e. itself.
  Determination of the Asset Management Fee.

None of the responsibilities and determinations listed above will be made at arm's length and all of these decisions may unjustly financially reward Ark7 to the detriment of each Series and the investors. These conflicts may inhibit or interfere with the sound and profitable operation of the company and much smaller, if any, distributions made to the investors.

Further, the fees to be paid to the Managing Member and Asset Manager were determined internally, by the company and Ark7 and the company did not rely on any independent assessment of market rates. Accordingly, the determination of fees was not made at arm's length and may result in (i) smaller distributions made to investors, if any at all, (ii) the interference with the sound and profitable operation of the company and (iii) the fees paid to the Managing Member and Asset Manager may be higher than the fees that would be paid to an unaffiliated third party given the lack of an independent assessment as to the determination of the fees.

There may be competition for time among the various entities sharing the same management team. Currently, Ark7 is the Managing Member of Ark7 Properties Advance LLC and each series identified under "Series Offering Table" above. Ark7 intends to also be the Managing Member of future Series. It is foreseeable that at certain times the various entities will be competing for time from the management team.

There is currently no trading market for the company's securities. There is currently no public trading market for any Series Interests, and an active market may not develop or be sustained. If an active public or private trading market for the Securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Series Interests at any price. Even if a public or private market does develop, the market price could decline below the amount you paid for your Interests.

The company has limited operating history for investors to evaluate. The company was recently formed and the Series formed have generated limited revenues and have limited operating history upon which prospective investors may evaluate their performance. Further, the Series included as part of this post-qualification amendment have no operating history at all. No guarantee can be given that the company or any Series Interest will achieve their investment objectives, the value of any Underlying Asset will increase or that any Underlying Asset will be successfully monetized.

The company's consolidated financial statements include a going concern opinion. The company's financial statements were prepared on a "going concern" basis. Certain matters, as described in the accompanying financial statements, indicate there may be substantial doubt about the company's ability to continue as a going concern. Specifically, the company is newly formed and has not generated revenue from operations. The company will require additional capital until revenue from operations are sufficient to cover operational costs. Successful development of the company and ultimately the attainment of profitable operations is dependent upon future events including adequate financing, continuous support from Ark7, general and economic conditions on the real estate market and achieving a level of income adequate to support the company's cost structure. Therefore, there is substantial doubt about the ability of the company to continue as a going concern.

We may face challenges in securing mortgage financing, particularly in states or with lenders that do not fully recognize or respect the series limited liability company structure, potentially increasing risks to our properties. A series limited liability company structure may not be universally recognized or respected, especially in certain states or by certain lenders. As a result, when seeking mortgage financing, a series within our company may encounter obstacles or limitations due to the lack of recognition of this unique legal framework. In instances where our series LLC structure is not acknowledged, there are potential implications for mortgage transactions. For example, lenders may require our company, rather than the specific series, to act as the borrower and hold title to the property on behalf of the series. This arrangement could complicate matters in the event of default on a loan. If we default on a mortgage secured by a property, there's a risk that the lender may seek to foreclose on other properties held by different series within our company, for which we hold title. This scenario could expose investors to unforeseen liabilities and risks beyond those associated with the specific series in which they have invested.

A series may encounter difficulties in securing financing on favorable terms or even securing financing at all, potentially hindering its ability to pursue growth opportunities and meet financial obligations. In the pursuit of growth and expansion, a series may seek additional capital through debt financing from various sources. However, securing financing may prove challenging, especially if favorable terms cannot be negotiated or if financing options are limited or unavailable. Should financing be obtained, it may come with unfavorable terms, including high interest rates, stringent repayment terms, or restrictive covenants. These covenants may limit a series' ability to take certain actions, such as incurring additional debt, making capital expenditures, or paying dividends to investors. Such restrictions could potentially constrain the series' operational flexibility and hinder its ability to execute its business strategies effectively. Furthermore, the availability of additional debt financing may be subject to market conditions, timing constraints, and the financial health of the series. In cases where financing is not readily accessible, a series may face challenges in pursuing growth initiatives, acquiring new properties, or meeting existing financial obligations. This could have adverse implications for the series' ability to generate returns for investors and distribute dividends.

A series that initially purchases a property outright but later decides to finance it may face increased risks related to its ability to meet debt service obligations, potentially impacting its financial condition, cash flow, and ability to distribute dividends to investors. Additionally, properties acquired without financing have a different risk profile compared to those acquired with mortgage financing. Properties with financing must meet debt service obligations, and any inability to do so could adversely affect a series' financial condition, results of operations, cash flow, market value of its interests, and its ability to make distributions to investors.

Under our leverage policy, a series may extend loans to the asset manager, either directly or indirectly secured by other real estate properties. However, changes in the market or operational failures by the asset manager may pose risks for the series in collecting these debt assets. In the event of market fluctuations or operational failures by the asset manager, there's a risk that the series may encounter difficulties in collecting these debt assets. Market changes, such as declines in property values or shifts in rental demand, could impact the asset manager's ability to fulfill its obligations under the loan agreements. Similarly, operational failures or mismanagement by the asset manager could further exacerbate these risks, potentially leading to delays or defaults in loan repayments.

Risks Relating to the Offering

The company may not raise sufficient funds to achieve its business objectives. There is no minimum amount required to be raised before the company can accept your subscription for the Series Interests, and it can access the funds immediately. The company may not raise an amount sufficient for it to meet all of its objectives. Once the company accepts your investment funds, there will be no obligation to return your funds. Even if other Series Interests are sold, there may be insufficient funds raised through this offering to cover the expenses associated with the offering or complete development and implementation of the company's operations. The lack of sufficient funds to pay expenses and for working capital will negatively impact the company's ability to implement and complete its planned use of proceeds.

Certain Series may offer Series Interests before completing the acquisition of the applicable Underlying Asset. A Series may enter into a purchase and sale agreement for an Underlying Asset and commence its offering before the acquisition has closed. The acquisition may remain subject to customary closing conditions, including the availability of sufficient funds to close. If the acquisition is not completed, the applicable Series will not acquire the Underlying Asset and the company may terminate that Series offering.

The company's management has discretion in the application of proceeds within the permitted categories described under "Use of Proceeds." Actual allocations may vary based on operating needs, available cash flows, and the amount raised in this Offering.

If less than the maximum amount is raised, the Series may allocate available funds toward operating needs, improvements, reserves, or reimbursements of advances in such proportions as the Managing Member determines to be in the best interests of the Series. To the extent the Managing Member or its affiliates have advanced funds, a portion of the proceeds may be used to reimburse such amounts; however, neither the Series nor the Managing Member is obligated with respect to any specific repayment order.

If less than the maximum offering amount is raised, the Series may have limited funds available for reserves or planned improvements. The actual availability of funds will depend on the Series' operating cash flows and the timing of expenditures.

The purchase prices for the Series Interests have been arbitrarily determined. The purchase price for the Series Interests has been arbitrarily determined by the company and bears no relationship to the company's assets, book value, earnings or other generally accepted criteria of value. In determining pricing, the company considered factors such as the company's limited financial resources, the nature of its assets, estimates of its business potential, the degree of equity or control desired to be retained by the existing interest holders and general economic conditions.

If the company does not successfully dispose of real estate assets, you may have to hold your investment for an indefinite period. The determination of whether to dispose of the Underlying Asset is entirely at the discretion of the company. Even if the company decides to dispose of an Underlying Asset, the company cannot guarantee that it will be able to dispose of the Underlying Asset at a favorable price to investors.

Competition with other parties entering real estate investment business may reduce the company's profitability. There are and will be other entities engaged in real estate investment, including financial institutions, many of which have greater resources than the company does. Larger entities may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and built-in client base. Such competition could make it more difficult to obtain future funding, which could affect the company's growth as a company.

The company does not intend to hire an escrow agent and there will be no escrow account, therefore there is no independent third-party holding investors funds until they are released to the company. Typically, the escrow agent retains custody of the assets such as cash, until certain conditions are met, at which time those assets are released to the company. In this offering the company has not retained an escrow agent and there will be no escrow account, therefore investors may be subject to increased administrative risk as additional administrative burdens will be placed on the company who may or may not have the expertise to administer the escrow seamlessly.

Risk Factors Related to Promotional or Incentive Programs

The Company may, from time to time, offer limited promotional or incentive programs in connection with the operation of its platform. These programs are operational in nature and are not part of the terms of the securities being offered pursuant to this Offering Circular. Promotional or incentive programs may be modified or discontinued at any time and should not be relied upon when evaluating this investment. Any such program does not provide or imply any assurance of investment performance, protection against loss, or guaranteed returns. If investors rely on promotional or incentive programs when making investment decisions, they may have expectations that do not align with the actual terms, risks, and economic characteristics of the securities offered.

Risks Related to Taxation

Changes in Federal tax laws may have adverse or unexpected effects on our investors. The Internal Revenue Code (the "Code") is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in any Series of the Company would be limited to prospective effect. For instance, prior to effectiveness of the Tax Cuts and Jobs Act of 2017, an exchange of the Shares of one Series for another might have been a non-taxable 'like-kind exchange' transaction, while transactions now only qualify for that treatment with respect to real property. Accordingly, the ultimate effect on an Investor's tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

Each series within Ark7 Properties Advance LLC will strive to qualify as Real Estate Investment Trusts (REITs). However, in the event of failure to qualify as REITs, investors may face increased tax liabilities. As part of our investment strategy, each series endeavors to qualify as a Real Estate Investment Trust (REIT). REIT status offers significant tax advantages, including exemption from corporate income taxes at the entity level, provided certain criteria are met. These criteria typically include distributing at least 90% of taxable income to shareholders as dividends, investing primarily in real estate assets, and adhering to other regulatory requirements outlined in the Internal Revenue Code. However, failure to qualify as a REIT could have adverse tax implications for investors. Without REIT status, the series would be subject to corporate income taxes at the entity level, potentially reducing overall returns for investors. Additionally, investors may face taxation on dividends received from the series at higher ordinary income tax rates, rather than the favorable tax treatment typically afforded to REIT dividends.

Risk Factors Related to the Real Estate Market

The company's real estate and real estate-related assets will be subject to the risks typically associated with real estate. The properties the company acquires will be subject to the risks typically associated with real estate. The value of real estate may be adversely affected by a number of risks, including:

  natural disasters such as hurricanes, earthquakes and floods;
  pandemics, such as COVID-19;
  acts of war or terrorism, including the consequences of terrorist attacks;
  adverse changes in national and local economic and real estate conditions;
  an oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants;
  changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;
  costs of remediation and liabilities associated with environmental conditions affecting properties; and
  the potential for uninsured or underinsured property losses.

The value of each property is directly related to its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to the property. Many expenditures associated with properties (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the properties.

The underlying value and performance of any real estate asset will fluctuate with general and local economic conditions. The successful operation of any real estate asset is significantly related to general and local economic conditions. Periods of economic slowdown or recession, significantly rising interest rates, declining employment levels, decreasing demand for real estate, declining real estate values, or the public perception that any of these events may occur, can result in reductions in the underlying value of any asset and result in poor economic performance. In such cases, investors may lose the full value of their investment, or may not experience any distributions from the real estate asset.

The market in which the company participates is competitive and, if it does not compete effectively, its operating results could be harmed. The company competes with many other entities engaged in real estate acquisition and operating activities, including but not limited to individuals, corporations, bank and insurance company investment accounts, real estate investment trusts, and private real estate funds. This market is competitive and rapidly changing. The company expects competition to persist and intensify in the future, which could harm its ability to acquire properties on terms that investors find to be reasonable.

An Underlying Asset that has significant vacancies could be difficult to sell, which could diminish the return on the Underlying Asset. An Underlying Asset may incur vacancies either by the expiration of tenant leases or the continued default of tenants under their leases. If vacancies continue for a long period of time, the company may suffer reduced revenues resulting in less cash available for distribution to its investors. In addition, the resale value of the Underlying Asset could be diminished because the market value of each Underlying Asset will depend principally upon the value of the cash flow generated by the leases associated with that Underlying Asset. Such a reduction in the resale value of a property could also reduce the value of investor interests.

The company may decide to sell an Underlying Asset which could conflict with an investor's interests. Ark7, the Managing Member, may determine when to sell any Underlying Asset at any time in accordance with the management rights afforded to the Managing Member. Investors will not have a say in this decision. The timing and decision to sell an Underlying Asset may conflict with investors personal interests, beliefs or theories regarding the real estate market. Further, it is possible the sale was not done at an optimal time. In any case, investors would not have any cause of action against the company or Managing Member for such sales.

Property taxes could increase due to property tax rate changes or reassessment, which could impact our financial condition, results of operations and cash flow. Each series will be required to pay state and local taxes on its property. The real property taxes on our properties may increase as property tax rates change or as our properties are assessed or reassessed by taxing authorities. If the property taxes we pay increase, our financial condition, results of operations, cash flow, the value of our interests and our ability to satisfy our principal and interest obligations and to make distributions to our investors could be adversely affected.

A decline in general economic conditions in the markets in which each Underlying Asset is located or in the United States generally could lead to an increase in tenant defaults, lower rental rates and less demand for commercial real estate space in those markets. As a result of these trends, the company may be more inclined to provide leasing incentives to its tenants in order to compete in a more competitive leasing environment. Such trends may result in reduced revenue and lower resale value of properties, which may reduce your return.

Lawsuits may arise between the company and its tenants resulting in lower cash distributions to investors. Disputes between landlords and tenants are common. These disputes may escalate into legal action from time to time. In the event a lawsuit arises between the company and a tenant it is likely that the company will see an increase in costs. Accordingly, cash distributions to investors may be affected.

Costs imposed pursuant to governmental laws and regulations may reduce the company's net income and the cash available for distributions to its investors. Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. The company could be subject to liability in the form of fines, penalties, or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials and other health and safety-related concerns. Some of these laws and regulations may impose joint and several liability on the tenants, owners, or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. Activities of the company's tenants, the condition of properties at the time the company buys them, operations in the vicinity of its properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect its properties. The presence of hazardous substances, or the failure to properly manage or remediate these substances, may hinder the company's ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties or damages the company must pay will reduce its ability to make distributions and may reduce the value of your investment.

The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce the amounts available for distribution to the company's investors. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce the amounts available for distribution to you.

Costs associated with complying with the Americans with Disabilities Act may decrease cash available for distributions. Each Underlying Asset may be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for "public accommodations" and "commercial facilities" that generally require that buildings and services be made accessible and available to people with disabilities. The ADA's requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Any funds used for ADA compliance will reduce the company's net income and the amount of cash available for distributions to investors.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce the company's cash flows and the return on investment. There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution, or environmental matters, that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums the company pays for coverage against property and casualty claims. Additionally, to the extent the company finances the acquisition of an Underlying Asset, mortgage lenders in some cases insist that commercial property owners purchase coverage against terrorism as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, if at all, which could inhibit the company's ability to finance or refinance its properties if so required. In such instances, the company may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. The company may not have adequate coverage for such losses. If any of the properties incur a casualty loss that is not fully insured, the value of the assets will be reduced by any such uninsured loss, which may reduce the value of investor interests. In addition, other than any working capital reserve or other reserves the company may establish, the company has no additional sources of funding to repair or reconstruct any uninsured property. Also, to the extent the company must pay unexpectedly large amounts for insurance, it could suffer reduced earnings that would result in lower distributions to investors.

Risks Related to Forum Selection and Jury Waivers

The company's Operating Agreement and applicable Series Interest Subscription Agreement each include a forum selection provision, that requires disputes be resolved in state or federal courts in the State of California, under Delaware law, regardless of convenience or cost to you, the investor, which could result in less favorable outcomes to the plaintiff(s) in any action against our company.

Operating Agreement: Our Series Limited Liability Company Agreement of Ark7 Properties Advance LLC (the "Operating Agreement") includes a forum selection provision that requires any suit, action, or proceeding seeking to enforce any provision of or based on any matter arising out of or in connection with the Operating Agreement, or the transactions contemplated thereby be brought in state or federal court of competent jurisdiction located within the State of California.

This forum selection provision may limit investors' ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision may not be used to bring actions in state courts for suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Investors will not be deemed to have waived the company's compliance with the federal securities laws and the rules and regulations thereunder.

Subscription Agreement: Our applicable Series Interest Subscription Agreement for each manner of investing and class of security includes a forum selection provision that requires any suit, action, or proceeding arising from the applicable Series Interest Subscription agreement be brought in a state of federal court of competent jurisdiction located within the State of California. This forum selection provision may limit investors' ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision may not be used to bring actions in state courts for suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Investors will not be deemed to have waived the company's compliance with the federal securities laws and the rules and regulations thereunder.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the applicable Series Interest Subscription Agreement, or Operating Agreement which could result in less favorable outcomes to the plaintiff(s) in any action under these Agreements. Investors in this offering will be bound by the applicable Series Interest Subscription Agreement and the Operating Agreement, both of which include a provision under which investors waive the right to a jury trial of any claim they may have against the company arising out of or relating to this agreement. By signing these agreements, the investor warrants that the investor has reviewed this waiver with his or her legal counsel, and knowingly and voluntarily waives the investor's jury trial rights following consultation with the investor's legal counsel.

If the company opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To the company's knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, the company believes that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which governs the applicable Series Interest Subscription Agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within an agreement is sufficiently prominent such that a party knowingly, intelligently, and voluntarily waived the right to a jury trial. The company believes that this is the case with respect to the applicable Series Interest Subscription Agreement. You should consult legal counsel regarding the jury waiver provision before entering into the applicable Series Interest Subscription Agreement.

If you bring a claim against the company in connection with matters arising under the applicable Series Interest Subscription Agreement or Operating Agreement, including claims under the federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the company. If a lawsuit is brought against the company under one of those agreements, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if the jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the applicable Series Interest Subscription Agreement or Operating Agreement with a jury trial. No condition, stipulation or provision of the applicable Series Interest Subscription Agreement or Operating Agreement serves as a waiver by any holder of the company's securities or by the company of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

In addition, when the units are transferred, the transferee is required to agree to all the same conditions, obligations, and restrictions applicable to the units or to the transferor with regard to ownership of the units, that were in effect immediately prior to the transfer of the units, including the applicable Series Interest Subscription Agreement and the Operating Agreement.

DILUTION

Dilution means a reduction in value, control, or earnings of the units the investor owns.

As of the date of this Offering Circular, Ark7 owns 100% of the Company's membership interests. Those membership interests are not connected to any specific Series Interest. Investors in this offering will be acquiring Series Interests for the Series included on the cover page to this Offering Circular. The economic rights of each Series Interest will be based on the corresponding Underlying Asset.

Accordingly, investors will experience dilution only as a result of (i) the issuance of additional Series Interests for the applicable Series, and (ii) the conversion of any Series Interests previously issued pursuant to Regulation D, each of which increases the total number of Series Interests outstanding for that Series. As discussed under "Securities Being Offered - Prior Offerings and Conversion of Series Interests," such conversions may increase the number of Series Interests outstanding immediately prior to or concurrently with the initial closing of this Regulation A offering. Following conversion, all Series Interests will have the same rights, preferences and restrictions.

PLAN OF DISTRIBUTION

As described below the company is offering up to a certain amount of units of each series at a price described below per series interest. There is no minimum investment amount, however each investor much purchase at least one series interest.

Series	Maximum Number of Units Offered per Series	Price per Interest	Minimum Investment
Series #PJI26	24,250	$ 20.00	One Series Interest per investor.
Series #QXU34	74,000	$ 20.00	One Series Interest per investor.

The company plans to market the securities directly on a "best efforts" basis. The company intends to use its website and apps to offer the Series Interests to eligible investors. The company's officers, directors, employees, and advisors may participate in the offering. When applicable, the company intends to prepare written materials and respond to investors after the investors initiate contact with the company, however the company's officers, directors, employees and advisors will not orally solicit investors. As of the date of this Offering Circular the company has not prepared any written materials.

The Offering Circular will be furnished to prospective investors in this offering via download 24 hours a day, 7 days a week on the company's website www.ark7.com. Prospective investors may subscribe for the company units in this offering only through the website. In order to subscribe to purchase our interests, a prospective investor must electronically complete, sign and deliver to us an executed subscription agreement like the one attached to this Offering Statement, of which this Offering Circular is part, as Exhibit 4.1 and wire funds for its subscription amount in accordance with the instructions provided therein.

We reserve the right to reject any investor's subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a "qualified purchaser" for purposes of Section 18(b)(4)(D)(ii) of the Securities Act, or for other factors such as, but not limited to, investors providing incorrect payment information, or the investor not satisfying AML/KYC screening criteria. If the offering terminates or if any prospective investor's subscription is rejected, all funds received from such investors will be returned without interest or deduction.

Further, pursuant to section 6 in the applicable Series Interest Subscription Agreement, the subscriptions are irrevocable by the investor.

After each closing, funds tendered by investors will be available to the company for its use.

The offering will terminate at the earlier of (i) the date at which the maximum offering amount has been sold, (ii) the date at which the offering is earlier terminated by the company, in its sole discretion or (iii) the date that is three years from this offering being qualified by the SEC.

The company is conducting a continuous offering, in which it intends to accept investor funds until the offering is terminated. As there is no minimum, the company may, in its sole discretion, undertake one or more closings on a rolling basis, regardless of the amount of funds, and intends to affect a close every 7 business days and, after each closing, funds tendered by investors will be available to the company, and interests will be issued to investors. The initial closing will occur as soon as funds clear. We expect to hold subsequent closings every 7 business days. Assuming additional information does not need to be provided for due diligence (AML/KYC) and the investment has been funded it will take up to 3 business days to determine whether a subscription agreement has been accepted or rejected. In the event additional information is required from the subscriber, within 3 business days, the company will reach out to the subscriber for that information.

Each closing involves administrative burden to the company, and so the company intends to use periodic closings to reduce that burden, allowing the company to place more focus on its real estate operations.

As noted above, the company intends to effect closings every 7 days, but may undertake additional closings upon considering certain factors, such as:

  The amount of money contained in the company's segregated account of the applicable Series Interest; and
  The number of subscriptions received.

The company has not engaged commissioned sales agents or broker-dealers and, in conjunction with its associated persons, plans to conduct and distribute the Offering through the Ark7 platform. The associated persons of our Managing Member will not receive any commission or any other remuneration in relation to this offering. In offering the securities on our behalf, the associated persons of the Managing Member will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended. No other affiliated entity involved in the offer and sale of the membership interests is currently a member firm of FINRA and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the membership interests. Where appropriate, in order to conduct the offering, the company intends to register with state securities regulators as an Issuer-Dealer or register one or more of its associated persons, including the Managing Member, where required, with state securities regulators as an Issuer-Agent.

The company will perform the following administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services:

  Review investor information, including KYC ("Know Your Customer") data, perform AML ("Anti Money Laundering") and other compliance background checks, and provide a recommendation to the company whether or not to accept an investor as a customer.
  Review each investor's applicable Series Interest Subscription Agreement to confirm such investor's participation in the offering and provide a determination to the company whether or not to accept the use of the applicable Series Interest Subscription Agreement for the investor's participation.
  Contact and/or notify the company, if needed, to gather additional information or clarification on an investor;
  Not provide any investment advice nor any investment recommendations to any investor;
  Keep investor details and data confidential and not disclose to any third-party except as required by regulators or in its performance pursuant to the terms of the agreement (e.g., as needed for AML and background checks); and
  Coordinate with third party providers to ensure adequate review and compliance.

Selling Security Holders

No securities are being sold for the account of security holders; all net proceeds of this offering will go to the company.

Transfer Agent

The company has engaged izoo, LLC as its transfer agent.

Process of Subscribing

After the offering Statement has been qualified by the Commission, the company will accept tenders of funds to purchase the Series Interests.

Investors will be required to complete an applicable Series Interest Subscription Agreement in order to invest. The applicable Series Interest Subscription Agreement includes a representation by the investor to the effect that, if the investor is not an "accredited investor" as defined under securities law, the investor is investing an amount that does not exceed the greater of 10% of their annual income or 10% of their net worth (excluding the investor's principal residence).

To subscribe for the Series Interests, each prospective investor must:

  Go to https://www.ark7.com, complete user registration;
  Complete profile setup and link a bank account;
  Navigate to open prospective offering page, click on the "Buy" button; that will open the subscribe panel;
  Complete subscribe information and review and sign the applicable Series Interest Subscription Agreement;
  Based on your account status, the company may ask an Investor to provide identification or accreditation proof documents before accepting the subscription.

Any potential investor will have ample time and is advised to review the applicable Series Interest Subscription Agreement, along with their counsel, prior to making any final investment decision.

The company may close on investments on a "rolling" basis (so not all investors will receive their Series Interests on the same date). Investors may subscribe by tendering funds by check, wire transfer, or ACH transfer to the segregated account controlled by the company until the company has accepted the investor's subscription. Assuming additional information does not need to be provided for due diligence (AML/KYC) and the investment has been funded it will take up to 3 business days to determine whether a subscription agreement has been accepted or rejected. In the event additional information is required from the subscriber, within 3 business days, the company will reach out to the subscriber for that information.

Upon closing, funds tendered by investors will be made available to the company for its use. The company has the right to refuse to sell the Series Interests to any prospective investor or for any reason in its sole discretion, including, without limitation, if such prospective investor does not promptly supply all information requested by the company in connection with such prospective investor subscription.

In addition, in the company's sole discretion, it may establish a limit on the purchase of Series Interests by particular prospective investors. The following limits have been established for the Series Interests as set forth in their respective Series Designations:

Series	Limit (A prospective investor may not purchase more than the amount set forth below).	Application of the Purchase Limit
Series #TPVS2	19.9%	All investors are subject to this limit
Series #ESMYO	19.9%	All investors are subject to this limit
Series #6MWZZ	19.9%	All investors are subject to this limit
Series #BULMO	19.9%	All investors are subject to this limit
Series #ICBTL	19.9%	All investors are subject to this limit
Series #NETKE	19.9%	All investors are subject to this limit
Series #DJGLA	19.9%	All investors are subject to this limit
Series #HEEMV	19.9%	All investors are subject to this limit
Series #8S8XK	19.9%	All investors are subject to this limit
Series #IDUG0	19.9%	All investors are subject to this limit
Series #LOZV7	19.9%	All investors are subject to this limit
Series #9WWAJ	19.9%	All investors are subject to this limit
Series #UZMTK	19.9%	All investors are subject to this limit
Series #JVI51	19.9%	All investors are subject to this limit
Series #PJI26	19.9%	All investors are subject to this limit
Series #QXU34	19.9%	All investors are subject to this limit

No Escrow

The company has not established an escrow account or hired an escrow agent to hold funds tendered by investors. Funds will be held in a segregated account controlled by the company until the company has accepted the investor's subscription. At that time, those funds will be available to the company.

Forum Selection Provision

The applicable Series Interest Subscription Agreement that investors will execute in connection with the offering includes a forum selection provision that requires any claims against the company based on the Agreement to be brought in a state or federal court of competent jurisdiction in the State of California for the purpose of any suit, action or other proceeding arising out of or based upon the Agreement. Although the company believes the provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies and in limiting the company's litigation costs, to the extent it is enforceable, the forum selection provision may limit investors' ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The company has adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers to not lose a significant amount of time traveling to any particular forum so they may continue to focus on operations of the company. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. The company believes that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision may not be used to bring actions in state courts for suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Investors will not be deemed to have waived the company's compliance with the federal securities laws and the rules and regulations thereunder.

Jury Trial Waiver

The applicable Series Interest Subscription Agreement that investors will execute in connection with the offering provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the Agreement, including any claim under federal securities laws. By signing the applicable Series Interest Subscription Agreement, an investor will warrant that the investor has reviewed this waiver with the investor's legal counsel, and knowingly and voluntarily waives his or her jury trial rights following consultation with the investor's legal counsel. If the company opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law. In addition, by agreeing to the provision, subscribers will not be deemed to have waived the company's compliance with the federal securities laws and the rules and regulations promulgated thereunder.

USE OF PROCEEDS

Series #PJI26

The table below sets forth the uses of proceeds of the company's Series #PJI26 Interests.

Uses	Amount	Percent of Total Uses
Purchase Price of Property (1)(2)	$ 430,550.00	88.8%
Property Purchase Expenses (1)	$ 13,754.40	2.8%
Offering Expenses (3)	$ 20,950.00	4.3%
Sourcing Fee (4)	$ 14,550.00	3.0%
Property Improvements/Capital Expenditures	$ 3,000.00	0.6%
Operating Reserve	$ 2,195.60	0.5%
Total Amount	$ 485,000.00	100.0%

____________________

  Series #PJI26 acquired the property from a third-party seller and incurred customary acquisition and closing expenses, including title fees, inspection fees, agent fees, transfer taxes, and recording costs.
  From time to time, the Managing Member or its affiliates may advance funds to the Series to facilitate the acquisition of the property or to cover related expenses. Any such advances are generally documented as intercompany loans and may be reimbursed by the Series from available cash, including proceeds of this Offering, at the discretion of the Managing Member.
  Offering expenses include audit fees, legal fees, Edgarization fees, blue sky filing fees, and other customary offering-related costs. The company intends for the Series to be responsible only for a portion of these expenses, with any remaining amounts to be borne by the Managing Member or other series, without reimbursement.
  The Sourcing Fee represents a fee payable to the Asset Manager in connection with the identification, diligence, and negotiation of the property acquisition, as described in the Certificate of Designations for the Series.

The actual allocation of proceeds between acquisition costs, improvements, reserves, offering expenses, and reimbursements for amounts advanced on behalf of the Series may vary based on the timing and amount of funds raised, as well as the needs of the Series. To the extent the Managing Member or its affiliates have advanced funds, including through intercompany loans, a portion of the proceeds may be used to reimburse such advances. Any remaining proceeds will be applied toward property improvements, operating reserves, or other permitted uses as determined by the Managing Member in its discretion. The company reserves the right to adjust the use of proceeds if management believes such changes are in the best interests of the Series.

In the event that the proceeds from this Offering are less than the amounts estimated, the Series may allocate available funds among acquisition costs, improvements, reserves, reimbursements of advances, and other permitted uses in such proportions as the Managing Member determines to be in the best interests of the Series. To the extent the Managing Member or its affiliates have advanced funds on behalf of the Series, a portion of the proceeds may be used to reimburse such amounts; however, neither the Managing Member nor its affiliates are obligated to provide additional funding, nor is the Series obligated to fully reimburse any such advances.

If the total amount raised is less than the maximum offering amount, the Series may have limited funds available for operating reserves or planned improvements. This may reduce the cash available for repairs or renovations, depending on the operating performance of the property and the timing of expenditures. The Managing Member may, but is not required to, provide additional financial support or defer certain expenses to meet the operational needs of the Series.

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

The Series does not currently anticipate making payments to directors. Management fees and other ongoing expenses may be incurred in the discretion of the Managing Member and as permitted under the governing documents of the Series.

Series #QXU34

Series #QXU34 has entered into a Purchase and Sale Agreement dated September 24, 2026 with 552 El Camino Estate LLC to acquire the property located at 560 El Camino Real, Unit 208, San Carlos, CA 94070 for a purchase price of $1,307,027. The acquisition has not yet closed. The proceeds from this Offering will be used for the following purposes:

Uses	Amount	Percent of Total Uses
Purchase Price of Property (1)(2)	$ 1,307,027.00	88.3%
Property Purchase Expenses (1)	$ 43,650.00	2.9%
Offering Expenses (3)	$ 50,800.00	3.4%
Sourcing Fee (4)	$ 44,400.00	3.0%
Property Improvements/Capital Expenditures	$ 1,000.00	0.1%
Operating Reserve	$ 33,123.00	2.2%
Total Amount	$ 1,480,000.00	100.0%

____________________

  Series #QXU34 has entered into a binding agreement to acquire the property from a third-party seller. The acquisition has not yet closed. Offering proceeds are expected to be used to fund all or a portion of the purchase price and customary acquisition and closing expenses, including title fees, inspection fees, transfer taxes, recording costs and other customary expenses.
  From time to time, the Managing Member or its affiliates may advance funds to the Series to facilitate the acquisition of the property or to cover related expenses. Any such advances are generally documented as intercompany loans and may be reimbursed by the Series from available cash, including proceeds of this Offering, at the discretion of the Managing Member.
  Offering expenses include audit fees, legal fees, Edgarization fees, blue sky filing fees, and other customary offering-related costs. The company intends for the Series to be responsible only for a portion of these expenses, with any remaining amounts to be borne by the Managing Member or other series, without reimbursement.
  The Sourcing Fee represents a fee payable to the Asset Manager in connection with the identification, diligence, and negotiation of the property acquisition, as described in the Certificate of Designations for the Series.

The actual allocation of proceeds between acquisition costs, improvements, reserves and offering expenses may vary based on the timing and amount of funds raised, as well as the needs of the Series. Any remaining proceeds will be applied toward property improvements, operating reserves, or other permitted uses as determined by the Managing Member in its discretion. The company reserves the right to adjust the use of proceeds if management believes such changes are in the best interests of the Series.

In the event that the proceeds from this Offering are less than the amounts estimated, the Series may allocate available funds among acquisition costs, improvements, reserves and other permitted uses in such proportions as the Managing Member determines to be in the best interests of the Series, provided that completion of the acquisition will remain subject to the satisfaction or waiver of the applicable closing conditions.

If the total amount raised is less than the maximum offering amount, the Series may have limited funds available for operating reserves or planned improvements. This may reduce the cash available for repairs or renovations, depending on the operating performance of the property and the timing of expenditures. The Managing Member may, but is not required to, provide additional financial support or defer certain expenses to meet the operational needs of the Series.

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

The Series does not currently anticipate making payments to directors. Management fees and other ongoing expenses may be incurred in the discretion of the Managing Member and as permitted under the governing documents of the Series.

THE COMPANY'S BUSINESS

Company Overview - Our Mission

Ark7 Properties Advance LLC, a Delaware series limited liability company, was established on October 12, 2023 to expand access to real estate investment opportunities, allowing a broader audience to participate in the financial benefits of property ownership. Our mission is to build a reliable and accessible platform that democratizes real estate investment.

Ark7 Properties Advance LLC is managed and fully controlled by Ark7. As discussed further in the Series Limited Liability Company Agreement of Ark7 Properties Advance LLC dated March 17, 2022 (the "Operating Agreement"), Ark7 is the Managing Member of Ark7 Properties Advance LLC. Ark7 was incorporated in the State of Delaware on June 26, 2018. Ark7 operates a digital platform for real estate investment, making it simpler for investors to engage in property ownership. Ark7 acquires residential properties and conveys them to a Series of the Company to be offered to investors through the Ark7 platform. Ark7 believes this model enables investors to diversify their investment across various properties, helping to manage risk without the need for direct property management or mortgage commitments.

Ark7 performs all aspects of sourcing, analyzing, maintaining, and managing the properties we acquire. The Ark7 team conducts comprehensive evaluations of each potential property investment, examining a variety of financial, market, and demographic characteristics to inform our acquisition strategies. Each investment we make represents not only a financial opportunity but also a commitment to the communities where Ark7 properties are located. By investing in these areas, we contribute alongside our investors to community development and growth. As our network of engaged, like-minded investors expands, so too does our ability to access new investment and residential opportunities, enhancing value for our stakeholders and the communities we serve.

Series LLC Structure

Each property that Ark7 Properties Advance LLC acquires is held within a distinct series of our Delaware series limited liability company structure, created specifically to acquire and manage that residential property. Each series may own its specific property through a wholly-owned subsidiary, which is structured as a limited liability company under the laws of the state where the property is located.

As a Delaware series limited liability company, Ark7 Properties Advance LLC structures its operations so that the debts, liabilities, obligations, and expenses associated with a particular series are segregated and only enforceable against the assets of that series, as provided under Delaware law. This setup allows for financial and legal separation across different investments within our portfolio.

Ark7 Properties Advance LLC plans for each series to initially be treated as a corporation for U.S. federal income tax purposes, aiming for tax efficiency. However, if a series' real estate and potential income streams suggest that REIT status would be beneficial, we may elect to have that series taxed as a separate REIT. This approach allows us to consider the tax advantages specific to REITs, which may include benefits for our investors.

Should REIT status not be suitable, we may opt for the series to be taxed as a partnership. This alternative would involve using Schedule K-1 for tax reporting, which allows income, losses, deductions, and credits to pass through directly to investors, facilitating transparency in their personal tax obligations.

Our company focuses on the identification, acquisition, marketing, and management of individual residential properties, with each managed within its own series. This dedicated structure supports our efforts to manage the value of every single property for our investors effectively.

Investment Objectives

Ark7 Properties Advance LLC aims to offer its investors a range of carefully considered investment objectives, including:

  Consistent Cash Flow: Generating steady income from our managed properties.
  Value Growth: Fostering long-term capital appreciation through strategies that employ moderate to no leverage.
  Capital Preservation: Focusing on the preservation of capital through meticulous property selection and management practices.

While we strive to meet these objectives, it is important for investors to understand that the achievement of these goals cannot be guaranteed. The value of assets may fluctuate, and Ark7 Properties Advance LLC does not assure that the investment objectives will be achieved.

Investment Criteria

Ark7 Properties Advance LLC is committed to a strategic acquisition approach, focusing on properties that meet the following well-defined criteria as determined by Ark7:

  Property Type: Residential homes that align with our investment philosophy and management capabilities.
  Price Range: Properties priced between $150,000 and $3,000,000, allowing us to diversify our portfolio and cater to a broad market segment.
  Condition of Properties: Homes requiring little to no improvement post-acquisition, which helps in quick turnaround for rental readiness and reduces initial capital expenditure.
  Location Criteria: Properties located in desirable travel destinations or adjacent to universities. These locations typically benefit from consistent rental demand, potentially boosting the property's income-generating capability.

These criteria are designed to identify properties that are well-positioned to generate value for our investors through both steady rental income and potential for long-term appreciation. As we refine our acquisition strategy and respond to market conditions, these criteria may evolve to better align with our investment objectives and market opportunities.

Investment Strategy - Market Opportunities

Ark7 Properties Advance LLC's investment strategy is centered around the acquisition, management, and strategic operation of residential properties situated in vibrant and growing cities across the United States as determined by Ark7. Our approach is to identify and invest in markets that possess strong potential for long-term property value appreciation.

  Acquisition: We target properties that align with our investment criteria to ensure they meet our standards for potential return on investment.
  Management: Once acquired, each property is managed with an emphasis on maintaining high occupancy rates and enhancing the tenant experience, which supports sustained revenue generation.
  Selective Leverage: We utilize leverage to amplify cash on cash returns while maintaining a conservative debt profile, thereby managing financial risk effectively.
  Disposition: Properties are periodically reviewed for potential sale opportunities, especially when they reach peak valuation, in line with our strategic goal of capitalizing on market conditions to realize gains.

By focusing on dynamic urban environments where demographic trends indicate growth and resilience, Ark7 Properties Advance LLC aims to secure a portfolio of properties that are not only profitable but also benefit from the broader economic and social vibrancy of their respective locales. This strategic market focus is intended to maximize opportunities for our investors, though as with any investment, there are inherent risks and returns are not guaranteed.

Investment Process

Ark7 Properties Advance LLC utilizes a structured investment process to ensure that each property we consider aligns with our strategic objectives and investment criteria:

  Sourcing: Ark7, in collaboration with local real estate professionals, employs analysis tools to identify various investment opportunities. These opportunities range from individual homes listed on the MLS, newly constructed rental communities, and exclusive off-market deals, often sourced through a network developed by Ark7 in the industry.
  Due Diligence: Each potential investment undergoes an evaluation against our investment criteria. Our due diligence process focuses on the specifics of the chosen geographic and sub-market areas, assessing factors like local rental market dynamics and their potential impacts on property values. We perform analyses that include projected rental rates based on local comparables, property values, and an examination of risks such as title discrepancies, structural issues, and environmental hazards.
  Property Review: After due diligence, Ark7 reviews pertinent data and makes a decision to proceed with or halt the property acquisition.
  Property Acquisition and Renovation: Properties are acquired directly by our managed series utilizing related party and third-party debt financing, adhering to established acquisition protocols. Post-acquisition, necessary renovations are carried out to ensure the property meets our standards for rental readiness. This process is managed to minimize downtime and prepare the property for prompt leasing.
  Ongoing Management: Ark7 is responsible for maintaining property records, overseeing maintenance, managing tenant interactions, and ensuring compliance with local regulations. It also handles the listing and booking of properties on rental platforms like Zillow and Apartments.com.

Our Managing Member maintains comprehensive control over all investment decisions, guided by our overarching investment objectives and leverage policies.

Leverage Policy

Through our Leverage Policy, we aim to strategically utilize leverage via senior financing for our real estate acquisitions, secured credit facilities, and capital markets financing activities. Our strategy involves securing long-term, non-recourse leverage arrangements that are not subject to mark-to-market valuations, aiming for the most cost-effective options available.

We've implemented a borrowing limit, pledging not to surpass 65% of the higher value between the acquisition cost (pre-depreciation or other non-cash reserves adjustments) or the fair market value of our assets. This reflects our prudent approach to leveraging, ensuring financial strength.

Furthermore, we consider extending loans to our Asset Manager at fair market rates for investing in real estate properties on the Ark7 platform, up to the mortgage principal amount as needed, a decision subject to strategic evaluation. The Managing Member has the authority to review and adjust our leverage strategy in response to changing economic conditions or strategic priorities, keeping our policy aligned with investment goals.

Approval from the Managing Member is required for exceeding our leverage limit. Additionally, if assets initially acquired without leverage are eligible for financing under our policy, any excess proceeds beyond operational needs or reserves may be distributed to investors at the discretion of the Managing Member, in adherence to our leverage guidelines. This approach underscores our commitment to navigating real estate investment complexities while safeguarding the long-term interests of our investors.

Promotion and Incentive Programs

The Company may, from time to time, offer limited promotional or incentive programs in connection with the operation of its platform. These programs may include investment credits, temporary fee adjustments, or other ancillary benefits made available to platform users. Any such program will be limited in duration and may be changed or discontinued at any time.

These programs are operational features of the platform and are not part of the terms of the securities being offered under this Offering Circular. They do not modify, supplement, or otherwise affect the rights, preferences, obligations, or economic characteristics of any securities issued in this offering.

Promotional or incentive programs do not provide or imply any assurance of investment performance, protection against loss, or guaranteed income. Investors should not consider the availability of any such program when evaluating an investment in the securities offered hereby.

The Company may provide general information about promotional or incentive programs through its website, mobile application, or other permitted communications. These materials are provided solely for informational purposes and do not form part of this Offering Circular. If any inconsistency arises between such communications and this Offering Circular, the disclosures contained in this Offering Circular shall control.

Operating Policies

Credit Risk Management: Each Series is exposed to varying levels of credit and special hazard risk. The Managing Member assesses and monitors credit risk and other loss-related risks associated with each investment. The Managing Member will oversee the overall credit risk and provision for loss levels.

Additional Borrowings: Each series may explore financing or refinancing existing debt, including mortgages, with additional debt financing, either from an affiliate or a third party. Any third-party mortgages or debt instruments entered into by a series, or the company on behalf of a series, will likely be secured directly or indirectly by a security interest in the title of the property and other assets of the series.

Asset Management Fee

The Asset Manager will be entitled to an annual asset management fee from each series, calculated as 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement.

Operating Expenses

Each series within Ark7 Properties Advance LLC will bear the costs and expenses associated with its activities, including but not limited to:

  Management fees, audit expenses, and report preparation costs for the series property.
  Insurance premiums.
  Withholding or transfer taxes, as well as governmental fees.
  Legal fees and settlement costs for litigation or regulatory matters related to the series.
  Fees for a third-party registrar and transfer agent, if appointed.
  Indemnification payments.
  Interest or financing expenses.
  Potential HOA or association fees.
  Regulatory or permitting fees for operating short-term rentals.
  Costs for third-party services engaged by the Asset Manager.
  Any other expenses deemed as Operating Expenses by the Asset Manager.

The Managing Member will cover its own ordinary expenses. If Operating Expenses exceed the series property's revenues and cannot be covered by reserves, the Managing Member may either pay the expenses without seeking reimbursement, loan the amount to the series with reasonable interest, or issue additional interests in the series to cover the shortfall.

Conflicts of Interest

Conflicts of interest may exist now or arise in the future involving the manager, its affiliates, and our officers and/or directors who also hold positions with the Managing Member. These conflicts could include:

  Our executive officers serve as officers of other entities affiliated with the Managing Member. This could lead to conflicts regarding agreements and arrangements with the manager and its affiliates, potentially affecting the terms negotiated.
  Our executive officers are not obligated to allocate specific time to our affairs, which may result in competition for their attention between our business and other ventures managed by the manager or its affiliates. Consequently, we may not receive the level of support we would if managed internally.
  Some or all series acquiring properties from the manager or its affiliates. The Managing Member may acquire, repair, and improve properties before reselling them to a series at a price determined by the manager or its affiliate, possibly at a premium. This arrangement may lead to a misalignment of interests between the manager and the series or its investors.
  The possibility of the Managing Member establishing additional vehicles with similar investment goals, potentially resulting in overlapping objectives. If we have sufficient capital, properties suitable for us will be allocated accordingly.
  The Managing Member conducts promotions allowing investors to rent series properties at reduced rates for marketing purposes. While this could enhance the Company's visibility, it might reduce rental income and property performance.
  The Managing Member's limited responsibilities as outlined in the operating agreement, with no liability beyond specified duties. We are obligated to reimburse and indemnify the manager and its affiliates for expenses and losses, except in cases of egregious misconduct, potentially exposing us to poor performance or losses for which the Managing Member would not be held responsible.

SERIES PROPERTIES BEING OFFERED

Property Overview - Series #PJI26

Timeline

  On Dec 16, 2025, Ark7 Properties LLC established Series #PJI26 for the purpose of acquiring the property located at 2705 Willow Ln, Melissa, TX 75454 (the "Willow Ln Property") from a third-party seller.
  Ark7, the company's Managing Member and Series #PJI26 entered into an inter-company loan agreement on Jan 7, 2026, pursuant to which Ark7 loaned Series #PJI26 $450,000 for the purpose of purchasing the Mabel Property.
  Ark7 Properties Advance LLC - Series #PJI26 acquired a property located at 2705 Willow Ln, Melissa, TX 75454. The transaction for this purchase was completed on Jan 7, 2026, with a sale price of $430,550.

The above information is preliminary and should not be considered indicative of future performance.

Property Summary

Address of Property	2705 Willow Ln, Melissa, TX 75454

Type of Property	Single Family Home

Square Foot	2,221 square feet

HOA	The total annual assessments paid to the community association are $690 per year, paid monthly.

Configuration	4 bedrooms and 3 bathrooms

Capital improvements intended to be made by Ark7	Capital improvements may include new appliances and cosmetic improvements as well as various punch list items throughout the property.

Total amount intended to be spent on capital improvements by Ark7	$ 3,000.00

Debt on property	$ 260,100.00 from third-party lenders.

Property Listing	The property is intended to be operated as a residential rental property following qualification of the offering.

Sale of Property	In the event the company decides to sell the property, approval from the Series #PJI26 holders will not be sought.

Property History

The single family home located at 2705 Willow Ln, Melissa, TX 75454. The Willow Ln Property was built in 2020. The Willow Ln Property expects to incur approximately $3,000.00 of costs related to certain improvement projects to the property. Prior to acquisition by Series #PJI26, the property was owner-occupied and was not historically operated as a rental property.

Acquisition of the Willow Ln Property

Series #PJI26 completed the acquisition of the Willow Ln Property on January 7, 2026. The acquisition of the Willow Ln Property was funded via a cash payment in the amount of $430,550.00. The Willow Ln Property is being held by Series #PJI26. See the "Use of Proceeds" section below for additional information regarding anticipated expenses and uses of offering proceeds.

Property Components & Capital Expenditures

The Willow Ln Property was inspected by a licensed professional, and the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost, a capital expenditure, for this property will total approximately $3,000.00. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Series #PJI26.

Asset Manager

The Managing Member appointed the Asset Manager to manage the Willow Ln Property. Ark7 has entered into an Asset Management Agreement with the Asset Manager. Pursuant to the terms of the Asset Management Agreement, the Series will pay the Asset Manager an annual fee (in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement) for managing the Willow Ln Property.

Property Operations and Hold Period

The Company intends to operate the Willow Ln Property as a rental property following qualification of the offering. The Willow Ln Property will be listed for rent at $3,400 per month ($40,800 annually), consistent with similar single family homes in Melissa, TX.

The Managing Member anticipates that this property's Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $800 per month. This estimate is based on the Managing Members due diligence calculations and does not include the $3,000.00 that the company anticipates will be needed for final renovations and will be deemed a capital expenditure. For information relating to our capital expenditure expectations, see "Property Components & Capital Expenditures" above.

We intend to hold the Willow Ln Property for 10 or more years during which time, we will operate the Willow Ln Property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined in the Operating Agreement) to Series #PJI26 interest holders. The determination as to when the Willow Ln Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Managing Member may determine that it is in the best interests of shareholders to sell the Willow Ln Property earlier than 10 years or to hold the property for more than 10 years.

Market Overview

As of January 1, 2026, the latest data from various sources indicates a steady and expanding housing market in Melissa, TX 75454. While not specific to this property, insights from Redfin, Zillow, Realtor.com, and local market data reflect broader trends influencing this fast growing North Texas suburb.

  In January 2026, the median home sale price for single family homes in the 75454 ZIP code was approximately $492,000, reflecting a 3.2 percent increase compared to the previous year. Four bedroom, three bathroom homes typically ranged from $460,000 to $550,000 depending on builder upgrades, lot size, and overall condition. A property such as 2705 Willow Ln generally falls within this pricing range based on size and neighborhood positioning.
  Melissa continues to benefit from strong residential growth and its proximity to McKinney and the greater Dallas Fort Worth metro area. The city attracts buyers seeking newer homes, highly rated schools, and relative affordability compared to inner ring Dallas suburbs.
  Market activity remains active, with average days on market around twenty seven days as of January 2026, compared to thirty two days during the prior year. Approximately twenty nine percent of homes sold above their listing prices, reflecting sustained buyer demand for move in ready properties.
  According to recent United States Census estimates, Melissa's population reached approximately twenty six thousand residents entering 2026, supported by continued home construction and employment growth across Collin County.
  Active listings in the 75454 ZIP code increased by roughly six percent year over year, offering buyers modestly more inventory while maintaining competitive but balanced conditions.
  As of January 2026, the average rent for a four bedroom single family home in Melissa was approximately $2,650 per month, representing a 3.8 percent increase compared to January 2025.

Property Overview - Series #QXU34

Timeline

  On September 24, 2026, Ark7 Properties Advance LLC - Series #QXU34 entered into a Purchase and Sale Agreement with 552 El Camino Estate LLC for the acquisition of the property located at 560 El Camino Real, Unit 208, San Carlos, CA 94070 (the "El Camino Real 208 Property") for a purchase price of $1,307,027. As of the date of this Offering Circular, Series #QXU34 has not completed the acquisition of the El Camino Real 208 Property.

The above information is preliminary and should not be considered indicative of future performance.

Property Summary

Address of Property	560 El Camino Real, Unit 208, San Carlos, CA 94070

Type of Property	Condominium

Square Foot	1,350 square feet

HOA	The total annual assessments paid to the community association are $6,072 per year, paid monthly.

Configuration	2 bedrooms and 2 bathrooms

Capital improvements intended to be made by Ark7	Capital improvements may include new appliances and cosmetic improvements as well as various punch list items throughout the property.

Total amount intended to be spent on capital improvements by Ark7	$ 1,000.00

Debt on property	N/A

Property Listing	The property is intended to be operated as a residential rental property following completion of the acquisition.

Sale of Property	In the event the company decides to sell the property, approval from the Series #QXU34 holders will not be sought.

Property History

The El Camino Real 208 Property is a condominium unit located at 560 El Camino Real, Unit 208, San Carlos, CA 94070.

Proposed Acquisition of the El Camino Real 208 Property

Series #QXU34 entered into a Purchase and Sale Agreement dated September 24, 2026 to acquire the El Camino Real 208 Property for a purchase price of $1,307,027. The acquisition has not yet closed. The Series' obligation to complete the acquisition is subject to the satisfaction or waiver of the conditions set forth in the Purchase and Sale Agreement, including the availability of sufficient funds to close. See the "Use of Proceeds" section above for additional information regarding the anticipated funding of the acquisition.

Property Components & Capital Expenditures

The El Camino Real 208 Property was inspected by a licensed professional, and the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost, a capital expenditure, for this property will total approximately $1,000.00. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Series #QXU34.

Asset Manager

The Managing Member appointed the Asset Manager to manage the El Camino Real 208 Property. Ark7 has entered into an Asset Management Agreement with the Asset Manager. Pursuant to the terms of the Asset Management Agreement, the Series will pay the Asset Manager an annual fee (in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement) for managing the El Camino Real 208 Property.

Property Operations and Hold Period

The Company intends to operate the El Camino Real 208 Property as a rental property following completion of the acquisition. The El Camino Real 208 Property will be listed for rent at $6,250 per month ($75,000 annually), consistent with similar condominiums in San Carlos, CA.

The Managing Member anticipates that this property's Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $500 per month. This estimate is based on the Managing Members due diligence calculations and does not include the $1,000.00 that the company anticipates will be needed for final renovations and will be deemed a capital expenditure. For information relating to our capital expenditure expectations, see "Property Components & Capital Expenditures" above.

We intend to hold the El Camino Real 208 Property for 10 or more years during which time, we will operate the El Camino Real 208 Property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined in the Operating Agreement) to Series #QXU34 interest holders. The determination as to when the El Camino Real 208 Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Managing Member may determine that it is in the best interests of shareholders to sell the El Camino Real 208 Property earlier than 10 years or to hold the property for more than 10 years.

Market Overview

As of October 2026, the latest data from various sources indicates a competitive housing market in San Carlos, CA 94070. While not specific to this property, insights from Redfin, Zillow, Realtor.com, and local market reports reflect broader market trends.

  In September 2026, the median sale price for condominiums and townhomes in San Carlos was approximately $800,000, with an average sale price of $965,400. Newer luxury condominiums can command significantly higher prices.
  The San Carlos housing market remains competitive, supported by strong demand, limited inventory, and proximity to major employment centers in Silicon Valley and San Francisco.
  Based on recent U.S. Census estimates, San Carlos had a population of approximately 30,000 residents in 2026.
  The local economy benefits from employment in technology, biotechnology, healthcare, and professional services throughout the San Francisco Peninsula.
  Active residential listings in San Carlos reached approximately 54 properties in September 2026, representing a 4.4% increase compared to the previous year.
  Properties in San Carlos averaged approximately 25 days on the market in September 2026, reflecting continued buyer interest.
  As of October 2026, monthly rents for newer luxury two bedroom condominiums in San Carlos are estimated at approximately $5,500 to $6,500. Comparable units at 560 El Camino Real have been listed for approximately $6,250 to $6,500 per month, reflecting the property's modern finishes, desirable location, and premium amenities.

THE COMPANY'S PROPERTIES

  On October 13, 2023, Ark7 Properties Advance LLC - Series #TPVS2 purchased an investment property located at 20 N State St, Unit 307, Chicago, IL 60602 for $208,500. The property is a condominium.
  On October 8, 2024, Ark7 Properties Advance LLC - Series #ESMYO purchased an investment property located at 177 E Sweden St, Walnut Springs, TX 76690 for $220,180. The property is a single family home.
  On October 8, 2024, Ark7 Properties Advance LLC - Series #6MWZZ purchased an investment property located at 112 W Sweden St, Walnut Springs, TX 76690 for $218,000. The property is a single family home.
  On August 19, 2024, Ark7 Properties Advance LLC - Series #BULMO purchased an investment property located at 27308 Barre Dr, Menifee, CA 92584 for $630,000. The property is a single family home.
  On August 9, 2024, Ark7 Properties Advance LLC - Series #ICBTL purchased an investment property located at 215 Piedmont Ave NE, Unit 1503, Atlanta, GA 30308 for $265,000. The property is a condominium.
  On September 20, 2024, Ark7 Properties Advance LLC - Series #NETKE purchased an investment property located at 1986 Old Dogwood, Jonesboro, GA 30238 for $240,000. The property is a townhouse.
  On September 26, 2024, Ark7 Properties Advance LLC - Series #DJGLA purchased an investment property located at 215 Piedmont Ave NE, #902, Atlanta, GA 30308 for $245,000. The property is a condominium.
  On September 26, 2024, Ark7 Properties Advance LLC - Series #HEEMV purchased an investment property located at 215 Piedmont Ave NE, #609, Atlanta, GA 30308 for $250,000. The property is a condominium.
  On January 9, 2025, Ark7 Properties Advance LLC - Series #8S8XK purchased an investment property located at 202 Henderson St, Bonham, TX 75418 for $212,550. The property is a townhouse.
  On January 9, 2025, Ark7 Properties Advance LLC - Series #IDUG0 purchased an investment property located at 204 Henderson St, Bonham, TX 75418 for $212,550. The property is a townhouse.
  On January 9, 2025, Ark7 Properties Advance LLC - Series #LOZV7 purchased an investment property located at 208 Henderson St, Bonham, TX 75418 for $212,550. The property is a townhouse.
  On February 28, 2025, Ark7 Properties Advance LLC - Series #9WWAJ purchased an investment property located at 1009 Hanover Dr, Forney, TX 75126 for $288,000. The property is a single family home.
  On August 11, 2025, Ark7 Properties Advance LLC - Series #UZMTK purchased an investment property located at 3513 San Lucas Ln, Denton, TX 76208 for $390,220. The property is a single family home.
  On July 30, 2025, Ark7 Properties Advance LLC - Series #JVI51 purchased an investment property located at 521 Big Horn Pass, Denton, TX 76210 for $423,792. The property is a single family home.
  On January 7, 2026, Ark7 Properties Advance LLC - Series #PJI26 purchased an investment property located at 2705 Willow Ln, Melissa, TX 75454 for $430,550. The property is a single family home.
  On September 24, 2026, Ark7 Properties Advance LLC - Series #QXU34 entered into a Purchase and Sale Agreement to acquire the condominium unit located at 560 El Camino Real, Unit 208, San Carlos, CA 94070 for $1,307,027. As of the date of this Offering Circular, the acquisition has not yet closed.

As of the date of this Offering Circular, Ark7 Inc., the company's Asset Manager and Managing Member, does not own any additional properties and does not intend to acquire additional properties for the acquisition of company or any future series of the company.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of the financial statements and financial condition of Ark7 Properties Advance LLC and results of its operations together with: (i) its financial statements and related notes appearing at the end of this Offering Circular and (ii) the pro forma consolidated financial statements appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting the company's current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled "Risk Factors" and elsewhere in this Offering Circular.

Overview

Ark7 Properties Advance LLC was formed on October 12, 2023 ("Inception") in the State of Delaware. Ark7 Properties Advance LLC is an investment vehicle which intends to enable investors to own fractional ownership of a specific real estate property. This lowers the cost-of-entry and minimizes the time commitment for real estate investing. An investment in the company entitles the investor to the potential economic benefits normally associated with direct property ownership, while requiring no investor involvement in asset or property management.

Ark7 is the company's Managing Member. As the company's Managing Member, it will manage the company's day-to-day operations. Ark7 is also the Managing Member of each Series and the Asset Manager of each Series and will manage each property that a Series acquires.

Emerging Growth Company

If the company becomes subject to the ongoing reporting requirements of the Exchange Act, we will qualify as an "emerging growth company" under the JOBS Act. As a result, we will be permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

  have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
  comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
  submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1.07 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our interests that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1.07 billion in non-convertible debt during the preceding three year period.

Operating Results - six months ended June 30, 2026 and 2025

Revenues are generated at the series level. For the six months ended June 30, 2026 and 2025, the Series aggregated together generated $198,614 and $120,975, respectively, in revenues.

These revenues were generated by rental income across each Series as set out below:

Series	Gross Rental Income as of June 30, 2026	Gross Rental Income as of June 30, 2025
#6MWZZ	$ 9,000	$ 7,900
#8S8XK	$ 8,400	$ 0
#9WWAJ	$ 23,076	$ 15,384
#BULMO	$ 19,640	$ 19,200
#DJGLA	$ 16,213	$ 16,224
#ESMYO	$ 5,066	$ 5,284
#HEEMV	$ 16,037	$ 17,147
#ICBTL	$ 17,384	$ 16,326
#IDUG0	$ 8,400	$ 0
#JVI51	$ 15,900	$ 0
#LOZV7	$ 9,000	$ 0
#NETKE	$ 10,470	$ 10,470
#PJI26	$ 10,639	$ 0
#TPVS2	$ 13,755	$ 13,040
#UZMTK	$ 15,635	$ 0

Over this same period, each series incurred expenses from operations of the series, as well as professional expenses related to undertaking the Series offering. Expenses from operations of the properties, such as utilities, repairs and maintenance, insurance, and property tax amounted to:

Series	Expenses Relating to Operating of the Property as of June 30, 2026	Expenses Relating to Operating of the Property as of June 30, 2025
#6MWZZ	$ 2,806	$ 2,406
#8S8XK	$ 2,510	$ 2,365
#9WWAJ	$ 6,585	$ 4,436
#BULMO	$ 7,316	$ 7,498
#DJGLA	$ 8,751	$ 5,550
#ESMYO	$ 4,486	$ 1,982
#HEEMV	$ 10,022	$ 7,361
#ICBTL	$ 9,132	$ 6,012
#IDUG0	$ 2,542	$ 2,366
#JVI51	$ 6,121	$ 338
#LOZV7	$ 2,620	$ 2,419
#NETKE	$ 2,563	$ 2,216
#PJI26	$ 4,783	$ 0
#TPVS2	$ 5,933	$ 6,909
#UZMTK	$ 5,487	$ (84)

When including all expenses, such as legal and professional fees, general and administrative expenses, depreciation, and interest expense to Ark7, against revenues during this period, resulted in net income of the following:

Series	Net Income (Loss) as of June 30, 2026	Net Income (Loss) as of June 30, 2025
#6MWZZ	$ 2,029	$ (21,654)
#8S8XK	$ 2,218	$ (11,944)
#9WWAJ	$ 12,147	$ (3,047)
#BULMO	$ 6,453	$ (49,470)
#DJGLA	$ 4,820	$ (19,964)
#ESMYO	$ (2,005)	$ (21,895)
#HEEMV	$ 2,289	$ (18,570)
#ICBTL	$ 4,474	$ 6,445
#IDUG0	$ (19,302)	$ (14,387)
#JVI51	$ 5,128	$ (338)
#LOZV7	$ 2,320	$ (15,824)
#NETKE	$ 5,423	$ (19,019)
#PJI26	$ (22,538)	$ 0
#TPVS2	$ 4,183	$ 2,285
#UZMTK	$ (31,241)	$ 84

Operating Results - year ended December 31, 2025 and 2024

Revenues are generated at the series level. For the year ended December 31, 2025 and 2024, the Series aggregated together generated $255,490 and $50,052, respectively, in revenues.

These revenues were generated by rental income across each Series as set out below:

Series	Gross Rental Income as of December 31, 2025	Gross Rental Income as of December 31, 2024
#6MWZZ	$ 16,900	$ 0
#8S8XK	$ 0	$ 0
#9WWAJ	$ 38,460	$ 0
#BULMO	$ 40,509	$ 9,600
#DJGLA	$ 25,097	$ 2,764
#ESMYO	$ 14,018	$ 87
#HEEMV	$ 27,507	$ 2,822
#ICBTL	$ 26,518	$ 6,654
#IDUG0	$ 0	$ 0
#JVI51	$ 12,000	$ 0
#LOZV7	$ 0	$ 0
#NETKE	$ 20,940	$ 5,875
#PJI26	$ 0	$ 0
#TPVS2	$ 27,085	$ 22,250
#UZMTK	$ 6,456	$ 0

Over this same period, each series incurred expenses from operations of the series, as well as professional expenses related to undertaking the Series offering. Expenses from operations of the properties, such as utilities, repairs and maintenance, insurance, and property tax amounted to:

Series	Expenses Relating to Operating of the Property as of December 31, 2025	Expenses Relating to Operating of the Property as of December 31, 2024
#6MWZZ	$ 4,547	$ 1,108
#8S8XK	$ 5,006	$ 0
#9WWAJ	$ 12,760	$ 0
#BULMO	$ 15,133	$ 7,881
#DJGLA	$ 11,175	$ 2,775
#ESMYO	$ 4,830	$ 1,054
#HEEMV	$ 16,046	$ 3,373
#ICBTL	$ 12,961	$ 4,168
#IDUG0	$ 4,890	$ 0
#JVI51	$ 6,171	$ 0
#LOZV7	$ 4,998	$ 0
#NETKE	$ 3,627	$ 2,505
#PJI26	$ 0	$ 0
#TPVS2	$ 12,817	$ 7,443
#UZMTK	$ 5,460	$ 0

When including all expenses, such as legal and professional fees, general and administrative expenses, depreciation, and interest expense to Ark7, against revenues during this period, resulted in net income of the following:

Series	Net Income (Loss) as of December 31, 2025	Net Income (Loss) as of December 31, 2024
#6MWZZ	$ (21,101)	$ (7,734)
#8S8XK	$ (41,161)	$ (229)
#9WWAJ	$ (31,867)	$ 0
#BULMO	$ (47,192)	$ (24,459)
#DJGLA	$ (22,531)	$ (8,714)
#ESMYO	$ (21,433)	$ (7,929)
#HEEMV	$ (22,623)	$ (9,425)
#ICBTL	$ 3,753	$ (34,359)
#IDUG0	$ (23,507)	$ (229)
#JVI51	$ (48,717)	$ 0
#LOZV7	$ (50,829)	$ (229)
#NETKE	$ (15,554)	$ (4,015)
#PJI26	$ (2,000)	$ 0
#TPVS2	$ 4,532	$ (28,280)
#UZMTK	$ (20,677)	$ 0

Liquidity and Capital Resources

Each Series has allocated funds to establish property management reserves. These funds are designed to mitigate future financial uncertainties associated with property-related expenses, including maintenance, repairs, enhancements, or unanticipated costs. The aim is to maintain the properties in satisfactory condition, prevent financial strain, and preclude the necessity for immediate supplementary contributions from investors or owners due to substantial, unexpected expenses. As of June 30, 2026, the balance of the property management reserve by Series was:

Series	Cash and Property Management Reserve as of June 30, 2026
#6MWZZ	$ 276
#8S8XK	$ 3,381
#9WWAJ	$ 4,663
#BULMO	$ 5,128
#DJGLA	$ 11,233
#ESMYO	$ (49)
#HEEMV	$ 10,586
#ICBTL	$ 11,680
#IDUG0	$ 4,683
#JVI51	$ 11,462
#LOZV7	$ 4,928
#NETKE	$ 3,788
#PJI26	$ 3,803
#TPVS2	$ 1,999
#UZMTK	$ 5,414

An additional $0 of cash is held by Ark7 Properties Advance LLC that is not assigned to a specific series.

Down Payment Loan Payables

The Parent Company provide initial funding required for property acquisitions and structured this as a down payment loan to APAL and its series. Borrowers are authorized to use the Parent Company's bank checking account for property acquisition purpose.

Series #6MWZZ

On October 8, 2024, the APAL - Series #6MWZZ executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APAL - Series #6MWZZ borrowed $220,000 at 10% interest with a maturity of October 7, 2025. The loan was paid off in 2025, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2025 and 2024 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2024 was $1,477 and $5,123, respectively.

Series #8S8XK

On January 9, 2025, the APAL - Series #8S8XK executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APAL - Series #8S8XK borrowed $220,000 at 10% interest with a maturity of January 8, 2026. The loan was paid off in 2025, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2025 and 2024 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2024 was $6,600 and $0, respectively.

Series #9WWAJ

On February 28, 2025, the APAL - Series #9WWAJ executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APAL - Series #9WWAJ borrowed $290,000 at 10% interest with a maturity of February 27, 2026. The loan was paid off in 2025, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2025 and 2024 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2024 was $12,236 and $0, respectively.

Series #BULMO

On August 19, 2024, the APAL - Series #BULMO executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APAL - Series #BULMO borrowed $640,000 at 10% interest with a maturity of August 18, 2025. The loan was paid off in 2025, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2025 and 2024 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2024 was $0 and $18,745, respectively.

Series #DJGLA

On September 26, 2024, the APAL - Series #DJGLA executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APAL - Series #DJGLA borrowed $255,000 at 10% interest with a maturity of September 25, 2025. The loan was paid off in 2025, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2025 and 2024 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2024 was $3,544 and $6,777, respectively.

Series #ESMYO

On October 8, 2024, the APAL - Series #ESMYO executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APAL - Series #ESMYO borrowed $230,000 at 10% interest with a maturity of October 7, 2025. The loan was paid off in 2025, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2025 and 2024 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2024 was $0 and $5,356, respectively.

Series #HEEMV

On September 26, 2024, the APAL - Series #HEEMV executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APAL - Series #HEEMV borrowed $260,000 at 10% interest with a maturity of September 25, 2025. The loan was paid off in 2025, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2025 and 2024 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2024 was $890 and $6,910, respectively.

Series #ICBTL

On August 9, 2024, the APAL - Series #ICBTL executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APAL - Series #ICBTL borrowed $280,000 at 10% interest with a maturity of August 8, 2025. The loan was paid off in 2024, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2025 and 2024 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2024 was $0 and $8,745, respectively.

Series #IDUG0

On January 9, 2025, the APAL - Series #IDUG0 executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APAL - Series #IDUG0 borrowed $220,000 at 10% interest with a maturity of January 8, 2026. The loan was paid off in 2025, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2025 and 2024 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2024 was $10,476 and $0, respectively.

Series #JVI51

On July 30, 2025, the APAL - Series #JVI51 executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APAL - Series #JVI51 borrowed $430,000 at 10% interest with a maturity of July 29, 2026. The loan was paid off in 2025, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2025 and 2024 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2024 was $12,900 and $0, respectively.

Series #LOZV7

On January 9, 2025, the APAL - Series #LOZV7 executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APAL - Series #LOZV7 borrowed $220,000 at 10% interest with a maturity of January 8, 2026. The loan was paid off in 2025, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2025 and 2024 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2024 was $16,287 and $0, respectively.

Series #NETKE

On September 20, 2024, the APAL - Series #NETKE executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APAL - Series #NETKE borrowed $250,000 at 10% interest with a maturity of September 19, 2025. The loan was paid off in 2025, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2025 and 2024 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2024 was $0 and $5,271, respectively.

Series #PJI26

On January 7, 2026, the APAL - Series #PJI26 executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APAL - Series #PJI26 borrowed $450,000 at 10% interest with a maturity of January 6, 2027. The loan was paid off in 2026, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2025 and 2024 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2024 was $0 and $0, respectively.

Series #TPVS2

On October 12, 2023, the APAL - Series #TPVS2 executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APAL - Series #TPVS2 borrowed $230,000 at 10% interest with a maturity of October 11, 2024. The loan was paid off in 2024, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2025 and 2024 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2024 was $0 and $13,359, respectively.

Series #UZMTK

On August 11, 2025, the APAL - Series #UZMTK executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APAL - Series #UZMTK borrowed $420,000 at 10% interest with a maturity of August 10, 2026. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2025 and 2024 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2024 was $14,610 and $0, respectively.

Trend Information

Our results of operations are affected by a variety of factors, including conditions in the financial markets and the economic and political environments, particularly in the United States. Global economic conditions, including political environments, financial market performance, interest rates, credit spreads or other conditions beyond our control are unpredictable and could negatively affect the value of the series properties, our ability to acquire and manage single family rentals and the success of our current and future offerings. In addition to the aforementioned macroeconomic trends, we believe the following factors will influence our future performance:

  Recent increases in interest rates may have a negative effect on the demand for our offerings due to the attractiveness of alternative investments.
  The continuing increase in prices in the United States housing market may result in difficulties in sourcing properties and meeting demand for our offerings.
  Continued increases in remote work arrangements may lead to greater rental activity in our target markets.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

In accordance with the Operating Agreement and the Series Designation, Ark7 Inc. serves as the initial member, the Managing Member of Ark7 Properties Advance LLC, and the Asset Manager for each Series.

Issuer	Managing Member	Asset Manager
Ark7 Properties Advance LLC - Series #TPVS2	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Advance LLC - Series #ESMYO	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Advance LLC - Series #6MWZZ	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Advance LLC - Series #BULMO	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Advance LLC - Series #ICBTL	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Advance LLC - Series #NETKE	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Advance LLC - Series #DJGLA	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Advance LLC - Series #HEEMV	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Advance LLC - Series #8S8XK	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Advance LLC - Series #IDUG0	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Advance LLC - Series #LOZV7	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Advance LLC - Series #9WWAJ	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Advance LLC - Series #UZMTK	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Advance LLC - Series #JVI51	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Advance LLC - Series #PJI26	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Advance LLC - Series #QXU34	Ark7 Inc.	Ark7 Inc.

Executives and Directors

Ark7 Inc. is operated by the following executives and directors all work for the company on a full-time basis.

Name (Board of Directors & Executive Officers)	Position	Age	Term of Office (If indefinite, give date appointed)	Full Time/Part Time
Yizhen Zhao	CEO	35	October 2018 - Present	Full Time
Yujian Weng	CTO	37	December 2020 - Present	Full Time
Ling Yang	CCO	31	December 2020 - Present	Full Time

Yizhen Zhao, CEO and Co-Founder

Yizhen Zhao is currently the co-founder and Chief Executive Officer of Ark7. He has served in this position since October 2018. Prior to that, he worked as Software Engineers/Architecture Leads at Uber from 2017 to 2019, LinkedIn from 2014 to 2017, Twitter from 2013 to 2014, and Google from 2010 to 2013. He studied Computer Science at Shanghai Jiaotong University from 2006 to 2010 and received multiple Champion rewards for participating in international computer programming contests.

Yujian Weng, CTO and Co-Founder

Yujian Weng is currently the co-founder and Chief Technology Officer of Ark7. He has served in this position since December 2020. Prior to that, he was Senior Director, Connected Vehicle Services at NIO from 2016 to 2019. In this position, he was responsible for lead design and development of NIO Connected Car Platform. Previously, he led an ads & content personalization team at Cheetah Mobile from 2015 to 2016, he was a software engineer at Yahoo! from 2010 to 2015.

Ling Yang, CCO and Co-Founder

Ling Yang is currently the co-founder and Chief Compliance Officer of Ark7. She has served in this position since December 2020. Prior to that, she was the senior attorney at King & Wood Mallesons LLP from 2017 to 2021. Ms. Yang has extensive experience representing Asian, US, and multinational investors and companies in their cross-border business activities. Previously, Ms. Yang worked at a well-known Los Angeles law firm and also served as a legal consultant in a listed company in China. Ms. Yang graduated from Indiana University Maurer School of Law.

Indemnification of the Manager

The operating agreement stipulates that none of our manager, current or former directors, officers, employees, partners, shareholders, members, controlling individuals, agents, or independent contractors of our manager, nor individuals acting on behalf of our company in specific roles concerning other entities, will be held accountable to our company, any series, or any stakeholders for any actions or failures to act unless conclusively determined by a final, non-appealable decision of a court, arbitrator, or other competent tribunal to constitute fraud, willful misconduct, or gross negligence. Each series will indemnify these individuals using its assets against all liabilities and losses, including payments for judgments, fines, penalties, or litigation settlements, along with legal fees and expenses, incurred as a result of their service to our company or that particular series, unless conclusively determined otherwise by a final, non-appealable decision of a court, arbitrator, or other competent tribunal to constitute fraud, willful misconduct, or gross negligence.

Manager Affiliates

The asset manager controls the following affiliated entities that also seek to issue securities pursuant to Tier 2 of Regulation A:

  Ark7 Properties Plus LLC - Ark7 Properties Plus LLC was formed on March 17, 2022 as a Delaware series limited liability company to permit public investment in individual real estate properties that will be owned by individual series of Ark7 Properties Plus LLC.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

For the year ended December 31, 2025, the company did not compensate any director or executive officer for their services to Ark7 Properties Advance LLC. We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by our company.

Our Managing Member and Asset Manager will be compensated as follows:

Asset Management Fee

For services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members. For the year ended December 31, 2025 each Series paid the following Asset Manager Fees to the Asset Manager:

Series	Asset Management Fees Paid for the Year Ended December 31, 2025
Series #TPVS2	$ -
Series #ESMYO	$ -
Series #6MWZZ	$ -
Series #BULMO	$ -
Series #ICBTL	$ -
Series #NETKE	$ -
Series #DJGLA	$ -
Series #HEEMV	$ -
Series #8S8XK	$ -
Series #IDUG0	$ -
Series #LOZV7	$ -
Series #9WWAJ	$ -
Series #UZMTK	$ -
Series #JVI51	$ -
Series #PJI26	$ -
Series #QXU34	N/A

Sourcing Fee

Pursuant to the Operating Agreement the Asset Manager, as consideration for assisting in the sourcing of the Underlying Asset of a Series, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% (of the maximum offering amount) Sourcing Fee. For the year ended December 31, 2025 each Series paid the following Sourcing Fees to the Asset Manager:

Series	Sourcing Fees Paid for the Year Ended December 31, 2025
Series #TPVS2	$ -
Series #ESMYO	$ 7,800
Series #6MWZZ	$ 7,740
Series #BULMO	$ 21,300
Series #ICBTL	$ -
Series #NETKE	$ 8,550
Series #DJGLA	$ 8,550
Series #HEEMV	$ 8,700
Series #8S8XK	$ 7,500
Series #IDUG0	$ -
Series #LOZV7	$ 7,500
Series #9WWAJ	$ 13,500
Series #UZMTK	$ -
Series #JVI51	$ 14,400
Series #PJI26	$ -
Series #QXU34	N/A

Liquidation Fee

Subject to Section 7.3 and ARTICLE XI and any Interest Designation, any amounts available for distribution following the liquidation of a Series, net of any fees, costs and liabilities (as determined by the Managing Member in its sole discretion), shall be applied and distributed 100% to the Members (pro rata to their Interests and which, for the avoidance of doubt, may include the Managing Member and its Affiliates).

Free Cash Flow

Distributions will be paid out of Free Cash Flow. Free Cash Flow means any available cash for distribution generated from the net income received by a Series, as determined by the Managing Member to be in the nature of income as defined by U.S. GAAP, plus (i) any change in the net working capital (as shown on the balance sheet of such Series) (ii) any amortization to the relevant Series Asset (as shown on the income statement of such Series) and (iii) any depreciation to the relevant Series Asset (as shown on the income statement of such Series) and (iv) any other non-cash Operating Expenses less (a) any capital expenditure related to the Series Asset (as shown on the cash flow statement of such Series) (b) any other liabilities or obligations of the Series, including interest payments on debt obligations, in each case to the extent not already paid or provided for and (c) upon the termination and winding up of a Series or the Company, all costs and expenses incidental to such termination and winding as allocated to the relevant Series in accordance with Section 6.4 of the Operating Agreement.

To the extent there is "Free Cash Flow" for any Series and as described in the Series Designation for such Series, our Managing Member intends to declare and pay distributions as follows:

  85% by way of distribution to the members of such Series (pro rata to their Series Interests and which, for the avoidance of doubt, may include the Managing Member or its affiliates), and;
  15% to the Asset Manager in payment of the management fee, except to the extent waived by the Asset Manager, in its sole discretion.

Our Managing Member has sole discretion in determining what distributions of Free Cash Flow, if any, are made to holders of each Series of shares except as otherwise limited by law or the Operating Agreement.

Intercompany Loan(s)

From time to time, the Managing Member or its affiliates may advance funds to a Series to facilitate acquisitions or operations. Such advances may be interest-bearing or non-interest-bearing, with terms that may vary among Series and across time. Historical advances have included fixed-rate and variable-rate arrangements, some with prepayment flexibility and others without. Any future advances, if made, will be provided on terms determined by the Managing Member at the time of the advance.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table displays, on a post Conversion basis, the voting securities beneficially owned by (1) any individual director or officer who beneficially owns more than 10% of any class of the company's capital stock, (2) all executive officers and directors as a group and (3) any other holder who beneficially owns more than 10% of any class of the company's capital stock on a post-conversion basis.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Amount and Nature of Beneficial Ownership Acquirable	Percent of Class (1)	Percent of Voting Power
Membership Interest	Ark7 Inc., 1 Ferry Building, Ste 201 San Francisco, CA 94111	100% of Membership Interests of Ark7 Properties Advance LLC	n/a	100%	100%

The column "Percent of Class" includes a calculation of the amount the person owns now, plus the amount that person is entitled to acquire. That amount is then shown as a percentage of the outstanding amount of securities in that class if no other people exercised their rights to acquire those securities. The result is a calculation of the maximum amount that person could ever own based on their current and acquirable ownership, which is why the amounts in this column will not add up to 100%.

As of October 19, 2026, Series #TPVS2 had 2,640 Series Interests issued and outstanding and 2,640 Series Interests have been authorized.

As of October 19, 2026, Series #ESMYO had 2,600 Series Interests issued and outstanding and 2,600 Series Interests have been authorized.

As of October 19, 2026, Series #6MWZZ had 2,580 Series Interests issued and outstanding and 2,580 Series Interests have been authorized.

As of October 19, 2026, Series #BULMO had 7,100 Series Interests issued and outstanding and 7,100 Series Interests have been authorized.

As of October 19, 2026, Series #ICBTL had 3,100 Series Interests issued and outstanding and 3,100 Series Interests have been authorized.

As of October 19, 2026, Series #NETKE had 2,850 Series Interests issued and outstanding and 2,850 Series Interests have been authorized.

As of October 19, 2026, Series #DJGLA had 2,850 Series Interests issued and outstanding and 2,850 Series Interests have been authorized.

As of October 19, 2026, Series #HEEMV had 2,900 Series Interests issued and outstanding and 2,900 Series Interests have been authorized.

As of October 19, 2026, Series #8S8XK had 2,500 Series Interests issued and outstanding and 2,500 Series Interests have been authorized.

As of October 19, 2026, Series #IDUG0 had 2,500 Series Interests issued and outstanding and 2,500 Series Interests have been authorized.

As of October 19, 2026, Series #LOZV7 had 2,500 Series Interests issued and outstanding and 2,500 Series Interests have been authorized.

As of October 19, 2026, Series #9WWAJ had 4,500 Series Interests issued and outstanding and 4,500 Series Interests have been authorized.

As of October 19, 2026, Series #UZMTK had 22,500 Series Interests issued and outstanding and 22,500 Series Interests have been authorized.

As of October 19, 2026, Series #JVI51 had 24,000 Series Interests issued and outstanding and 24,000 Series Interests have been authorized.

As of October 19, 2026, Series #PJI26 had 23,540 Series Interests issued and outstanding and 24,250 Series Interests have been authorized.

As of October 19, 2026, Series #QXU34 had 10 Series Interests issued and outstanding and 74,000 Series Interests have been authorized.

Yizhen Zhao is currently the majority owner of Ark7 Inc..

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The company is subject to various conflicts of interest arising out of its relationship with Ark7, the company's Managing Member, Asset Manager and its affiliates. These conflicts are discussed below.

Ark7 Inc. is both the Asset Manager and the Managing Member

Ark7 Inc. is both the Asset Manager and the Managing Member. The Managing Member has appointed the Asset Manager. On balance, Ark7 Inc. controls all of the decisions related to each Series:

  Care of the Underlying Asset.
  Custody of the Underlying Asset.
  Maintenance of the Underlying Asset.
  Management of the Underlying Asset.
  Ability and to take any action that it deems necessary or desirable.
  The authority to sell of the Underlying Asset.
  Whether to encumber of the Underlying Asset.
  Whether to convey the Underlying Asset.
  Whether the Sourcing Fee (3.0%) will be paid to the Asset Manager, i.e. itself.
  Determination of the Asset Management Fee.

None of the responsibilities and determinations listed above will be made at arm's length and all of these decisions may unjustly financially reward Ark7 to the detriment of each Series and the investors. These conflicts may inhibit or interfere with the sound and profitable operation of the company. See "Risk Factors - Ark7 Inc. is both the Asset Manager and the Managing Member.

Intercompany Loan Agreement between Ark7 Inc. and Series #TPVS2

On October 12, 2023, Series #TPVS2 (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $230,000 to the Borrower.
  Borrower promises to repay $230,000 to the Lender, with interest payable on the unpaid principal at the rate of 10.0% per annum, calculated semi-annually not in advance, beginning on October 12, 2023.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan was paid off in 2024.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #TPVS2

On October 12, 2023, Series #TPVS2 and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  The Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance, and management of the #TPVS2 Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #ESMYO

On October 8, 2024, Series #ESMYO (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $230,000 to the Borrower.
  Borrower promises to repay $230,000 to the Lender, with interest payable on the unpaid principal at the rate of 10.0% per annum, calculated semi-annually not in advance, beginning on October 8, 2024.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan was paid off in 2025.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #ESMYO

On October 8, 2024, Series #ESMYO and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  The Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance, and management of the #ESMYO Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #6MWZZ

On October 8, 2024, Series #6MWZZ (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $220,000 to the Borrower.
  Borrower promises to repay $220,000 to the Lender, with interest payable on the unpaid principal at the rate of 10.0% per annum, calculated semi-annually not in advance, beginning on October 8, 2024.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan was paid off in 2025.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #6MWZZ

On October 8, 2024, Series #6MWZZ and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  The Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance, and management of the #6MWZZ Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #BULMO

On August 19, 2024, Series #BULMO (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $640,000 to the Borrower.
  Borrower promises to repay $640,000 to the Lender, with interest payable on the unpaid principal at the rate of 10.0% per annum, calculated semi-annually not in advance, beginning on August 19, 2024.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan was paid off in 2025.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #BULMO

On August 19, 2024, Series #BULMO and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  The Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance, and management of the #BULMO Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #ICBTL

On August 9, 2024, Series #ICBTL (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $280,000 to the Borrower.
  Borrower promises to repay $280,000 to the Lender, with interest payable on the unpaid principal at the rate of 10.0% per annum, calculated semi-annually not in advance, beginning on August 9, 2024.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan was paid off in 2024.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #ICBTL

On August 9, 2024, Series #ICBTL and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  The Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance, and management of the #ICBTL Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #NETKE

On September 20, 2024, Series #NETKE (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $250,000 to the Borrower.
  Borrower promises to repay $250,000 to the Lender, with interest payable on the unpaid principal at the rate of 10.0% per annum, calculated semi-annually not in advance, beginning on September 20, 2024.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan was paid off in 2025.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #NETKE

On September 20, 2024, Series #NETKE and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  The Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance, and management of the #NETKE Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #DJGLA

On September 26, 2024, Series #DJGLA (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $255,000 to the Borrower.
  Borrower promises to repay $255,000 to the Lender, with interest payable on the unpaid principal at the rate of 10.0% per annum, calculated semi-annually not in advance, beginning on September 26, 2024.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan was paid off in 2025.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #DJGLA

On September 26, 2024, Series #DJGLA and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  The Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance, and management of the #DJGLA Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #HEEMV

On September 26, 2024, Series #HEEMV (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $260,000 to the Borrower.
  Borrower promises to repay $260,000 to the Lender, with interest payable on the unpaid principal at the rate of 10.0% per annum, calculated semi-annually not in advance, beginning on September 26, 2024.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan was paid off in 2025.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #HEEMV

On September 26, 2024, Series #HEEMV and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  The Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance, and management of the #HEEMV Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #8S8XK

On January 9, 2025, Series #8S8XK (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $220,000 to the Borrower.
  Borrower promises to repay $220,000 to the Lender, with interest payable on the unpaid principal at the rate of 10.0% per annum, calculated semi-annually not in advance, beginning on January 9, 2025.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan was paid off in 2025.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #8S8XK

On January 9, 2025, Series #8S8XK and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  The Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance, and management of the #8S8XK Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #IDUG0

On January 9, 2025, Series #IDUG0 (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $220,000 to the Borrower.
  Borrower promises to repay $220,000 to the Lender, with interest payable on the unpaid principal at the rate of 10.0% per annum, calculated semi-annually not in advance, beginning on January 9, 2025.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan was paid off in 2025.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #IDUG0

On January 9, 2025, Series #IDUG0 and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  The Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance, and management of the #IDUG0 Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #LOZV7

On January 9, 2025, Series #LOZV7 (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $220,000 to the Borrower.
  Borrower promises to repay $220,000 to the Lender, with interest payable on the unpaid principal at the rate of 10.0% per annum, calculated semi-annually not in advance, beginning on January 9, 2025.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan was paid off in 2025.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #LOZV7

On January 9, 2025, Series #LOZV7 and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  The Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance, and management of the #LOZV7 Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #9WWAJ

On February 28, 2025, Series #9WWAJ (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $290,000 to the Borrower.
  Borrower promises to repay $290,000 to the Lender, with interest payable on the unpaid principal at the rate of 10.0% per annum, calculated semi-annually not in advance, beginning on February 28, 2025.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan was paid off in 2025.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #9WWAJ

On February 28, 2025, Series #9WWAJ and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  The Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance, and management of the #9WWAJ Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #UZMTK

On August 11, 2025, Series #UZMTK (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $420,000 to the Borrower.
  Borrower promises to repay $420,000 to the Lender, with interest payable on the unpaid principal at the rate of 10.0% per annum, calculated semi-annually not in advance, beginning on August 11, 2025.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan will be repaid in full on August 10, 2026.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #UZMTK

On August 1, 2025, Series #UZMTK and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  The Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance, and management of the #UZMTK Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #JVI51

On July 30, 2025, Series #JVI51 (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $430,000 to the Borrower.
  Borrower promises to repay $430,000 to the Lender, with interest payable on the unpaid principal at the rate of 10.0% per annum, calculated semi-annually not in advance, beginning on July 30, 2025.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan was paid off in 2025.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #JVI51

On July 30, 2025, Series #JVI51 and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  The Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance, and management of the #JVI51 Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #PJI26

On January 7, 2026, Series #PJI26 (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $450,000 to the Borrower.
  Borrower promises to repay $450,000 to the Lender, with interest payable on the unpaid principal at the rate of 10.0% per annum, calculated semi-annually not in advance, beginning on January 7, 2026.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan was paid off in 2026.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #PJI26

On January 6, 0226, Series #PJI26 and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  The Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance, and management of the #PJI26 Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Asset Management Agreement between Ark7 Inc. and Series #QXU34

On September 16, 2026, Series #QXU34 and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  The Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance, and management of the #QXU34 Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

For the years ended December 31, 2024 and December 31, 2025 each Series paid the following Asset Management Fees to the Asset Manager:

Series	Asset Management Fees Paid for the Year Ended December 31, 2024	Asset Management Fees Paid for the Year Ended December 31, 2025
Series #TPVS2	$ 0	$ 0
Series #ESMYO	$ 0	$ 0
Series #6MWZZ	$ 0	$ 0
Series #BULMO	$ 0	$ 0
Series #ICBTL	$ 0	$ 0
Series #NETKE	$ 0	$ 0
Series #DJGLA	$ 0	$ 0
Series #HEEMV	$ 0	$ 0
Series #8S8XK	$ 0	$ 0
Series #IDUG0	$ 0	$ 0
Series #LOZV7	$ 0	$ 0
Series #9WWAJ	$ 0	$ 0
Series #UZMTK	$ 0	$ 0
Series #JVI51	$ 0	$ 0
Series #PJI26	$ 0	$ 0
Series #QXU34	N/A	N/A

Series Designation: Sourcing Fee paid to the Asset Manager, Ark7

The Asset Manager, as consideration for assisting in the sourcing of the Series #TPVS2 Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #ESMYO Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #6MWZZ Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #BULMO Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #ICBTL Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #NETKE Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #DJGLA Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #HEEMV Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #8S8XK Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #IDUG0 Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #LOZV7 Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #9WWAJ Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #UZMTK Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #JVI51 Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #PJI26 Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #QXU34 Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

For the years ended December 31, 2024 and December 31, 2025 each Series paid the following Sourcing Fees to the Asset Manager:

Series	Sourcing Fees Paid for the Year Ended December 31, 2024	Sourcing Fees Paid for the Year Ended December 31, 2025
Series #TPVS2	$ 7,920	$ -
Series #ESMYO	$ -	$ 7,800
Series #6MWZZ	$ -	$ 7,740
Series #BULMO	$ -	$ 21,300
Series #ICBTL	$ 9,300	$ -
Series #NETKE	$ -	$ 8,550
Series #DJGLA	$ -	$ 8,550
Series #HEEMV	$ -	$ 8,700
Series #8S8XK	$ -	$ 7,500
Series #IDUG0	$ -	$ -
Series #LOZV7	$ -	$ 7,500
Series #9WWAJ	$ -	$ 13,500
Series #UZMTK	$ -	$ -
Series #JVI51	$ -	$ 14,400
Series #PJI26	$ -	$ -
Series #QXU34	N/A	N/A

Affiliates' Interests in Other Ark7 Entities

General

The officers and directors of Ark7 are also key professionals of APAL. These persons have legal obligations with respect to those entities that are similar to their obligations to the company. In addition, in the future, these persons and other affiliates of Ark7 may organize other real estate-related entities.

Allocation of Acquisition Opportunities

From time to time, Ark7 may create new entities that will acquire real estate assets and make offers of securities to accredited investors, foreign investors, and under Regulation D or Regulation A. Ark7 will, in its sole discretion, determine which entity will be responsible for acquiring a specific asset.

Allocation of the Company's Affiliates' Time

The company relies on Ark7's real estate professionals who act on behalf of its company, including Mr. Zhao, for the day-to-day operation of the business. Mr. Zhao is also the Chief Executive Officer of Ark7. As a result of his interests in other Ark7 entities, his obligations to other investors and the fact that he engages in and will continue to engage in other business activities on behalf of himself and others, Mr. Zhao will face conflicts of interest in allocating his time among the company, Ark7, other related entities and other business activities in which he is involved. However, the company believes that Ark7 and its affiliates have sufficient real estate professionals to fully discharge their responsibilities to the Ark7 entities for which they work.

SECURITIES BEING OFFERED

The following descriptions of the company's Series Interests, certain provisions of Delaware law and certain provisions of the following:

  the Operating Agreement
  certificate of registered series of Ark7 Properties Advance LLC - Series #TPVS2 form of series designation #TPVS2
  certificate of registered series of Ark7 Properties Advance LLC - Series #ESMYO form of series designation #ESMYO
  certificate of registered series of Ark7 Properties Advance LLC - Series #6MWZZ form of series designation #6MWZZ
  certificate of registered series of Ark7 Properties Advance LLC - Series #BULMO form of series designation #BULMO
  certificate of registered series of Ark7 Properties Advance LLC - Series #ICBTL form of series designation #ICBTL
  certificate of registered series of Ark7 Properties Advance LLC - Series #NETKE form of series designation #NETKE
  certificate of registered series of Ark7 Properties Advance LLC - Series #DJGLA form of series designation #DJGLA
  certificate of registered series of Ark7 Properties Advance LLC - Series #HEEMV form of series designation #HEEMV
  certificate of registered series of Ark7 Properties Advance LLC - Series #8S8XK form of series designation #8S8XK
  certificate of registered series of Ark7 Properties Advance LLC - Series #IDUG0 form of series designation #IDUG0
  certificate of registered series of Ark7 Properties Advance LLC - Series #LOZV7 form of series designation #LOZV7
  certificate of registered series of Ark7 Properties Advance LLC - Series #9WWAJ form of series designation #9WWAJ
  certificate of registered series of Ark7 Properties Advance LLC - Series #UZMTK form of series designation #UZMTK
  certificate of registered series of Ark7 Properties Advance LLC - Series #JVI51 form of series designation #JVI51
  certificate of registered series of Ark7 Properties Advance LLC - Series #PJI26 form of series designation #PJI26
  certificate of registered series of Ark7 Properties Advance LLC - Series #QXU34 form of series designation #QXU34

are summaries and are qualified by reference to Delaware law, and the aforementioned designations and Operating Agreement.

General

The Offering

The company is offering membership interests of Series #PJI26, a registered series of a Delaware series limited liability company at a purchase price of $20.00 per Series Interest. The company has authorized, the issuance of up to 24,250 Series #PJI26 Interests. 0 Series #PJI26 Interests were issued to the Managing Member prior to this Offering.

The company is offering membership interests of Series #QXU34, a registered series of a Delaware series limited liability company at a purchase price of $20.00 per Series Interest. The company has authorized, the issuance of up to 74,000 Series #QXU34 Interests. 0 Series #QXU34 Interests were issued to the Managing Member prior to this Offering.

Title to each Underlying Asset

Title to each Underlying Asset will be held by each Series.

Managing Member, Ark7

The Managing Member, Ark7, may amend any of the terms of the Operating Agreement of Ark7 Properties or any Series Designation as it determines in its sole discretion. However, no amendment to the Operating Agreement of Ark7 Properties shall be made without the consent of the holders holding a majority of the outstanding interests, that: (i) decreases the percentage of outstanding interests required to take any action hereunder; (ii) materially adversely affects the rights of any of the economic members (including adversely affecting the holders of any particular Series Interests as compared to holders of other Series Interests); (iii) modifies Section 11.1(a) of the Operating Agreement or gives any person the right to dissolve the company; or (iv) modifies the term of the company.

Distribution Rights

Distributions will be paid out of Free Cash Flow. Free Cash Flow means any available cash for distribution generated from the net income received by a Series, as determined by the Managing Member to be in the nature of income as defined by U.S. GAAP, plus (i) any change in the net working capital (as shown on the balance sheet of such Series) (ii) any amortization to the relevant Series Asset (as shown on the income statement of such Series) and (iii) any depreciation to the relevant Series Asset (as shown on the income statement of such Series) and (iv) any other non-cash Operating Expenses less (a) any capital expenditure related to the Series Asset (as shown on the cash flow statement of such Series) (b) any other liabilities or obligations of the Series, including interest payments on debt obligations, in each case to the extent not already paid or provided for and (c) upon the termination and winding up of a Series or the Company, all costs and expenses incidental to such termination and winding as allocated to the relevant Series in accordance with Section 6.4 of the Operating Agreement.

To the extent there is "Free Cash Flow" for any Series and as described in the Series Designation for such Series, our Managing Member intends to declare and pay distributions as follows:

  85% by way of distribution to the members of such Series (pro rata to their Series Interests and which, for the avoidance of doubt, may include the Managing Member or its affiliates), and;
  Up to 15% to the Asset Manager in payment of the management fee, except to the extent waived by the Asset Manager, in its sole discretion. The company notes that with regards to Series #WGI3Z the Asset Management Fee is 15%.

For more information on fees applicable to a specific series, see the "Compensation of our Directors and Executive Officers" section of this Offering Circular. Our Managing Member has sole discretion in determining what distributions of Free Cash Flow, if any, are made to holders of each Series of shares except as otherwise limited by law or the Operating Agreement.

Prior Offerings and Conversion of Securities

From time to time prior to this Regulation A offering, the Company conducted private offerings of Series Interests pursuant to Regulation D under the Securities Act (each, a "Prior Offering"). Series Interests issued in the Prior Offerings were sold at the time the applicable Series was formed or in connection with the acquisition or financing of the related Underlying Asset.

In connection with this Regulation A offering, the Company has authorized the conversion of certain Series Interests issued in the Prior Offerings into the Series Interests being qualified under this Offering Circular. These conversions will occur immediately prior to, or concurrently with, the initial closing of this Regulation A offering for the applicable Series. Following conversion, all such Series Interests will have the same rights, preferences, restrictions, and economic terms as the Series Interests offered hereby.

The amount of capital previously raised in any Prior Offering, and the effect of such conversions on the number of Series Interests outstanding for a particular Series, is reflected in the "Use of Proceeds - Sources of Funds" section and in the "Series Offering Table" included in this Offering Circular.

Investors should note that these conversions may increase the number of outstanding Series Interests prior to the sale of any securities in this Regulation A offering, and accordingly, may affect the dilution analysis for the applicable Series. See "Dilution."

These conversions are part of the Company's capitalization structure and are not considered new sales of securities in connection with this Regulation A offering. They do not generate any proceeds and do not count against the maximum aggregate offering amount permitted under Regulation A. Their disclosure is provided solely to reflect the capitalization and organizational structure of the applicable Series.

Restrictions on Transfer

There is currently no public trading market for any Series Interests, and an active market may not develop or be sustained. In the event a transfer of any Series Interest does occur, pursuant to Section 4.2 of the Operating Agreement, it must (i) have been held for a period of 12 months and (ii) written consent, consenting to the transfer, must be obtained from the Managing Member, prior to the transfer.

Voting Rights

Investors have limited voting rights, and substantial powers are delegated to our Managing Member under Section 5.1 of the company's Operating Agreement for which a vote of the Series Interest holders is not required.

When submitting a matter of vote, a holder of a Series Interest, is entitled to one vote per Series Interest on any and all matters submitted to the consent or approval of members generally. No separate vote or consent of the holders of Series Interests shall be required for the approval of any matter, except for matters which only pertain to the Series Designation of a specific series, for which only the holders of that Series Interest will vote.

Confidential Information

The purpose of Article XIV of the Operating Agreement is to protect confidential information of the company that would be available to Series Interest holders but not subject to disclosure under federal securities laws. Such information would include personal information of other investors held by the company, personal information included on leases, and other information in the books and records of the company that is not ready for public dissemination for which an interest holder requests and receives access to. Note, this confidentiality obligation does not extend to matters which are public knowledge, has been publicly filed with the Commission, or as required by law for that interest holder.

Reports to Members

The Managing Member shall keep appropriate books of the business at our principal offices. The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with GAAP. For financial reporting purposes and tax purposes, the fiscal year and the tax year are the calendar year, unless otherwise determined by our Managing Member in accordance with the Internal Revenue Code. Our Managing Member will file with the Commission periodic reports as required by applicable securities laws.

Under the Securities Act, the company must update this Offering Circular upon the occurrence of certain events, such as asset acquisitions. The company will file updated offering circulars and offering circular supplements with the Commission. The company is also subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are qualified pursuant to Regulation A, and accordingly, the company will file annual reports, semi-annual reports and other information with the Commission. In addition, the company plans to provide Series Interest holders with periodic updates, including offering circulars, offering circular supplements, pricing supplements, information statements and other information.

The company will provide such documents and periodic updates electronically by email or made available through the company's platform.

Distribution Upon Liquidation of a Series

Subject to the terms of a Series Interest any amounts available for distribution following the liquidation of a Series, net of any fees, costs and liabilities (as determined by the Managing Member in its sole discretion), shall be applied and distributed 100% to the members (pro rata to their Interests and which, for the avoidance of doubt, may include the and its affiliates).

Other Rights

Holders of Series Interests shall have no conversion, exchange, sinking fund, appraisal rights, no preemptive rights to subscribe for any securities of the company and no preferential rights to distributions of Series Interests.

Forum Selection Provisions

The company's Operating Agreement includes a forum selection provision that requires any suit, action, or proceeding seeking to enforce any provision of or based on any matter arising out of or in connection with the Operating Agreement, or the transactions contemplated thereby be brought in state or federal court of competent jurisdiction located within the State of California.

This forum selection provision may limit investors' ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision may not be used to bring actions in state courts for suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Investors will not be deemed to have waived the company's compliance with the federal securities laws and the rules and regulations thereunder.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

Independent Tax Advice

The following is a summary of certain U.S. federal income tax considerations for U.S. investors. You should consult your own professional advisers to obtain advice on the tax consequences that apply to you.

A detailed analysis of the federal, state and local tax consequences of an investment in our series interests is beyond the scope of this discussion. Prospective Investors are advised to consult their own tax counsel regarding these consequences and the preparation of any federal, state or local tax returns that a series interest holder may be required to file.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR SERIES INTERESTS DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR SERIES INTERESTS TO ANY PARTICULAR INVESTOR WILL DEPEND ON THE INVESTOR'S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR INTERESTS.

Taxpayer Identification Number ("TIN")

To ensure proper crediting of the withholding tax when reporting to the IRS, the Company must obtain a U.S. TIN from each of its investors.

Investors may provide the Company with either (i) a social security number (SSN), (ii) an individual taxpayer identification number (ITIN), or (iii) a U.S. employer identification number (EIN).

Certain investors who don't have and aren't eligible to get a social security number can apply for an individual taxpayer identification number on IRS Form W-7. The application is also available in Spanish.

Taxation of Each Series as a Separate Business Entity

The company intends to treat each Series as a separate business entity for U.S. federal income tax purposes and the company as a non-entity for U.S. federal income tax purposes. The IRS has issued proposed Treasury Regulations that provide that each individual series of a domestic series LLC organization will generally be treated as a separate entity formed under local law, with each such individual series' classification for U.S. federal income tax purposes determined under general tax principles and the entity classification rules.

Taxation of Each Series of Interests as a "C" Corporation

Although formed as a Delaware series limited liability company eligible for tax treatment as a "partnership," we have affirmatively elected for each series of interests, to be taxed as a "C" corporation under Subchapter C of the Code for all federal and state tax purposes and the discussion below assumes that each series will be so treated. Thus, each series of interests will be taxed at regular corporate rates on its income before making any distributions to interest holders as described below.

The rule that a separate series of a series LLC is an eligible entity that may elect to be treated as a corporation for federal income tax purposes is contained in proposed Treasury Regulations not yet technically in force (Prop. Treas. Reg. Section 301.7701- 1(a)(5)) and could be subject to change if and when those Proposed Treasury Regulations are issued in final form. If such a change were to occur, investors in the series would likely be treated as partners in a partnership and would be subject to current federal income tax on their proportional share of the income of the series.

Taxation of Distributions to Investors

Distributions to U.S. investors out of a series' current or accumulated earnings and profits will be taxable as dividends. A non-corporate U.S. investor who receives a distribution constituting "qualified dividend income" may be eligible for reduced federal income tax rates. U.S. investors are urged to consult their tax advisors regarding the characterization of corporate distributions as "qualified dividend income." Dividends received by a corporate U.S. investor may be eligible for the corporate dividends-received deduction if certain holding periods are satisfied.

Distributions in excess of a series' current and accumulated earnings and profits will not be taxable to a U.S. investor to the extent that the distributions do not exceed the adjusted tax basis of the U.S. investor's interests. Rather, such distributions will reduce the adjusted basis of such U.S. investor's interests. Distributions in excess of current and accumulated earnings and profits that exceed the U.S. investor's adjusted basis in its interests will be taxable as capital gain in the amount of such excess if the interests are held as a capital asset.

Net Investment Income Tax

Section 1411 of the Code imposes on individuals, trusts and estates a 3.8% tax on certain investment income. In general, in the case of an individual, this tax is equal to 3.8% of the lesser of (i) the taxpayer's "net investment income" or (ii) the excess of the taxpayer's adjusted gross income over the applicable threshold amount ($250,000 for taxpayers filing a joint return, $125,000 for married individuals filing separate returns and $200,000 for other taxpayers). In the case of an estate or trust, the 3.8% tax will be imposed on the lesser of (x) the undistributed net investment income of the estate or trust for the taxable year, or (y) the excess of the adjusted gross income of the estate or trust for such taxable year over a beginning dollar amount of the highest tax bracket for such year.

Taxation of Dispositions of Interests

Upon any taxable sale or other disposition of our interests, a U.S. investor will recognize gain or loss for federal income tax purposes on the disposition in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received on such disposition, and (ii) the U.S. investor's adjusted tax basis in the interests. A U.S. investor's adjusted tax basis in the interests generally equals his or her initial amount paid for the interests and decreased by the amount of any distributions to the investor in excess of the series' current or accumulated earnings and profits. In computing gain or loss, the proceeds that U.S. investors receive will include the amount of any cash and the fair market value of any other property received for their interests, and the amount of any actual or deemed relief from indebtedness encumbering their interests. The gain or loss will be long-term capital gain or loss if the interests are held for more than one year before disposition. Long-term capital gains of individuals, estates and trusts currently are taxed at a maximum rate of 20% (plus any applicable state income taxes) plus the 3.8% net investment income tax.

The deductibility of capital losses may be subject to limitation and depends on the circumstances of a particular U.S. investor. The effect of such limitation may be to defer or to eliminate any tax benefit that might otherwise be available from a loss on a disposition of the interests. Capital losses are first deducted against capital gains, and, in the case of non-corporate taxpayers, any remaining such losses are deductible against salaries or other income from services or income from portfolio investments only to the extent of $3,000 per year.

Tax Withholding and Information Reporting

Generally, a series must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you.

Dividends paid by a series to a non-U.S. investor are generally subject to federal income tax withholding at the rate of 30% (or a lower rate determined under a tax treaty). A non-U.S. investor that is entitled to a reduced rate of withholding will need to provide an IRS Form W-8BEN or similar form to certify its entitlement to tax treaty benefits.

Payments of dividends or of proceeds on the disposition of the interests made to you may be subject to additional information reporting and backup withholding at a current rate of 24% unless you establish an exemption. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a United States person.

Backup withholding is not an additional tax; rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Under legislation commonly known as "FATCA," each series will be required to withhold U.S. federal income tax at the rate of 30% on distributions treated as dividends for tax purposes unless the recipient timely provides proper certifications on a valid U.S. Form W-8 or W-9. Withholding under FATCA generally applies to certain "foreign financial institutions" and "non-financial foreign entities." Withholding will not apply to a U.S. investor that timely provides a valid U.S. Form W-9.

If we determine withholding is required with respect to a distribution or payment, we will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding.

REIT Election

As previously discussed, the management team may seek to qualify certain series as a REIT, based on the circumstances of the respective underlying asset, including the nature of the underlying asset, the size and concentration of the investor group and how the manager intends to manage and monetize the underlying asset.

As long as any series qualifies as a REIT, it generally will not be subject to federal income tax on the portion of its REIT taxable income or capital gain that it distributes to its shareholders. Losses incurred by a REIT will not flow through to investors, nor will items of expense such as foreign taxes. A REIT's qualification and taxation as a REIT will depend on its ability to satisfy annual income tests, quarterly asset tests, and other requirements under the Code on a continuing basis. Accordingly, there can be no assurance that a REIT will be able to continue to operate in a manner so as to remain qualified as a REIT. Failure to meet certain tests under the Code or to remain qualified as a REIT may subject any REIT to substantial tax liability under the Code that would adversely impact the dividends received by the investors from such REIT.

The manager has the right to structure the acquisition and operation of assets as it deems appropriate and, because of the complexity and cost of a REIT structure, may decide (in its sole and absolute discretion) not to qualify any series as REITs.

Acquisition of Series Interests

The value of initial acquisition of Series Interests will become the tax basis for the determination of gains or losses.

Possible Tax Law Changes

The foregoing discussion is only a summary and is based upon existing federal income tax law. Investors should recognize that the federal income tax treatment of an investment may be modified at any time by legislative, judicial or administrative action. Any such changes may have a retroactive effect with respect to existing transactions and investments and may modify the statements made above. In particular, the Tax Act includes sweeping changes to U.S. tax laws and represents the most significant changes to the Internal Revenue Code since 1986. Investors are urged to consult with their own tax advisor with respect to the impact of recent legislation, including the Tax Act, on their investment in the Interests.

THE FOREGOING DISCUSSION SHOULD NOT BE CONSIDERED TO DESCRIBE FULLY THE FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN A SERIES. INVESTORS ARE STRONGLY ADVISED TO CONSULT WITH THEIR TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES OF AN INVESTMENT IN A SERIES.

ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFERING CIRCULAR

The company will be required to make annual and semi-annual filings with the SEC. The company will make annual filings on Form 1-K, which will be due by the end of April each year and will include audited financial statements for the previous fiscal year. The company will make semi-annual filings on Form 1-SA, which will be due by September 28 each year, which will include unaudited financial statements for the six months to June 30. The company will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors, or certain types of capital-raising. The company will be required to keep making these reports unless it files a Form 1-Z to exit the reporting system, which it will only be able to do if it has less than 300 unitholders of record and have filed at least one Form 1-K.

At least every 12 months, the company will file a post-qualification amendment to the offering Statement of which this Offering Circular forms a part, to include the company's recent financial statements.

The company may supplement the information in this Offering Circular by filing a Supplement with the SEC.

All these filings will be available on the SEC's EDGAR filing system. You should read all the available information before investing.

Relaxed Ongoing Reporting Requirements

If the company becomes a public reporting company in the future, it will be required to publicly report on an ongoing basis as an "emerging growth company" (as defined in the Jumpstart Our Business Startups Act of 2012, which the company refers to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as the company remains an "emerging growth company," the company may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not "emerging growth companies," including but not limited to:

  not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;
  taking advantage of extensions of time to comply with certain new or revised financial accounting standards;
  being permitted to comply with reduced disclosure obligations regarding executive compensation in the company's periodic reports and proxy statements; and
  being exempt from the requirement to hold a non-binding advisory vote on executive compensation and interest holder approval of any golden parachute payments not previously approved.

If the company becomes a public reporting company under the Exchange Act in the future, the company expects to take advantage of these reporting exemptions until it is no longer an emerging growth company. The company would remain an "emerging growth company" for up to five years, although if the market value of its Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, the company would cease to be an "emerging growth company" as of the following December 31.

If the company does not become a public reporting company under the Exchange Act for any reason, the company will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for "emerging growth companies" under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semi-annual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer's fiscal year, and semi-annual reports are due within 90 calendar days after the end of the first six months of the issuer's fiscal year.

In either case, the company will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not "emerging growth companies," and its unitholders could receive less information than they might expect to receive from more mature public companies.

FINANCIAL STATEMENTS

Audited Consolidated and consolidating Financial Statements for the Year Ended December 31, 2025 and 2024	F-1
Audited Consolidated and consolidating Financial Statements for the Year Ended December 31, 2024 and 2023	F-1
Unaudited Consolidated and consolidating Financial Statements for the Six Months Ended June 30, 2026 and 2025	F-1
Unaudited Pro Forma Consolidated and consolidating Financial Statements and Reports for the year ended December 31, 2025	F-1
Unaudited Pro Forma Consolidated and consolidating Financial Statements and Reports for the six months ended June 30, 2026	F-1

ARK7 PROPERTIES ADVANCE LLC

AUDITED CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

For the year ended December 31, 2025 and 2024

Independent Auditor's Report

Yizhen Zhao

Ark7 Properties Advance LLC

San Francisco, CA, United States of America

Report on the Audit of the Financial Statements

Opinion

We have audited the consolidated and consolidating financial statements of Ark7 Properties Advance LLC (the "APAL") and its Series, which comprise the consolidated and consolidating balance sheet as of December 31, 2025, and the related consolidated and consolidating statements of income, members' equity, and cash flows for the year ended December 31, 2025, and the related notes (collectively referred to as the consolidated and consolidating financial statements).

In our opinion, the accompanying consolidated and consolidating financial statements present fairly, in all material respects, the financial position of the APAL as of December 31, 2025, the results of its operations, and its cash flows for the year ended December 31, 2025, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the APAL and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated and consolidating financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated and consolidating financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated and consolidating financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the APAL's ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor's Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated and consolidating financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated and consolidating financial statements.

In performing an audit in accordance with GAAS, we:

  Exercise professional judgment and maintain professional skepticism throughout the audit.
  Identify and assess the risks of material misstatement of the consolidated and consolidating financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated and consolidating financial statements.
  Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the APAL's internal control. Accordingly, no such opinion is expressed.
  Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated and consolidating financial statements.
  Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the APAL's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Emphasis of Matter

We draw attention to Note 1 of the financial statements, which describes the Company's continued operating losses. While these conditions previously raised concerns about Ark7 Properties Advance LLC's (APAL) ability to continue as a going concern, management has since successfully raised approximately $2 million in new capital. As a result, the previously noted uncertainty regarding Company's ability to sustain operations over the next year has been significantly reduced. However, the recurring operating losses remain an area that require attention. It is the responsibility of management to implement and execute a sustainable plan to improve financial performance and ensure the long-term viability of the Company. Our opinion is not modified with respect to this matter.

/s/ Norbie Gaerlan

____________________

Norbie Gaerlan, CPA

Taxulo

3031 Tisch Way #10, San Jose

CA 95128, United States

May 18, 2026

Ark7 Properties Advance LLC

Consolidated Balance Sheet

As of December 31, 2025 and 2024

Description	December 31, 2025	December 31, 2024
Assets
Current Assets
Cash and cash equivalents	$ 420,847	$ 16,428
Receivables	-	-
Related party receivables	526,159	-
Prepaid expenses	30,487	8,569
Total Current Assets	977,493	24,997
Noncurrent Assets
Property, plant, and equipment
Property, plant, and equipment - Cost	4,095,893	2,308,240
Property, plant, and equipment - Accumulated Depreciation	(130,169)	(26,672)
Total Property, plant, and equipment	3,965,725	2,281,568
Total Noncurrent Assets	3,965,725	2,281,568
Total Assets	4,943,218	2,306,565

Liabilities & Members' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	29,743	11,631
Current portion of mortgage payable	9,957	-
Related party payables	0	358,895
Other liabilities, current	14,458	9,050
Total Current Liabilities	54,158	379,576
Noncurrent Liabilities
Mortgage payable	984,085	-
Total Noncurrent Liabilities	984,085	-
Total Liabilities	1,038,243	379,576

Member's Equity
Equity
Members' Equity	4,312,310	2,004,706
Retained Earnings (Accumulated Deficit)	(407,335)	(77,717)
Total Equity	3,904,975	1,926,989
Total Member's Equity	3,904,975	1,926,989
Total Liabilities & Members' Equity	$ 4,943,218	$ 2,306,565

Ark7 Properties Advance LLC

Consolidated Statement of Income

For the year ended December 31, 2025 and 2024

Description	December 31, 2025	December 31, 2024
Net Income (Loss)
Gross Profit (Loss)
Rental Income	$ 252,538	$ 50,052
Other rental fees	2,951	-
Total Gross Profit (Loss)	255,490	50,052
Operating Expenses
General and administrative expenses	377,078	75,352
Depreciation and amortization expenses	103,767	25,246
Property tax and state fee	73,632	13,261
Total Operating Expenses	554,477	113,860
Operating Income (Loss)	(298,987)	(63,807)
Other Income (Loss)
Interest expense	(30,631)	-
Interest expense, related party	(0)	0
Other income (expense)	-	-
Total Other Income (Loss)	(30,631)	0
Total Net Income (Loss)	$ (329,618)	$ (63,807)

Ark7 Properties Advance LLC

Consolidated Statement of Members' Equity

For the year ended December 31, 2025 and 2024

Description	December 31, 2025	December 31, 2024
Balance at the beginning of the period	$ 1,926,989	$ (13,909)
Equity Contribution	2,475,820	2,029,400
Net Income (Loss)	(329,618)	(63,807)
Distribution	(168,216)	(24,694)
Balance at the end of the period	$ 3,904,975	$ 1,926,989

Ark7 Properties Advance LLC

Consolidated Statement of Cash Flows

For the year ended December 31, 2025 and 2024

Description	December 31, 2025	December 31, 2024
Cash Flows From Operating Activities
Net Income (Loss)	$ (329,618)	$ (63,807)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
Depreciation and amortization	103,767	25,246
(Increase) decrease in operating assets, net of effects of businesses acquired
Accounts receivable	-	500
Related party receivables	432,478
Prepaid expenses	(21,918)	(8,074)
Increase (decrease) in operating liabilities, net of effects of businesses acquired
Accounts payable and accrued expenses	18,111	(1,412)
Related party payables	(1,343,827)	137,166
Other liabilities	5,408	8,050
Net Cash Provided by (Used in) Operating Activities	(1,135,599)	97,669
Cash Flows from Investing Activities
Purchase of property, plant, and equipment	(1,787,653)	(2,091,624)
Cash Flows from Financing Activities
Proceeds from issuance of debt	1,020,067
Repayment of related party debt		-
Proceeds from private offerings	2,475,820	2,029,400
Distributions to partners	(168,216)	(24,694)
Net Cash Provided by (Used in) Financing Activities	3,327,671	2,004,706
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	404,419	10,751
Cash, Cash Equivalents, and Restricted Cash at the beginning of the period	16,428	5,677
Cash, Cash Equivalents, and Restricted Cash at the end of the period	420,847	16,428

Supplemental Cash Flow information
Cash Paid During the Year for
Interest	$ 30,631	$ -

Ark7 Properties Advance LLC

Consolidated and consolidating Balance Sheet

As of December 31, 2025

Description	Ark7 Properties Advance LLC	Ark7 Properties Advance LLC - Series #6MWZZ	Ark7 Properties Advance LLC - Series #8S8XK	Ark7 Properties Advance LLC - Series #9WWAJ	Ark7 Properties Advance LLC - Series #BULMO	Ark7 Properties Advance LLC - Series #DJGLA	Ark7 Properties Advance LLC - Series #ESMYO	Ark7 Properties Advance LLC - Series #HEEMV	Ark7 Properties Advance LLC - Series #ICBTL	Ark7 Properties Advance LLC - Series #IDUG0
Assets
Current Assets
Cash and cash equivalents	$ 404,894	$ (1,099)	$ -	$ 7,456	$ 6,588	$ 1,026	$ -	$ -	$ -	$ -
Receivables	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -
Related party receivables	526,159	-	-	-	-	-	-	-	-	-
Prepaid expenses	-	1,563	1,525	2,465	2,941	4,218	5,202	1,390	1,262	1,356
Total Current Assets	931,053	464	1,525	9,921	9,529	5,244	5,202	1,390	1,262	1,356
Noncurrent Assets
Property, plant, and equipment
Property, plant, and equipment - Cost	-	232,966	215,492	293,808	634,047	250,431	231,914	253,413	267,746	215,267
Property, plant, and equipment - Accumulated Depreciation	-	(8,400)	(6,149)	(7,171)	(25,239)	(9,172)	(8,253)	(9,357)	(10,903)	(6,141)
Total Property, plant, and equipment	-	224,566	209,343	286,637	608,808	241,259	223,661	244,055	256,843	209,126
Total Noncurrent Assets	-	224,566	209,343	286,637	608,808	241,259	223,661	244,055	256,843	209,126
Total Assets	931,053	225,030	210,868	296,558	618,337	246,503	228,863	245,446	258,105	210,482

Liabilities & Members' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	29,743	-	-	-	-	-	-	-	-	-
Current portion of mortgage payable	-	-	-	1,951	3,448	1,681	1,384	-	-	-
Related party payables	808,679	9,100	13,203	(306,691)	(348,012)	(134,132)	(129,218)	495	1,378	(7,538)
Other liabilities, current	-	-	-	-	3,700	-	1,600	-	-	-
Total Current Liabilities	838,422	9,100	13,203	(304,740)	(340,864)	(132,451)	(126,234)	495	1,378	(7,538)
Noncurrent Liabilities
Mortgage payable	-	-	-	195,153	366,574	138,355	138,309	-	-	-
Total Noncurrent Liabilities	-	-	-	195,153	366,574	138,355	138,309	-	-	-
Total Liabilities	838,422	9,100	13,203	(109,587)	25,710	5,904	12,075	495	1,378	(7,538)

Member's Equity
Equity
Members' Equity	-	244,765	239,055	438,012	664,277	271,844	246,149	276,998	287,333	241,756
Retained Earnings (Accumulated Deficit)	92,631	(28,835)	(41,390)	(31,867)	(71,651)	(31,245)	(29,362)	(32,047)	(30,606)	(23,736)
Total Equity	92,631	215,930	197,665	406,145	592,626	240,598	216,787	244,951	256,727	218,021
Total Member's Equity	92,631	215,930	197,665	406,145	592,626	240,598	216,787	244,951	256,727	218,021
Total Liabilities & Members' Equity	$ 931,053	$ 225,030	$ 210,868	$ 296,558	$ 618,337	$ 246,503	$ 228,863	$ 245,446	$ 258,105	$ 210,482

Description	Ark7 Properties Advance LLC - Series #JVI51	Ark7 Properties Advance LLC - Series #LOZV7	Ark7 Properties Advance LLC - Series #NETKE	Ark7 Properties Advance LLC - Series #PJI26	Ark7 Properties Advance LLC - Series #TPVS2	Ark7 Properties Advance LLC - Series #UZMTK	Total
Assets
Current Assets
Cash and cash equivalents	$ 928	$ -	$ 1,540	$ -	$ -	$ (485)	$ 420,847
Receivables	$ -	$ -	$ -	$ -	$ -	$ -	$ -
Related party receivables	-	-	-	-	-	-	526,159
Prepaid expenses	2,387	1,463	1,163	229	727	2,595	30,487
Total Current Assets	3,315	1,463	2,703	229	727	2,109	977,493
Noncurrent Assets
Property, plant, and equipment
Property, plant, and equipment - Cost	427,345	215,371	246,859	-	217,700	393,536	4,095,893
Property, plant, and equipment - Accumulated Depreciation	(5,286)	(6,145)	(9,189)	-	(14,273)	(4,491)	(130,169)
Total Property, plant, and equipment	422,059	209,226	237,670	-	203,427	389,045	3,965,725
Total Noncurrent Assets	422,059	209,226	237,670	-	203,427	389,045	3,965,725
Total Assets	425,374	210,689	240,373	229	204,154	391,154	4,943,218

Liabilities & Members' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	-	-	-	-	-	-	29,743
Current portion of mortgage payable	-	-	1,493	-	-	-	9,957
Related party payables	2,291	18,147	(154,841)	2,229	(8,801)	233,711	0
Other liabilities, current	-	-	1,450	-	5,235	2,473	14,458
Total Current Liabilities	2,291	18,147	(151,898)	2,229	(3,566)	236,184	54,158
Noncurrent Liabilities
Mortgage payable	-	-	145,693	-	-	-	984,085
Total Noncurrent Liabilities	-	-	145,693	-	-	-	984,085
Total Liabilities	2,291	18,147	(6,205)	2,229	(3,566)	236,184	1,038,243

Member's Equity
Equity
Members' Equity	471,800	243,600	266,147	-	244,926	175,647	4,312,310
Retained Earnings (Accumulated Deficit)	(48,717)	(51,058)	(19,569)	(2,000)	(37,206)	(20,677)	(407,335)
Total Equity	423,084	192,541	246,579	(2,000)	207,720	154,970	3,904,975
Total Member's Equity	423,084	192,541	246,579	(2,000)	207,720	154,970	3,904,975
Total Liabilities & Members' Equity	$ 425,374	$ 210,689	$ 240,373	$ 229	$ 204,154	$ 391,154	$ 4,943,218

Ark7 Properties Advance LLC

Consolidated and consolidating Statement of Income

For the year ended December 31, 2025

Description	Ark7 Properties Advance LLC	Ark7 Properties Advance LLC - Series #6MWZZ	Ark7 Properties Advance LLC - Series #8S8XK	Ark7 Properties Advance LLC - Series #9WWAJ	Ark7 Properties Advance LLC - Series #BULMO	Ark7 Properties Advance LLC - Series #DJGLA	Ark7 Properties Advance LLC - Series #ESMYO	Ark7 Properties Advance LLC - Series #HEEMV	Ark7 Properties Advance LLC - Series #ICBTL	Ark7 Properties Advance LLC - Series #IDUG0
Net Income (Loss)
Gross Profit (Loss)
Rental Income	$ -	$ 16,900	$ -	$ 38,460	$ 37,677	$ 25,097	$ 14,018	$ 27,507	$ 26,518	$ -
Other rental fees	-	-	-	-	2,831	-	-	-	-	-
Total Gross Profit (Loss)	-	16,900	-	38,460	40,509	25,097	14,018	27,507	26,518	-
Operating Expenses
General and administrative expenses	10,934	25,600	23,526	42,962	57,694	33,409	26,286	37,354	12,611	2,000
Depreciation and amortization expenses	-	6,897	6,149	7,215	18,545	7,246	6,767	7,393	7,803	6,141
Property tax and state fee	1,670	4,027	4,886	8,802	13,689	3,351	3,264	4,492	2,351	4,890
Total Operating Expenses	12,605	36,524	34,561	58,979	89,928	44,006	36,316	49,239	22,765	13,031
Operating Income (Loss)	(12,605)	(19,624)	(34,561)	(20,519)	(49,419)	(18,909)	(22,298)	(21,732)	3,753	(13,031)
Other Income (Loss)
Interest income, related party	(35,127)	-	-	6,290	18,395	-	4,464	-	-	-
Interest expense	-	-	-	(5,402)	(16,168)	(78)	(3,598)	-	-	-
Interest expense, related party	79,019	(1,477)	(6,600)	(12,236)	-	(3,544)	-	(890)	-	(10,476)
Other income (expense)	-	-	-	-	-	-	-	-	-	-
Total Other Income (Loss)	43,892	(1,477)	(6,600)	(11,348)	2,227	(3,622)	866	(890)	-	(10,476)
Total Net Income (Loss)	$ 31,287	$ (21,101)	$ (41,161)	$ (31,867)	$ (47,192)	$ (22,531)	$ (21,433)	$ (22,623)	$ 3,753	$ (23,507)

Description	Ark7 Properties Advance LLC - Series #JVI51	Ark7 Properties Advance LLC - Series #LOZV7	Ark7 Properties Advance LLC - Series #NETKE	Ark7 Properties Advance LLC - Series #PJI26	Ark7 Properties Advance LLC - Series #TPVS2	Ark7 Properties Advance LLC - Series #UZMTK	Total
Net Income (Loss)
Gross Profit (Loss)
Rental Income	$ 12,000	$ -	$ 20,940	$ -	$ 26,965	$ 6,456	$ 252,538
Other rental fees	-	-	-	-	120	-	2,951
Total Gross Profit (Loss)	12,000	-	20,940	-	27,085	6,456	255,490
Operating Expenses
General and administrative expenses	37,229	23,400	25,840	2,000	12,089	4,143	377,078
Depreciation and amortization expenses	5,286	6,145	7,254	-	6,436	4,491	103,767
Property tax and state fee	5,302	4,998	3,993	-	4,028	3,890	73,632
Total Operating Expenses	47,817	34,543	37,088	2,000	22,552	12,524	554,477
Operating Income (Loss)	(35,817)	(34,543)	(16,148)	(2,000)	4,532	(6,067)	(298,987)
Other Income (Loss)
Interest income, related party	-	-	5,979	-	-	-	(0)
Interest expense	-	-	(5,385)	-	-	-	(30,631)
Interest expense, related party	(12,900)	(16,287)	-	-	-	(14,610)	(0)
Other income (expense)	-	-	-	-	-	-	-
Total Other Income (Loss)	(12,900)	(16,287)	594	-	-	(14,610)	(30,631)
Total Net Income (Loss)	$ (48,717)	$ (50,829)	$ (15,554)	$ (2,000)	$ 4,532	$ (20,677)	$ (329,618)

Ark7 Properties Advance LLC

Consolidated and consolidating Statement of Members' Equity

For the year ended December 31, 2025

Description	Ark7 Properties Advance LLC	Ark7 Properties Advance LLC - Series #6MWZZ	Ark7 Properties Advance LLC - Series #8S8XK	Ark7 Properties Advance LLC - Series #9WWAJ	Ark7 Properties Advance LLC - Series #BULMO	Ark7 Properties Advance LLC - Series #DJGLA	Ark7 Properties Advance LLC - Series #ESMYO	Ark7 Properties Advance LLC - Series #HEEMV	Ark7 Properties Advance LLC - Series #ICBTL	Ark7 Properties Advance LLC - Series #IDUG0
Balance at January 01, 2025	$ 61,344	$ 45,666	$ (229)	$ -	$ 617,852	$ (8,714)	$ 251,169	$ 192,133	$ 273,048	$ (229)
Equity Contribution	-	202,276	250,000	450,000	49,256	285,000	-	87,260	(5,512)	250,000
Net Income (Loss)	31,287	(21,101)	(41,161)	(31,867)	(47,192)	(22,531)	(21,433)	(22,623)	3,753	(23,507)
Distribution	-	(10,911)	(10,945)	(11,988)	(27,289)	(13,156)	(12,949)	(11,820)	(14,563)	(8,244)
Balance at December 31, 2025	$ 92,631	$ 215,930	$ 197,665	$ 406,145	$ 592,626	$ 240,598	$ 216,787	$ 244,951	$ 256,727	$ 218,021

Description	Ark7 Properties Advance LLC - Series #JVI51	Ark7 Properties Advance LLC - Series #LOZV7	Ark7 Properties Advance LLC - Series #NETKE	Ark7 Properties Advance LLC - Series #PJI26	Ark7 Properties Advance LLC - Series #TPVS2	Ark7 Properties Advance LLC - Series #UZMTK	Total
Balance at January 01, 2025	$ -	$ (229)	$ 278,474	$ -	$ 216,705	$ -	$ 1,926,989
Equity Contribution	480,000	250,000	(40)	-	-	177,580	2,475,820
Net Income (Loss)	(48,717)	(50,829)	(15,554)	(2,000)	4,532	(20,677)	(329,618)
Distribution	(8,200)	(6,400)	(16,301)	-	(13,517)	(1,933)	(168,216)
Balance at December 31, 2025	$ 423,084	$ 192,541	$ 246,579	$ (2,000)	$ 207,720	$ 154,970	$ 3,904,975

Ark7 Properties Advance LLC

Consolidated and consolidating Statement of Cash Flows

For the year ended December 31, 2025

Description	Ark7 Properties Advance LLC	Ark7 Properties Advance LLC - Series #6MWZZ	Ark7 Properties Advance LLC - Series #8S8XK	Ark7 Properties Advance LLC - Series #9WWAJ	Ark7 Properties Advance LLC - Series #BULMO	Ark7 Properties Advance LLC - Series #DJGLA	Ark7 Properties Advance LLC - Series #ESMYO	Ark7 Properties Advance LLC - Series #HEEMV	Ark7 Properties Advance LLC - Series #ICBTL	Ark7 Properties Advance LLC - Series #IDUG0
Cash Flows From Operating Activities
Net Income (Loss)	$ 31,287	$ (21,101)	$ (41,161)	$ (31,867)	$ (47,192)	$ (22,531)	$ (21,433)	$ (22,623)	$ 3,753	$ (23,507)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
Depreciation and amortization	-	6,897	6,149	7,215	18,545	7,246	6,767	7,393	7,803	6,141
Total Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
(Increase) decrease in operating assets, net of effects of businesses acquired
Accounts receivable	-	-	-	-	-	-	-	-	-	-
Related party receivables	828,299	54,183	12,974	(306,692)	(294,999)	(134,300)	128,398	200,265	9,467	(7,767)
Prepaid expenses	-	(653)	(1,525)	(2,465)	(654)	(4,218)	(3,695)	(475)	(949)	(1,356)
Increase (decrease) in operating liabilities, net of effects of businesses acquired
Accounts payable and accrued expenses	18,111	-	-	-	-	-	-	-	-	-
Related party payables	(489,232)	(220,000)	-	(3,977)	(66,739)	(261,844)	(233,012)	(260,000)	-	-
Other liabilities	-	-	-	-	500	-	1,600	-	-	-
Net Cash Provided by (Used in) Operating Activities	388,465	(180,674)	(23,563)	(337,786)	(390,539)	(415,647)	(121,375)	(75,440)	20,075	(26,489)
Cash Flows from Investing Activities
Payments received from related party loans and notes receivable
Related party loans and notes receivable issued
Purchase of property, plant, and equipment	-	(11,790)	(215,492)	(293,808)	(1,488)	(2,051)	(8,348)	-	-	(215,267)
Cash Flows from Financing Activities
Proceeds from issuance of debt		-	-	201,037	376,649	146,880	142,672	-	-	-
Payments for debt issuance costs
Repayment of debt
Proceeds from issuance of related party debt
Repayment of related party debt	-
Proceeds from private offerings	-	202,276	250,000	450,000	49,256	285,000	-	87,260	(5,512)	250,000
Distributions to partners	-	(10,911)	(10,945)	(11,988)	(27,289)	(13,156)	(12,949)	(11,820)	(14,563)	(8,244)
Net Cash Provided by (Used in) Financing Activities	-	191,365	239,055	639,049	398,615	418,724	129,723	75,440	(20,075)	241,756
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	388,465	(1,099)	(0)	7,456	6,588	1,026	0	(0)	0	(0)
Cash, Cash Equivalents, and Restricted Cash at January 01, 2025	16,428	-	-	-	-	-	-	-	-	-
Cash, Cash Equivalents, and Restricted Cash at December 31, 2025	404,894	(1,099)	-	7,456	6,588	1,026	-	-	-	-

Supplemental Cash Flow information
Cash Paid During the Year for
Interest	$ -	$ -	$ -	$ 5,402	$ 16,168	$ 78	$ 3,598	$ -	$ -	$ -

Description	Ark7 Properties Advance LLC - Series #JVI51	Ark7 Properties Advance LLC - Series #LOZV7	Ark7 Properties Advance LLC - Series #NETKE	Ark7 Properties Advance LLC - Series #PJI26	Ark7 Properties Advance LLC - Series #TPVS2	Ark7 Properties Advance LLC - Series #UZMTK	Total
Cash Flows From Operating Activities
Net Income (Loss)	$ (48,717)	$ (50,829)	$ (15,554)	$ (2,000)	$ 4,532	$ (20,677)	$ (329,618)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
Depreciation and amortization	5,286	6,145	7,254	-	6,436	4,491	103,767
Total Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
(Increase) decrease in operating assets, net of effects of businesses acquired
Accounts receivable	-	-	-	-	-	-	-
Related party receivables	2,290	17,919	(78,610)	2,229	1,811	(2,990)	432,478
Prepaid expenses	(2,387)	(1,463)	72	(229)	674	(2,595)	(21,918)
Increase (decrease) in operating liabilities, net of effects of businesses acquired
Accounts payable and accrued expenses	-	-	-	-	-	-	18,111
Related party payables	-	-	(45,723)	-	-	236,701	(1,343,827)
Other liabilities	-	-	-	-	835	2,473	5,408
Net Cash Provided by (Used in) Operating Activities	(43,528)	(28,229)	(132,560)	-	14,288	217,403	(1,135,599)
Cash Flows from Investing Activities
Payments received from related party loans and notes receivable
Related party loans and notes receivable issued
Purchase of property, plant, and equipment	(427,345)	(215,371)	(2,387)	-	(771)	(393,536)	(1,787,653)
Cash Flows from Financing Activities
Proceeds from issuance of debt	-	-	152,829	-	-	-	1,020,067
Payments for debt issuance costs
Repayment of debt
Proceeds from issuance of related party debt
Repayment of related party debt
Proceeds from private offerings	480,000	250,000	(40)	-	-	177,580	2,475,820
Distributions to partners	(8,200)	(6,400)	(16,301)	-	(13,517)	(1,933)	(168,216)
Net Cash Provided by (Used in) Financing Activities	471,800	243,600	136,488	-	(13,517)	175,647	3,327,671
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	927	-	1,540	-	0	(485)	404,419
Cash, Cash Equivalents, and Restricted Cash at January 01, 2025	-	-	-	-	-	-	16,428
Cash, Cash Equivalents, and Restricted Cash at December 31, 2025	928	-	1,540	-	-	(485)	420,847

Supplemental Cash Flow information
Cash Paid During the Year for
Interest	$ -	$ -	$ 5,385	$ -	$ -	$ -	$ 30,631

ARK7 PROPERTIES ADVANCE LLC

NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

NOTE 1: ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General Information

Ark7 Properties Advance LLC (the "APAL") is a Delaware series limited liability company wholly owned by Ark7 Inc. (the "Parent Company"). The APAL was formed on October 12, 2023, in accordance with the Limited Liability Company Act (LLCA) of the state of Delaware. The APAL has registered 15 Series Delaware limited liability companies (the "Series Companies"), each of which will be used as an investment vehicle that intends to enable investors to own fractional ownership of a specific rental property. This lowers the cost of entry and minimizes the time commitment for real estate investing. An investment in the APAL entitles the investor to the potential economic benefits normally associated with direct property ownership while requiring no investor involvement in asset or property management.

Series	Carrier	Property Address	Registration Date
TPVS2	Chicago-C4	20 N State St, Unit 307, Chicago, IL 60602	October 12, 2023
ESMYO	DFW-S16	177 E Sweden St, Walnut Springs, TX 76690	July 26, 2024
6MWZZ	DFW-S17	112 W Sweden St, Walnut Springs, TX 76690	July 26, 2024
ICBTL	Atlanta-C8	215 Piedmont Ave NE, Unit 1503, Atlanta, GA 30308	July 30, 2024
NETKE	Atlanta-T5	1986 Old Dogwood, Jonesboro, GA 30238	July 30, 2024
BULMO	SoCal-S18	27308 Barre Dr, Menifee, CA 92584	July 30, 2024
DJGLA	Atlanta-C10	215 Piedmont Ave NE, #902, Atlanta, GA 30308	August 30, 2024
HEEMV	Atlanta-C9	215 Piedmont Ave NE, #609, Atlanta, GA 30308	August 30, 2024
8S8XK	DFW-T6	202 Henderson St, Bonham, TX 75418	December 18, 2024
IDUG0	DFW-T7	204 Henderson St, Bonham, TX 75418	December 18, 2024
LOZV7	DFW-T8	208 Henderson St, Bonham, TX 75418	December 18, 2024
9WWAJ	DFW-S19	1009 Hanover Dr, Forney, TX 75126	February 5, 2025
JVI51	DFW-S20	521 Big Horn Pass, Denton, TX 76210	July 7, 2025
UZMTK	DFW-S21	3513 San Lucas Ln, Denton, TX 76208	July 7, 2025
PJI26	N/A	N/A	December 16, 2025

Management's Plan and Going Concerns

The accompanying consolidated and consolidating financial statements have been prepared under the assumption that APAL will continue as a going concern. While APAL has faced operating losses and has not yet reached a level of revenue sufficient to cover its operating cost, management has successfully secured approximately $2 million in new capital. This infusion of capital has significantly strengthened the Company's position, removing prior concern about its ability to continue operations over the next 12 months.

Although recurring operational challenges remain, management is focused on addressing these with a proactive approach. The Company recognizes that achieving long-term financial stability requires strategic improvements in operational performance, and it is fully committed to executing plans that will lead to sustained profitability. The accompanying financial statements have been prepared without adjustments based on these ongoing efforts, which are aimed at ensuring the Company's long-term success. As of December 31, 2025 and 2024, APAL's accumulated deficit amounted to $407,336 and $77,717, respectively.

These conditions highlight certain challenges that may create uncertainty regarding APAL's ability to continue as a going concern. However, the company is actively addressing these factors and is well-positioned to overcome them. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Statement of compliance

The accompanying consolidated and consolidating financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The consolidated and consolidating financial statements include the accounts of the APAL and its Series Companies. All intercompany balances and transactions are eliminated in consolidation.

These consolidated and consolidating financial statements have been prepared under the historical cost convention, except for evaluating specific financial instruments carried at fair value.

Method of accounting

The consolidated and consolidating financial statement of the APAL is prepared on the accrual basis of accounting. It includes only those assets, liabilities, and results of operations that relate to the business of the APAL.

Use of estimates and assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. To the extent that there are material differences between these estimates and actual results, the APAL's financial condition or operating results will be materially affected. The APAL bases its estimates on past experience and other assumptions that the APAL believes are reasonable under the circumstances, and the APAL evaluates those estimates on an ongoing basis.

Functional and presentation currency

Items included in the APAL's consolidated financial statements are estimated using the currency that best reflects the economic substance of the underlying events and circumstances related to the APAL (the "functional currency"). The functional and presentation currency of the accompanying financial statements is US Dollars (the "USD").

Revenue recognition

Rental income is reported on a straight-line basis over the terms of the respective leases. The property rental income for the year ended December 31, 2025 and 2024 was $252,538 and $50,052, respectively.

The concentration of credit risk

Financial instruments potentially subject the APAL to the concentration of credit risk, primarily cash and tenant receivables. The APAL places its cash with financial institutions, and its balances are insured by the Federal Deposit Insurance Corporation up to $250,000. At various times, the APAL had a cash balance over the insured amount.

Fair value measurements

FASB ASC 820, "Fair Value Measurements" defines fair value for certain financial and nonfinancial assets and liabilities that are recorded at fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. It requires that an entity measure its financial instruments to base fair value on the exit price, maximize the use of observable units and minimize the use of unobservable inputs to determine the exit price. It establishes a hierarchy which prioritizes the inputs to valuation techniques used to measure fair value. This hierarchy increases the consistency and comparability of fair value measurements and related disclosures by maximizing the use of observable inputs and minimizing the use of unobservable inputs by requiring that observable inputs be used when available.

Observable inputs are inputs that reflect the assumptions market participants would use in pricing the assets or liabilities based on market data obtained from sources independent of the APAL. Unobservable inputs are inputs that reflect the APAL's own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy prioritizes the inputs into three broad levels based on the reliability of the inputs as follows:

Level 1 - Inputs are quoted prices in active markets for identical assets or liabilities that the APAL has the ability to access at the measurement date. Valuation of these instruments does not require a high degree of judgment as the valuations are based on quoted prices in active markets that are readily and regularly available.

Level 2 - Inputs other than quoted prices in active markets that are either directly or indirectly observable as of the measurement date, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Valuations based on inputs that are unobservable and not corroborated by market data. The fair value for such assets and liabilities is generally determined using pricing models, discounted cash flow methodologies, or similar techniques that incorporate the assumptions a market participant would use in pricing the asset or liability.

The carrying values of certain assets and liabilities of the APAL approximate fair value due to their either relatively short maturities and/or consistency with current market rates.

Property, plant, and equipment

Land is carried at cost. Building, leasehold improvements, furniture, fixtures, and equipment are carried at cost, less accumulated depreciation and amortization. The building, furniture, fixtures, and equipment are depreciated using the straight-line method over the estimated useful lives of the assets. The cost of leasehold improvements is amortized using the straight-line method over the terms of the related leases. Repairs and maintenance are expensed when incurred.

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of long-lived assets is assessed by a comparison of the carrying amount of the asset to the estimated future undiscounted net cash flows expected to be generated by the asset or group of assets. If estimated future undiscounted net cash flows are less than the carrying amount of the asset or group of assets, the asset is considered impaired and an expense is recorded in an amount required to reduce the carrying amount of the asset to its then fair value. Fair value is generally determined from estimated discounted future net cash flows (for assets held for use) or net realizable value (for assets held for sale). For the year ended December 31, 2025 and 2024, the APAL has not recognized any impairment losses.

Property, plant and equipment consist of the following as of December 31, 2025 and 2024:

	December 31, 2025	December 31, 2024
Buildings and improvements	$ 3,290,251	$ 1,852,592
Furniture and fixtures	$ 2,374	$ 313
Land	$ 803,268	$ 455,336
Property, plant, and equipment, gross	4,095,893	2,308,240
Less: Buildings and improvements - Accumulated Depreciation	(129,909)	(26,634)
Furniture and fixtures - Accumulated Depreciation	(260)	(39)
Property, plant, and equipment	$ 3,965,725	$ 2,281,568

Estimated useful life for buildings and improvements is 27.5 years.

Depreciation expenses for the year ended December 31, 2025 and 2024 was $103,767 and $25,246, respectively.

Lease accounting

According to the recently adopted Accounting Standards Updated ("ASU") No. 2016-02, Leases (Topic 842) ("ASU 2016- 02" or "ASC 842"), the APAL determines whether the arrangement is or contains a lease based on the unique facts and circumstances present in the arrangement. Leases with a term greater than one year are recognized on the balance sheet as right-of-use assets and current and non-current lease liabilities, as applicable. As of December 31, 2025 and 2024, the APAL had no long-term leases.

Income taxes

The APAL is taxed as a Limited Liability Company (LLC). Under these provisions, the APAL does not pay federal corporate income taxes on its taxable income. Instead, the shareholders are liable for individual federal and state income taxes on their respective shares of the APAL's taxable income.

Each series will be taxed as a C-corporation, with the profits taxed at the series level, independent of distributions to investors. For this offering of series interests to investors, each series will be taxed as a C-corporation, with the profits taxed at the series level, independent of distributions to investors. This means that the Series will owe corporate income tax on its profits and will report these profits and losses for tax purposes at the corporate level. The Series will distribute dividends to investors from the net profits after taxes, subject to our Managing Member's discretion regarding the retention of funds for future working capital needs. Consequently, investors may receive dividend distributions when profits are realized and taxes are paid at the corporate level, which could be independent of the actual cash distributions made to investors.

NOTE 2: PROPERTY MANAGEMENT RESERVES

Multiple Series Companies have allocated funds to establish property management reserves. These funds are designed to mitigate future financial uncertainties associated with property-related expenses, including maintenance, repairs, enhancements, or unanticipated costs. The aim is to maintain the properties in satisfactory condition, prevent financial strain, and preclude the necessity for immediate supplementary contributions from investors or owners due to substantial, unexpected expenses.

As of December 31, 2025 and 2024, the balance of the property management reserve was $15,954 and $0, respectively, and is included in cash and cash equivalents on the accompanying balance sheet.

NOTE 3: MORTGAGE PAYABLES

Series #ESMYO

On August 28, 2025, the APAL - Series ESMYO executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APAL - Series ESMYO borrowed $ 143,000.00 at 7.375% interest with a maturity of August 31, 2055. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2025 was $139,693 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in 2025 was $3,598.

Series #BULMO

On June 10, 2025, the APAL - Series BULMO executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APAL - Series BULMO borrowed $ 378,000.00 at 7.750% interest with a maturity of June 30, 2055. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2025 was $370,022 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in 2025 was $16,168.

Series #NETKE

On July 8, 2025, the APAL - Series NETKE executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APAL - Series NETKE borrowed $ 153,300.00 at 7.375% interest with a maturity of July 31, 2055. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2025 was $147,186 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in 2025 was $5,385.

Series #DJGLA

On December 28, 2025, the APAL - Series DJGLA executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APAL - Series DJGLA borrowed $ 146,880.00 at 6.375% interest with a maturity of December 31, 2055. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2025 was $140,036 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in 2025 was $78.

Series #9WWAJ

On August 20, 2025, the APAL - Series 9WWAJ executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APAL - Series 9WWAJ borrowed $ 201,500.00 at 7.375% interest with a maturity of August 31, 2055. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2025 was $197,104 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in 2025 was $5,402.

Mortgage interest expenses for the year ended December 31, 2025 was $30,631.

	December 31, 2025	December 31, 2024
Current Portion of Mortgage Payable	$ 9,957	$ 2,657

Maturities of the mortgage payable are as follows (excluding the net of the finance cost):

Year	Amount
2026	9,957
2027	10,713
2028	11,526
2029	12,402
2030	13,344
Thereafter	962,124
Total	$ 1,020,067

NOTE 4: TRANSACTIONS WITH RELATED PARTIES

Amounts due from / (to) Affiliate

The Parent Company advances funds to APAL to cover property acquisition and administrative costs. These advances are non-interest bearing and are due on demand. The outstanding balance with the affiliate as of December 31, 2025 and 2024 amounted to $526,159 receivable and $358,895 payable, respectively, and is presented under related party receivables and related party payables in the accompanying balance sheet. The change from a net payable position in 2024 to a net receivable position in 2025 was mainly due to significant intercompany settlements and net movements during the year.

Property sourcing fee and offering expenses reimbursement

Pursuant to the Operating Agreement the Asset Manager, as consideration for assisting in the sourcing of the Underlying Asset of a Series, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% (of the maximum offering amount) Sourcing Fee. The sourcing fee is in connection with the search and negotiation of the property purchase as set forth in the Certificate of Designations for the Series.

The Parent Company assigns offering expenses to each series, which are then set as part of each series' intended Use of Proceeds. The parent company will be reimbursed a fixed amount for each series for offering expenses.

Series #6MWZZ

The property sourcing fee and offering expenses incurred in the year ended December 31, 2025 was $7,740 and $7,740, respectively, and in December 31, 2024 was $0 and $0, respectively.

Series #8S8XK

The property sourcing fee and offering expenses incurred in the year ended December 31, 2025 was $7,500 and $7,500, respectively, and in December 31, 2024 was $0 and $229, respectively.

Series #9WWAJ

The property sourcing fee and offering expenses incurred in the year ended December 31, 2025 was $13,500 and $13,500, respectively, and in December 31, 2024 was $0 and $0, respectively.

Series #BULMO

The property sourcing fee and offering expenses incurred in the year ended December 31, 2025 was $21,300 and $21,300, respectively, and in December 31, 2024 was $0 and $0, respectively.

Series #DJGLA

The property sourcing fee and offering expenses incurred in the year ended December 31, 2025 was $8,550 and $8,550, respectively, and in December 31, 2024 was $0 and $0, respectively.

Series #ESMYO

The property sourcing fee and offering expenses incurred in the year ended December 31, 2025 was $7,800 and $7,800, respectively, and in December 31, 2024 was $0 and $0, respectively.

Series #HEEMV

The property sourcing fee and offering expenses incurred in the year ended December 31, 2025 was $8,700 and $8,700, respectively, and in December 31, 2024 was $0 and $0, respectively.

Series #ICBTL

The property sourcing fee and offering expenses incurred in the year ended December 31, 2025 was $0 and $0, respectively, and in December 31, 2024 was $9,300 and $15,700, respectively.

Series #JVI51

The property sourcing fee and offering expenses incurred in the year ended December 31, 2025 was $14,400 and $14,400, respectively, and in December 31, 2024 was $0 and $0, respectively.

Series #LOZV7

The property sourcing fee and offering expenses incurred in the year ended December 31, 2025 was $7,500 and $7,500, respectively, and in December 31, 2024 was $0 and $229, respectively.

Series #NETKE

The property sourcing fee and offering expenses incurred in the year ended December 31, 2025 was $8,550 and $8,550, respectively, and in December 31, 2024 was $0 and $0, respectively.

Series #TPVS2

The property sourcing fee and offering expenses incurred in the year ended December 31, 2025 was $0 and $0, respectively, and in December 31, 2024 was $7,920 and $14,320, respectively.

Asset management fee

For services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Series #6MWZZ

The Series #6MWZZ has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #6MWZZ and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #6MWZZ together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2025 and 2024, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2025 and 2024, was $1,099 and $0, respectively.

Series #8S8XK

The Series #8S8XK has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #8S8XK and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #8S8XK together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2025 and 2024, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2025 and 2024, was $0 and $0, respectively.

Series #9WWAJ

The Series #9WWAJ has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #9WWAJ and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #9WWAJ together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2025 and 2024, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2025 and 2024, was $2,692 and $0, respectively.

Series #BULMO

The Series #BULMO has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #BULMO and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #BULMO together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2025 and 2024, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2025 and 2024, was $4,764 and $0, respectively.

Series #DJGLA

The Series #DJGLA has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #DJGLA and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #DJGLA together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2025 and 2024, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2025 and 2024, was $0 and $0, respectively.

Series #ESMYO

The Series #ESMYO has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #ESMYO and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #ESMYO together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2025 and 2024, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2025 and 2024, was $518 and $87, respectively.

Series #HEEMV

The Series #HEEMV has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #HEEMV and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #HEEMV together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2025 and 2024, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2025 and 2024, was $0 and $0, respectively.

Series #ICBTL

The Series #ICBTL has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #ICBTL and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #ICBTL together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2025 and 2024, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2025 and 2024, was $0 and $0, respectively.

Series #IDUG0

The Series #IDUG0 has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #IDUG0 and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #IDUG0 together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2025 and 2024, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2025 and 2024, was $0 and $0, respectively.

Series #JVI51

The Series #JVI51 has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #JVI51 and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #JVI51 together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2025 and 2024, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2025 and 2024, was $(928) and $0, respectively.

Series #LOZV7

The Series #LOZV7 has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #LOZV7 and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #LOZV7 together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2025 and 2024, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2025 and 2024, was $0 and $0, respectively.

Series #NETKE

The Series #NETKE has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #NETKE and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #NETKE together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2025 and 2024, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2025 and 2024, was $0 and $0, respectively.

Series #TPVS2

The Series #TPVS2 has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #TPVS2 and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #TPVS2 together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2025 and 2024, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2025 and 2024, was $849 and $749, respectively.

Series #UZMTK

The Series #UZMTK has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #UZMTK and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #UZMTK together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2025 and 2024, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2025 and 2024, was $485 and $0, respectively.

NOTE 5: SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date on the consolidated financial statements that were available to be issued, which is May 18, 2026 and has determined that there were no material subsequent events that require disclosure in these financial statements.

NOTE 6: APPROVAL OF CONSOLIDATED FINANCIAL STATEMENTS

The consolidated and consolidating financial statements have been approved by the management of the APAL and authorized for issue on May 18, 2026.

ARK7 PROPERTIES ADVANCE LLC

AUDITED CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

For the year ended December 31, 2024 and 2023

F-1

F-2

Independent Auditor's Report

Yizhen Zhao

Ark7 Properties Advance LLC

San Francisco, CA, United States of America

Report on the Audit of the Financial Statements

Opinion

We have audited the consolidated and consolidating financial statements of Ark7 Properties Advance LLC (the "APAL") and its Series, which comprise the consolidated and consolidating balance sheet as of December 31, 2024, and the related consolidated and consolidating statements of income, members' equity, and cash flows for the year ended December 31, 2024, and the related notes (collectively referred to as the consolidated and consolidating financial statements).

In our opinion, the accompanying consolidated and consolidating financial statements present fairly, in all material respects, the financial position of the APAL as of December 31, 2024, the results of its operations, and its cash flows for the year ended December 31, 2024, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the APAL and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated and consolidating financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated and consolidating financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated and consolidating financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the APAL's ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor's Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated and consolidating financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated and consolidating financial statements.

In performing an audit in accordance with GAAS, we:

  Exercise professional judgment and maintain professional skepticism throughout the audit.
  Identify and assess the risks of material misstatement of the consolidated and consolidating financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated and consolidating financial statements.
  Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the APAL's internal control. Accordingly, no such opinion is expressed.
  Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated and consolidating financial statements.
  Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the APAL's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Emphasis of Matter

We draw attention to Note 1 of the financial statements, which describes the Company's continued operating losses. While these conditions previously raised concerns about Ark7 Properties Advance LLC's (APAL) ability to continue as a going concern, management has since successfully raised approximately $2 million in new capital. As a result, the previously noted uncertainty regarding Company's ability to sustain operations over the next year has been significantly reduced. However, the recurring operating losses remain an area that require attention. It is the responsibility of management to implement and execute a sustainable plan to improve financial performance and ensure the long-term viability of the Company. Our opinion is not modified with respect to this matter.

/s/ Norbie Gaerlan

____________________

San Francisco, CA

June 2, 2025

F-3

Ark7 Properties Advance LLC

Consolidated Balance Sheet

As of December 31, 2024 and 2023

Description	December 31, 2024	December 31, 2023
Assets
Current Assets
Cash and cash equivalents	$ 16,428	$ 5,677
Receivables	-	500
Related party receivables	-	-
Prepaid expenses	8,569	495
Total Current Assets	24,997	6,672
Noncurrent Assets
Property, plant, and equipment
Property, plant, and equipment - Cost	2,308,240	216,617
Property, plant, and equipment - Accumulated Depreciation	(26,672)	(1,426)
Total Property, plant, and equipment	2,281,568	215,190
Total Noncurrent Assets	2,281,568	215,190
Total Assets	2,306,565	221,863

Liabilities & Members' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	11,631	13,043
Current portion of mortgage payable	-	-
Related party payables	358,895	221,729
Other liabilities, current	9,050	1,000
Total Current Liabilities	379,576	235,772
Noncurrent Liabilities
Mortgage payable	-	-
Total Noncurrent Liabilities	-	-
Total Liabilities	379,576	235,772

Member's Equity
Equity
Members' Equity	2,004,706	-
Retained Earnings (Accumulated Deficit)	(77,717)	(13,909)
Total Equity	1,926,989	(13,909)
Total Member's Equity	1,926,989	(13,909)
Total Liabilities & Members' Equity	$ 2,306,565	$ 221,863

F-4

Ark7 Properties Advance LLC

Consolidated Statement of Income

For the year ended December 31, 2024 and 2023

Description	December 31, 2024	December 31, 2023
Net Income (Loss)
Gross Profit (Loss)
Rental Income	$ 50,052	$ -
Other rental fees	-	-
Total Gross Profit (Loss)	50,052	-
Operating Expenses
General and administrative expenses	75,352	10,808
Depreciation and amortization expenses	25,246	1,426
Property tax and state fee	13,261	1,558
Total Operating Expenses	113,860	13,791
Operating Income (Loss)	(63,807)	(13,791)
Other Income (Loss)
Interest expense	-	-
Interest expense, related party	0	-
Other income (expense)	-	(118)
Total Other Income (Loss)	0	(118)
Total Net Income (Loss)	$ (63,807)	$ (13,909)

F-5

Ark7 Properties Advance LLC

Consolidated Statement of Members' Equity

For the year ended December 31, 2024 and 2023

Description	December 31, 2024	December 31, 2023
Balance at the beginning of the period	$ (13,909)	$ -
Equity Contribution	2,029,400	-
Net Income (Loss)	(63,807)	(13,909)
Distribution	(24,694)	-
Balance at the end of the period	$ 1,926,989	$ (13,909)

F-6

Ark7 Properties Advance LLC

Consolidated Statement of Cash Flows

For the year ended December 31, 2024 and 2023

Description	December 31, 2024	December 31, 2023
Cash Flows From Operating Activities
Net Income (Loss)	$ (63,807)	$ (13,909)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
Depreciation and amortization	25,246	1,426
(Increase) decrease in operating assets, net of effects of businesses acquired
Accounts receivable	500	(500)
Related party receivables	-	-
Prepaid expenses	(8,074)	(495)
Increase (decrease) in operating liabilities, net of effects of businesses acquired
Accounts payable and accrued expenses	(1,412)	13,043
Related party payables	137,166	221,729
Other liabilities	8,050	1,000
Net Cash Provided by (Used in) Operating Activities	97,669	222,294
Cash Flows from Investing Activities
Purchase of property, plant, and equipment	(2,091,624)	(216,617)
Cash Flows from Financing Activities
Proceeds from issuance of debt	-	-
Repayment of related party debt	-	-
Proceeds from private offerings	2,029,400	-
Distributions to partners	(24,694)	-
Net Cash Provided by (Used in) Financing Activities	2,004,706	-
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	10,751	5,677
Cash, Cash Equivalents, and Restricted Cash at the beginning of the period	5,677	-
Cash, Cash Equivalents, and Restricted Cash at the end of the period	16,428	5,677

Supplemental Cash Flow information
Cash Paid During the Year for
Interest	$ -	$ -

F-7

Ark7 Properties Advance LLC

Consolidated and consolidating Balance Sheet

As of December 31, 2024

Description	Ark7 Properties Advance LLC	Ark7 Properties Advance LLC - Series #6MWZZ	Ark7 Properties Advance LLC - Series #8S8XK	Ark7 Properties Advance LLC - Series #BULMO	Ark7 Properties Advance LLC - Series #DJGLA	Ark7 Properties Advance LLC - Series #ESMYO	Ark7 Properties Advance LLC - Series #HEEMV	Ark7 Properties Advance LLC - Series #ICBTL	Ark7 Properties Advance LLC - Series #IDUG0	Ark7 Properties Advance LLC - Series #LOZV7
Assets
Current Assets
Cash and cash equivalents	$ 16,428	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -
Receivables
Related party receivables	1,065,000	45,082	(229)	53,014	(168)	257,616	199,770	8,089	(229)	(229)
Prepaid expenses	-	910	-	2,287	-	1,507	915	313	-	-
Total Current Assets	1,081,428	45,992	(229)	55,301	(168)	259,122	200,686	8,402	(229)	(229)
Noncurrent Assets
Property, plant, and equipment
Property, plant, and equipment - Cost	-	221,177	-	632,559	248,380	223,566	253,413	267,746	-	-
Property, plant, and equipment - Accumulated Depreciation	-	(1,503)	-	(6,808)	(1,926)	(1,519)	(1,965)	(3,100)	-	-
Total Property, plant, and equipment	-	219,674	-	625,751	246,454	222,046	251,448	264,646	-	-
Total Noncurrent Assets	-	219,674	-	625,751	246,454	222,046	251,448	264,646	-	-
Total Assets	1,081,428	265,666	(229)	681,052	246,286	481,169	452,133	273,048	(229)	(229)

Liabilities & Members' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	11,631	-	-	-	-	-	-	-	-	-
Current portion of mortgage payable	-	-	-	-	-	-	-	-	-	-
Related party payables	1,008,453	220,000	-	60,000	255,000	230,000	260,000	-	-	-
Other liabilities, current	-	-	-	3,200	-	-	-	-	-	-
Total Current Liabilities	1,020,084	220,000	-	63,200	255,000	230,000	260,000	-	-	-
Noncurrent Liabilities
Mortgage payable	-	-	-	-	-	-	-	-	-	-
Total Noncurrent Liabilities	-	-	-	-	-	-	-	-	-	-
Total Liabilities	1,020,084	220,000	-	63,200	255,000	230,000	260,000	-	-	-

Member's Equity
Equity
Members' Equity	-	53,400	-	642,311	-	259,098	201,558	307,407	-	-
Retained Earnings (Accumulated Deficit)	61,344	(7,734)	(229)	(24,459)	(8,714)	(7,929)	(9,425)	(34,359)	(229)	(229)
Total Equity	61,344	45,666	(229)	617,852	(8,714)	251,169	192,133	273,048	(229)	(229)
Total Member's Equity	61,344	45,666	(229)	617,852	(8,714)	251,169	192,133	273,048	(229)	(229)
Total Liabilities & Members' Equity	$ 1,081,428	$ 265,666	$ (229)	$ 681,052	$ 246,286	$ 481,169	$ 452,133	$ 273,048	$ (229)	$ (229)

Description	Ark7 Properties Advance LLC - Series #NETKE	Ark7 Properties Advance LLC - Series #TPVS2	Eliminating	Total
Assets
Current Assets
Cash and cash equivalents	$ -	$ -	$ -	$ 16,428
Receivables				$ -
Related party receivables	76,231	10,611	(1,714,558)	-
Prepaid expenses	1,235	1,401	-	8,569
Total Current Assets	77,467	12,012	(1,714,558)	24,997
Noncurrent Assets
Property, plant, and equipment
Property, plant, and equipment - Cost	244,472	216,929	-	2,308,240
Property, plant, and equipment - Accumulated Depreciation	(2,015)	(7,837)	-	(26,672)
Total Property, plant, and equipment	242,457	209,092	-	2,281,568
Total Noncurrent Assets	242,457	209,092	-	2,281,568
Total Assets	319,924	221,105	(1,714,558)	2,306,565

Liabilities & Members' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	-	-	-	11,631
Current portion of mortgage payable	-	-	-	-
Related party payables	40,000	-	(1,714,558)	358,895
Other liabilities, current	1,450	4,400	-	9,050
Total Current Liabilities	41,450	4,400	(1,714,558)	379,576
Noncurrent Liabilities
Mortgage payable	-	-	-	-
Total Noncurrent Liabilities	-	-	-	-
Total Liabilities	41,450	4,400	(1,714,558)	379,576

Member's Equity
Equity
Members' Equity	282,489	258,443	-	2,004,706
Retained Earnings (Accumulated Deficit)	(4,015)	(41,739)	-	(77,717)
Total Equity	278,474	216,705	-	1,926,989
Total Member's Equity	278,474	216,705	-	1,926,989
Total Liabilities & Members' Equity	$ 319,924	$ 221,105	$ (1,714,558)	$ 2,306,565

F-8

Ark7 Properties Advance LLC

Consolidated and consolidating Statement of Income

For the year ended December 31, 2024

Description	Ark7 Properties Advance LLC	Ark7 Properties Advance LLC - Series #6MWZZ	Ark7 Properties Advance LLC - Series #8S8XK	Ark7 Properties Advance LLC - Series #BULMO	Ark7 Properties Advance LLC - Series #DJGLA	Ark7 Properties Advance LLC - Series #ESMYO	Ark7 Properties Advance LLC - Series #HEEMV	Ark7 Properties Advance LLC - Series #ICBTL	Ark7 Properties Advance LLC - Series #IDUG0	Ark7 Properties Advance LLC - Series #LOZV7
Net Income (Loss)
Gross Profit (Loss)
Rental Income	$ -	$ -	$ -	$ 9,600	$ 2,764	$ 87	$ 2,822	$ 6,654	$ -	$ -
Other rental fees	-	-	-	-	-	-	-	-	-	-
Total Gross Profit (Loss)	-	-	-	9,600	2,764	87	2,822	6,654	-	-
Operating Expenses
General and administrative expenses	8,192	229	229	935	2,096	316	2,516	28,730	229	229
Depreciation and amortization expenses	-	1,503	-	6,808	1,926	1,519	1,965	3,100	-	-
Property tax and state fee	300	879	-	7,571	679	825	857	438	-	-
Total Operating Expenses	8,492	2,611	229	15,314	4,701	2,660	5,337	32,268	229	229
Operating Income (Loss)	(8,492)	(2,611)	(229)	(5,714)	(1,937)	(2,573)	(2,515)	(25,614)	(229)	(229)
Other Income (Loss)
Interest income, related party	70,286	-	-	-	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-	-	-	-	-
Interest expense, related party	-	(5,123)	-	(18,745)	(6,777)	(5,356)	(6,910)	(8,745)	-	-
Other income (expense)	-	-	-	-	-	-	-	-	-	-
Total Other Income (Loss)	70,286	(5,123)	-	(18,745)	(6,777)	(5,356)	(6,910)	(8,745)	-	-
Total Net Income (Loss)	$ 61,795	$ (7,734)	$ (229)	$ (24,459)	$ (8,714)	$ (7,929)	$ (9,425)	$ (34,359)	$ (229)	$ (229)

Description	Ark7 Properties Advance LLC - Series #NETKE	Ark7 Properties Advance LLC - Series #TPVS2	Eliminating	Total
Net Income (Loss)
Gross Profit (Loss)
Rental Income	$ 5,875	$ 22,250	$ -	$ 50,052
Other rental fees	-	-	-	-
Total Gross Profit (Loss)	5,875	22,250	-	50,052
Operating Expenses
General and administrative expenses	1,041	30,611	-	75,352
Depreciation and amortization expenses	2,015	6,411	-	25,246
Property tax and state fee	1,562	150	-	13,261
Total Operating Expenses	4,619	37,171	-	113,860
Operating Income (Loss)	1,256	(14,921)	-	(63,807)
Other Income (Loss)
Interest income, related party	-	-	(70,286)	-
Interest expense	-	-	-	-
Interest expense, related party	(5,271)	(13,359)	70,286	0
Other income (expense)	-	-	-	-
Total Other Income (Loss)	(5,271)	(13,359)	-	0
Total Net Income (Loss)	$ (4,015)	$ (28,280)	$ -	$ (63,807)

F-9

Ark7 Properties Advance LLC

Consolidated and consolidating Statement of Members' Equity

For the year ended December 31, 2024

Description	Ark7 Properties Advance LLC	Ark7 Properties Advance LLC - Series #6MWZZ	Ark7 Properties Advance LLC - Series #8S8XK	Ark7 Properties Advance LLC - Series #BULMO	Ark7 Properties Advance LLC - Series #DJGLA	Ark7 Properties Advance LLC - Series #ESMYO	Ark7 Properties Advance LLC - Series #HEEMV	Ark7 Properties Advance LLC - Series #ICBTL	Ark7 Properties Advance LLC - Series #IDUG0	Ark7 Properties Advance LLC - Series #LOZV7
Balance at January 01, 2024	$ (451)	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -
Equity Contribution	-	53,400	-	651,000	-	260,000	202,900	312,900	-	-
Net Income (Loss)	61,795	(7,734)	(229)	(24,459)	(8,714)	(7,929)	(9,425)	(34,359)	(229)	(229)
Distribution	-	-	-	(8,689)	-	(902)	(1,342)	(5,493)	-	-
Balance at December 31, 2024	$ 61,344	$ 45,666	$ (229)	$ 617,852	$ (8,714)	$ 251,169	$ 192,133	$ 273,048	$ (229)	$ (229)

Description	Ark7 Properties Advance LLC - Series #NETKE	Ark7 Properties Advance LLC - Series #TPVS2	Eliminating	Total
Balance at January 01, 2024	$ -	$ (13,459)	$ -	$ (13,909)
Equity Contribution	285,200	264,000	-	2,029,400
Net Income (Loss)	(4,015)	(28,280)	-	(63,807)
Distribution	(2,711)	(5,557)	-	(24,694)
Balance at December 31, 2024	$ 278,474	$ 216,705	$ -	$ 1,926,989

F-10

Ark7 Properties Advance LLC

Consolidated and consolidating Statement of Cash Flows

For the year ended December 31, 2024

Description	Ark7 Properties Advance LLC	Ark7 Properties Advance LLC - Series #6MWZZ	Ark7 Properties Advance LLC - Series #8S8XK	Ark7 Properties Advance LLC - Series #BULMO	Ark7 Properties Advance LLC - Series #DJGLA	Ark7 Properties Advance LLC - Series #ESMYO	Ark7 Properties Advance LLC - Series #HEEMV	Ark7 Properties Advance LLC - Series #ICBTL	Ark7 Properties Advance LLC - Series #IDUG0	Ark7 Properties Advance LLC - Series #LOZV7
Cash Flows From Operating Activities
Net Income (Loss)	$ 61,795	$ (7,734)	$ (229)	$ (24,459)	$ (8,714)	$ (7,929)	$ (9,425)	$ (34,359)	$ (229)	$ (229)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
Depreciation and amortization	-	1,503	-	6,808	1,926	1,519	1,965	3,100	-	-
Total Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
(Increase) decrease in operating assets, net of effects of businesses acquired
Accounts receivable	500	-	-	-	-	-	-	-	-	-
Related party receivables	-
Prepaid expenses	-	(910)	-	(2,287)	-	(1,507)	(915)	(313)	-	-
Increase (decrease) in operating liabilities, net of effects of businesses acquired
Accounts payable and accrued expenses	(1,412)	-	-	-	-	-	-	-	-	-
Related party payables	(50,132)	174,918	229	6,986	255,168	(27,616)	60,230	(8,089)	229	229
Other liabilities	-	-	-	3,200	-	-	-	-	-	-
Net Cash Provided by (Used in) Operating Activities	10,751	167,777	-	(9,752)	248,380	(35,532)	51,855	(39,661)	-	-
Cash Flows from Investing Activities
Payments received from related party loans and notes receivable
Related party loans and notes receivable issued
Purchase of property, plant, and equipment	-	(221,177)	-	(632,559)	(248,380)	(223,566)	(253,413)	(267,746)	-	-
Cash Flows from Financing Activities
Proceeds from issuance of debt
Payments for debt issuance costs
Repayment of debt
Proceeds from issuance of related party debt
Repayment of related party debt
Proceeds from private offerings	-	53,400	-	651,000	-	260,000	202,900	312,900	-	-
Distributions to partners	-	-	-	(8,689)	-	(902)	(1,342)	(5,493)	-	-
Net Cash Provided by (Used in) Financing Activities	-	53,400	-	642,311	-	259,098	201,558	307,407	-	-
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	10,751	(0)	-	-	-	-	(0)	-	-	-
Cash, Cash Equivalents, and Restricted Cash at January 01, 2024	5,677	-	-	-	-	-	-	-	-	-
Cash, Cash Equivalents, and Restricted Cash at December 31, 2024	16,428	-	-	-	-	-	-	-	-	-

Supplemental Cash Flow information
Cash Paid During the Year for
Interest	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -

Description	Ark7 Properties Advance LLC - Series #NETKE	Ark7 Properties Advance LLC - Series #TPVS2	Eliminating	Total
Cash Flows From Operating Activities
Net Income (Loss)	$ (4,015)	$ (28,280)	$ -	$ (63,807)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
Depreciation and amortization	2,015	6,411	-	25,246
Total Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
(Increase) decrease in operating assets, net of effects of businesses acquired
Accounts receivable	-	-	-	500
Related party receivables				-
Prepaid expenses	(1,235)	(906)	-	(8,074)
Increase (decrease) in operating liabilities, net of effects of businesses acquired
Accounts payable and accrued expenses	-	-	-	(1,412)
Related party payables	(36,231)	(238,755)	-	137,166
Other liabilities	1,450	3,400	-	8,050
Net Cash Provided by (Used in) Operating Activities	(38,017)	(258,131)	-	97,669
Cash Flows from Investing Activities
Payments received from related party loans and notes receivable
Related party loans and notes receivable issued
Purchase of property, plant, and equipment	(244,472)	(313)	-	(2,091,624)
Cash Flows from Financing Activities
Proceeds from issuance of debt				-
Payments for debt issuance costs
Repayment of debt
Proceeds from issuance of related party debt
Repayment of related party debt				-
Proceeds from private offerings	285,200	264,000	-	2,029,400
Distributions to partners	(2,711)	(5,557)	-	(24,694)
Net Cash Provided by (Used in) Financing Activities	282,489	258,443	-	2,004,706
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	(0)	-		10,751
Cash, Cash Equivalents, and Restricted Cash at January 01, 2024	-	-	-	5,677
Cash, Cash Equivalents, and Restricted Cash at December 31, 2024	-	-	-	16,428

Supplemental Cash Flow information
Cash Paid During the Year for
Interest	$ -	$ -	$ -	$ -

F-11

ARK7 PROPERTIES ADVANCE LLC

NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

NOTE 1: ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General Information

Ark7 Properties Advance LLC (the "APAL") is a single-member Delaware limited liability company wholly owned by Ark7 Inc. (the "Parent Company"). The APAL was formed on October 12, 2023, in accordance with the Limited Liability Company Act (LLCA) of the state of Delaware. The APAL has registered 12 Series Delaware limited liability companies (the "Series Companies"), each of which will be used as an investment vehicle that intends to enable investors to own fractional ownership of a specific rental property. This lowers the cost of entry and minimizes the time commitment for real estate investing. An investment in the APAL entitles the investor to the potential economic benefits normally associated with direct property ownership while requiring no investor involvement in asset or property management.

Series	Carrier	Property Address	Registration Date
TPVS2	Chicago-C4	20 N State St, Unit 307, Chicago, IL 60602	October 12, 2023
ESMYO	DFW-S16	177 E Sweden St, Walnut Springs, TX 76690	July 26, 2024
6MWZZ	DFW-S17	116 W Sweden St, Walnut Springs, TX 76690	July 26, 2024
ICBTL	Atlanta-C8	215 Piedmont Ave NE, Unit 1503, Atlanta, GA 30308	July 30, 2024
NETKE	Atlanta-T5	1986 Old Dogwood, Jonesboro, GA 30238	July 30, 2024
BULMO	SoCal-S18	27308 Barre Dr, Menifee, CA 92584	July 30, 2024
DJGLA	Atlanta-C10	215 Piedmont Ave NE, #902, Atlanta, GA 30308	August 30, 2024
HEEMV	Atlanta-C9	215 Piedmont Ave NE, #609, Atlanta, GA 30308	August 30, 2024
8S8XK	N/A	N/A	December 18, 2024
IDUG0	N/A	N/A	December 18, 2024
LOZV7	N/A	N/A	December 18, 2024
9WWAJ	N/A	N/A	February 5, 2025

Management's Plan and Going Concerns

The accompanying consolidated and consolidating financial statements have been prepared under the assumption that APAL will continue as a going concern. While APAL has faced operating losses and has not yet reached a level of revenue sufficient to cover its operating costs, management has successfully secured approximately $2 million in new capital. This infusion of capital has significantly strengthened the Company's position, removing prior concerns about its ability to continue operations over the next 12 months.

Although recurring operational challenges remain, management is focused on addressing these with a proactive approach. The Company recognizes that achieving long-term financial stability requires strategic improvements in operational performance, and it is fully committed to executing plans that will lead to sustained profitability. The accompanying financial statements have been prepared without adjustments based on these ongoing efforts, which are aimed at ensuring the Company's long-term success. As of December 31, 2024 and 2023, APAL's accumulated deficit amounted to $77,717 and $13,909, respectively.

These conditions highlight certain challenges that may create uncertainty regarding APAL's ability to continue as a going concern. However, the company is actively addressing these factors and is well-positioned to overcome them. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.

F-12

Statement of compliance

The accompanying consolidated and consolidating financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The consolidated and consolidating financial statements include the accounts of the APAL and its Series Companies. All intercompany balances and transactions are eliminated in consolidation.

These consolidated and consolidating financial statements have been prepared under the historical cost convention, except for evaluating specific financial instruments carried at fair value.

Method of accounting

The consolidated and consolidating financial statement of the APAL is prepared on the accrual basis of accounting. It includes only those assets, liabilities, and results of operations that relate to the business of the APAL.

Use of estimates and assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. To the extent that there are material differences between these estimates and actual results, the APAL's financial condition or operating results will be materially affected. The APAL bases its estimates on past experience and other assumptions that the APAL believes are reasonable under the circumstances, and the APAL evaluates those estimates on an ongoing basis.

Functional and presentation currency

Items included in the APAL's consolidated financial statements are estimated using the currency that best reflects the economic substance of the underlying events and circumstances related to the APAL (the "functional currency"). The functional and presentation currency of the accompanying financial statements is US Dollars (the "USD").

Revenue recognition

Rental income is reported on a straight-line basis over the terms of the respective leases. The property rental income for the year ended December 31, 2024 and 2023 was $50,052 and $0, respectively.

The concentration of credit risk

Financial instruments potentially subject the APAL to the concentration of credit risk, primarily cash and tenant receivables. The APAL places its cash with financial institutions, and its balances are insured by the Federal Deposit Insurance Corporation up to $250,000. At various times, the APAL had a cash balance over the insured amount.

Fair value measurements

FASB ASC 820, "Fair Value Measurements" defines fair value for certain financial and nonfinancial assets and liabilities that are recorded at fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. It requires that an entity measure its financial instruments to base fair value on the exit price, maximize the use of observable units and minimize the use of unobservable inputs to determine the exit price. It establishes a hierarchy which prioritizes the inputs to valuation techniques used to measure fair value. This hierarchy increases the consistency and comparability of fair value measurements and related disclosures by maximizing the use of observable inputs and minimizing the use of unobservable inputs by requiring that observable inputs be used when available.

Observable inputs are inputs that reflect the assumptions market participants would use in pricing the assets or liabilities based on market data obtained from sources independent of the APAL. Unobservable inputs are inputs that reflect the APAL's own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy prioritizes the inputs into three broad levels based on the reliability of the inputs as follows:

Level 1 - Inputs are quoted prices in active markets for identical assets or liabilities that the APAL has the ability to access at the measurement date. Valuation of these instruments does not require a high degree of judgment as the valuations are based on quoted prices in active markets that are readily and regularly available.

Level 2 - Inputs other than quoted prices in active markets that are either directly or indirectly observable as of the measurement date, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Valuations based on inputs that are unobservable and not corroborated by market data. The fair value for such assets and liabilities is generally determined using pricing models, discounted cash flow methodologies, or similar techniques that incorporate the assumptions a market participant would use in pricing the asset or liability.

The carrying values of certain assets and liabilities of the APAL approximate fair value due to their either relatively short maturities and/or consistency with current market rates.

F-13

Property, plant, and equipment

Land is carried at cost. Building, leasehold improvements, furniture, fixtures, and equipment are carried at cost, less accumulated depreciation and amortization. The building, furniture, fixtures, and equipment are depreciated using the straight-line method over the estimated useful lives of the assets. The cost of leasehold improvements is amortized using the straight-line method over the terms of the related leases. Repairs and maintenance are expensed when incurred.

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of long-lived assets is assessed by a comparison of the carrying amount of the asset to the estimated future undiscounted net cash flows expected to be generated by the asset or group of assets. If estimated future undiscounted net cash flows are less than the carrying amount of the asset or group of assets, the asset is considered impaired and an expense is recorded in an amount required to reduce the carrying amount of the asset to its then fair value. Fair value is generally determined from estimated discounted future net cash flows (for assets held for use) or net realizable value (for assets held for sale). For the year ended December 31, 2024 and 2023, the APAL has not recognized any impairment losses.

Property, plant and equipment consist of the following as of December 31, 2024 and 2023:

	December 31, 2024	December 31, 2023
Buildings and improvements	$ 1,852,592	$ 174,917
Furniture and fixtures	$ 313	$ -
Land	$ 455,336	$ 41,700
Property, plant, and equipment, gross	2,308,240	216,617
Less: Buildings and improvements - Accumulated Depreciation	(26,634)	(1,426)
Furniture and fixtures - Accumulated Depreciation	(39)	-
Property, plant, and equipment	$ 2,281,568	$ 215,190

Estimated useful life for buildings and improvements is 27.5 years.

Depreciation expenses for the year ended December 31, 2024 and 2023 was $25,246 and $1,426, respectively.

Lease accounting

According to the recently adopted Accounting Standards Updated ("ASU") No. 2016-02, Leases (Topic 842) ("ASU 2016- 02" or "ASC 842"), the APAL determines whether the arrangement is or contains a lease based on the unique facts and circumstances present in the arrangement. Leases with a term greater than one year are recognized on the balance sheet as right-of-use assets and current and non-current lease liabilities, as applicable. As of December 31, 2024 and 2023, the APAL had no long-term leases.

Income taxes

The APAL is taxed as a Limited Liability Company (LLC). Under these provisions, the APAL does not pay federal corporate income taxes on its taxable income. Instead, the shareholders are liable for individual federal and state income taxes on their respective shares of the APAL's taxable income.

Each series will be taxed as a C-corporation, with the profits taxed at the series level, independent of distributions to investors. For this offering of series interests to investors, each series will be taxed as a C-corporation, with the profits taxed at the series level, independent of distributions to investors. This means that the Series will owe corporate income tax on its profits and will report these profits and losses for tax purposes at the corporate level. The Series will distribute dividends to investors from the net profits after taxes, subject to our Managing Member's discretion regarding the retention of funds for future working capital needs. Consequently, investors may receive dividend distributions when profits are realized and taxes are paid at the corporate level, which could be independent of the actual cash distributions made to investors.

F-14

NOTE 2: PROPERTY MANAGEMENT RESERVES

Multiple Series Companies have allocated funds to establish property management reserves. These funds are designed to mitigate future financial uncertainties associated with property-related expenses, including maintenance, repairs, enhancements, or unanticipated costs. The aim is to maintain the properties in satisfactory condition, prevent financial strain, and preclude the necessity for immediate supplementary contributions from investors or owners due to substantial, unexpected expenses.

As of December 31, 2024 and 2023, the balance of the property management reserve was $0 and $0, respectively, and is included in cash and cash equivalents on the accompanying balance sheet.

F-15

NOTE 3: TRANSACTIONS WITH RELATED PARTIES

Due to affiliates

The Parent Company pays for the APAL for covering property acquisition and administrative costs. The loan has been structured as payable to the Parent Company from the APAL. These advances are non-interest bearing and are due on demand. The outstanding balance due to the affiliate as of December 31, 2024 and 2023 was $358,895 and $221,729, respectively, and is included in the related party payable section on the accompanying balance sheet.

F-16

Property sourcing fee and offering expenses reimbursement

Pursuant to the Operating Agreement the Asset Manager, as consideration for assisting in the sourcing of the Underlying Asset of a Series, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% (of the maximum offering amount) Sourcing Fee. The sourcing fee is in connection with the search and negotiation of the property purchase as set forth in the Certificate of Designations for the Series.

The Parent Company assigns offering expenses to each series, which are then set as part of each series' intended Use of Proceeds. The parent company will be reimbursed a fixed amount for each series for offering expenses.

Series #ICBTL

The property sourcing fee and offering expenses incurred in the year ended December 31, 2024 and 2023 was $9,300 and $15,700, respectively, and in December 31, 2023 was $0 and $0, respectively.

Series #TPVS2

The property sourcing fee and offering expenses incurred in the year ended December 31, 2024 and 2023 was $7,920 and $14,320, respectively, and in December 31, 2023 was $0 and $229, respectively.

F-17

Asset management fee

For services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Series #6MWZZ

The Series #6MWZZ has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #6MWZZ and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #6MWZZ together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2024 and 2023, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2024 and 2023, was $0 and $0, respectively.

Series #8S8XK

The Series #8S8XK has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #8S8XK and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #8S8XK together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2024 and 2023, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2024 and 2023, was $0 and $0, respectively.

Series #BULMO

The Series #BULMO has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #BULMO and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #BULMO together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2024 and 2023, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2024 and 2023, was $0 and $0, respectively.

Series #DJGLA

The Series #DJGLA has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #DJGLA and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #DJGLA together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2024 and 2023, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2024 and 2023, was $0 and $0, respectively.

Series #ESMYO

The Series #ESMYO has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #ESMYO and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #ESMYO together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2024 and 2023, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2024 and 2023, was $87 and $0, respectively.

Series #HEEMV

The Series #HEEMV has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #HEEMV and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #HEEMV together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2024 and 2023, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2024 and 2023, was $0 and $0, respectively.

Series #ICBTL

The Series #ICBTL has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #ICBTL and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #ICBTL together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2024 and 2023, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2024 and 2023, was $0 and $0, respectively.

Series #IDUG0

The Series #IDUG0 has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #IDUG0 and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #IDUG0 together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2024 and 2023, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2024 and 2023, was $0 and $0, respectively.

Series #LOZV7

The Series #LOZV7 has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #LOZV7 and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #LOZV7 together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2024 and 2023, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2024 and 2023, was $0 and $0, respectively.

Series #NETKE

The Series #NETKE has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #NETKE and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #NETKE together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2024 and 2023, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2024 and 2023, was $0 and $0, respectively.

Series #TPVS2

The Series #TPVS2 has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #TPVS2 and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #TPVS2 together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2024 and 2023, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2024 and 2023, was $749 and $0, respectively.

F-18

NOTE 4: SUBSEQUENT EVENTS

Following are the material subsequent events that took place between January 1, 2025 through June 2, 2025 (date of report):

Property Acquisition

  Ark7 Properties Advance LLC - Series #8S8XK acquired a property located at 202 Henderson St, Bonham, TX 75418. The transaction for this purchase was completed on Jan 9, 2025, with a sale price of $212,550.
  Ark7 Properties Advance LLC - Series #IDUG0 acquired a property located at 204 Henderson St, Bonham, TX 75418. The transaction for this purchase was completed on Jan 9, 2025, with a sale price of $212,550.
  Ark7 Properties Advance LLC - Series #LOZV7 acquired a property located at 208 Henderson St, Bonham, TX 75418. The transaction for this purchase was completed on Jan 9, 2025, with a sale price of $212,550.

NOTE 5: APPROVAL OF CONSOLIDATED FINANCIAL STATEMENTS

The consolidated and consolidating financial statements have been approved by the management of the APAL and authorized for issue on June 2, 2025.

F-19

ARK7 PROPERTIES ADVANCE LLC

UNAUDITED CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

For the six months ended June 30, 2026 and 2025

F-1

F-2

Ark7 Properties Advance LLC

Consolidated Balance Sheet

As of June 30, 2026 and December 31, 2025

Description	June 30, 2026	December 31, 2025
Assets
Current Assets
Cash and cash equivalents	$ 1,304,172	$ 420,847
Receivables	1,500	-
Related party receivables	947,204	526,159
Prepaid expenses	78,485	30,487
Total Current Assets	2,331,361	977,493
Noncurrent Assets
Property, plant, and equipment
Property, plant, and equipment - Cost	4,548,357	4,095,893
Property, plant, and equipment - Accumulated Depreciation	(195,896)	(130,169)
Total Property, plant, and equipment	4,352,461	3,965,725
Total Noncurrent Assets	4,352,461	3,965,725
Total Assets	6,683,822	4,943,218

Liabilities & Members' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	90,574	29,743
Current portion of mortgage payable	29,348	23,630
Related party payables	(0)	(0)
Other liabilities, current	14,430	14,458
Total Current Liabilities	134,352	67,830
Noncurrent Liabilities
Mortgage payable	2,575,193	970,412
Total Noncurrent Liabilities	2,575,193	970,412
Total Liabilities	2,709,545	1,038,243

Member's Equity
Equity
Members' Equity	4,465,268	4,312,310
Retained Earnings (Accumulated Deficit)	(490,991)	(407,335)
Total Equity	3,974,277	3,904,975
Total Member's Equity	3,974,277	3,904,975
Total Liabilities & Members' Equity	$ 6,683,822	$ 4,943,218

F-3

Ark7 Properties Advance LLC

Consolidated Statement of Income

For the six months ended June 30, 2026 and 2025

Description	June 30, 2026	June 30, 2025
Net Income (Loss)
Gross Profit (Loss)
Rental Income	$ 197,974	$ 120,975
Other rental fees	640	-
Total Gross Profit (Loss)	198,614	120,975
Operating Expenses
General and administrative expenses	97,043	198,192
Depreciation and amortization expenses	66,651	45,405
Property tax and state fee	50,261	23,816
Total Operating Expenses	213,955	267,414
Operating Income (Loss)	(15,341)	(146,438)
Other Income (Loss)
Interest expense	(68,315)	(1,546)
Interest expense, related party	(0)	-
Other income (expense)	-	-
Total Other Income (Loss)	(68,315)	(1,546)
Total Net Income (Loss)	$ (83,656)	$ (147,985)

F-4

Ark7 Properties Advance LLC

Consolidated Statement of Members' Equity

For the six months ended June 30, 2026 and 2025

Description	June 30, 2026	June 30, 2025
Balance at the beginning of the period	$ 3,904,975	$ 1,926,989
Equity Contribution	279,363	998,300
Net Income (Loss)	(83,656)	(147,985)
Distribution	(126,405)	(69,930)
Balance at the end of the period	$ 3,974,277	$ 2,707,374

F-5

Ark7 Properties Advance LLC

Consolidated Statement of Cash Flows

For the six months ended June 30, 2026 and 2025

Description	June 30, 2026	June 30, 2025
Cash Flows From Operating Activities
Net Income (Loss)	$ (83,656)	$ (147,985)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
Depreciation and amortization	66,651	45,405
(Increase) decrease in operating assets, net of effects of businesses acquired
Accounts receivable	(1,500)	(2,646)
Related party receivables	(1,709,576)
Prepaid expenses	(47,998)	(56,973)
Increase (decrease) in operating liabilities, net of effects of businesses acquired
Accounts payable and accrued expenses	55,385	40,487
Related party payables	1,234,777	155,609
Other liabilities	(28)	5,260
Net Cash Provided by (Used in) Operating Activities	(485,945)	39,157
Cash Flows from Investing Activities
Purchase of property, plant, and equipment	(452,464)	(956,675)
Cash Flows from Financing Activities
Proceeds from issuance of debt	1,668,776
Repayment of related party debt		-
Proceeds from private offerings	279,363	998,300
Distributions to partners	(126,405)	(69,930)
Net Cash Provided by (Used in) Financing Activities	1,821,733	1,299,631
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	883,325	382,113
Cash, Cash Equivalents, and Restricted Cash at the beginning of the period	420,847	16,428
Cash, Cash Equivalents, and Restricted Cash at the end of the period	1,304,172	398,541

Supplemental Cash Flow information
Cash Paid During the Year for
Interest	$ 68,315	$ 1,546

F-6

Ark7 Properties Advance LLC

Consolidated and consolidating Balance Sheet

As of June 30, 2026

Description	Ark7 Properties Advance LLC	Ark7 Properties Advance LLC - Series #6MWZZ	Ark7 Properties Advance LLC - Series #8S8XK	Ark7 Properties Advance LLC - Series #9WWAJ	Ark7 Properties Advance LLC - Series #BULMO	Ark7 Properties Advance LLC - Series #DJGLA	Ark7 Properties Advance LLC - Series #ESMYO	Ark7 Properties Advance LLC - Series #HEEMV	Ark7 Properties Advance LLC - Series #ICBTL	Ark7 Properties Advance LLC - Series #IDUG0
Assets
Current Assets
Cash and cash equivalents	$ 1,221,196	$ 276	$ 3,381	$ 4,663	$ 5,128	$ 11,233	$ (49)	$ 10,586	$ 11,680	$ 4,683
Receivables	$ 1,500	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -
Related party receivables	(1,571,942)	115,674	87,836	304,537	350,734	115,035	125,369	85,938	133,707	107,241
Prepaid expenses	-	5,479	3,279	6,384	1,035	11,370	4,180	10,289	9,512	3,133
Total Current Assets	(349,245)	121,429	94,496	315,584	356,896	137,638	129,500	106,813	154,900	115,057
Noncurrent Assets
Property, plant, and equipment
Property, plant, and equipment - Cost	-	234,839	217,351	293,808	634,047	250,431	231,914	255,892	270,521	217,200
Property, plant, and equipment - Accumulated Depreciation	-	(11,933)	(9,282)	(11,424)	(34,392)	(12,799)	(11,635)	(13,051)	(14,803)	(9,271)
Total Property, plant, and equipment	-	222,906	208,069	282,384	599,655	237,632	220,279	242,841	255,718	207,929
Total Noncurrent Assets	-	222,906	208,069	282,384	599,655	237,632	220,279	242,841	255,718	207,929
Total Assets	(349,245)	344,335	302,564	597,968	956,552	375,270	349,779	349,654	410,617	322,986

Liabilities & Members' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	90,574	-	-	-	-	-	-	-	-	-
Current portion of mortgage payable	-	1,681	1,379	2,024	3,584	1,735	1,436	1,196	1,647	1,602
Related party payables	(472,511)	-	-	-	-	-	-	-	-	-
Other liabilities, current	-	-	-	-	3,700	-	-	-	-	-
Total Current Liabilities	(381,936)	1,681	1,379	2,024	7,284	1,735	1,436	1,196	1,647	1,602
Noncurrent Liabilities
Mortgage payable	-	128,042	106,667	194,195	364,870	137,726	137,632	108,900	154,218	128,133
Total Noncurrent Liabilities	-	128,042	106,667	194,195	364,870	137,726	137,632	108,900	154,218	128,133
Total Liabilities	(381,936)	129,723	108,046	196,218	372,154	139,461	139,068	110,096	155,865	129,736

Member's Equity
Equity
Members' Equity	-	241,418	233,691	421,470	649,596	262,233	242,078	269,316	280,884	236,288
Retained Earnings (Accumulated Deficit)	32,691	(26,806)	(39,172)	(19,720)	(65,198)	(26,425)	(31,367)	(29,758)	(26,131)	(43,038)
Total Equity	32,691	214,612	194,519	401,750	584,398	235,809	210,710	239,558	254,753	193,250
Total Member's Equity	32,691	214,612	194,519	401,750	584,398	235,809	210,710	239,558	254,753	193,250
Total Liabilities & Members' Equity	$ (349,245)	$ 344,335	$ 302,564	$ 597,968	$ 956,552	$ 375,270	$ 349,779	$ 349,654	$ 410,617	$ 322,986

Description	Ark7 Properties Advance LLC - Series #JVI51	Ark7 Properties Advance LLC - Series #LOZV7	Ark7 Properties Advance LLC - Series #NETKE	Ark7 Properties Advance LLC - Series #PJI26	Ark7 Properties Advance LLC - Series #QXU34	Ark7 Properties Advance LLC - Series #TPVS2	Ark7 Properties Advance LLC - Series #UZMTK	Total
Assets
Current Assets
Cash and cash equivalents	$ 11,462	$ 4,928	$ 3,788	$ 3,803	$ -	$ 1,999	$ 5,414	$ 1,304,172
Receivables	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ 1,500
Related party receivables	218,091	107,693	150,880	242,118	(229)	135,380	239,142	947,204
Prepaid expenses	5,245	3,786	2,079	6,804	115	880	4,915	78,485
Total Current Assets	234,798	116,408	156,747	252,725	(114)	138,258	249,471	2,331,361
Noncurrent Assets
Property, plant, and equipment
Property, plant, and equipment - Cost	430,300	217,337	246,859	433,726	-	217,700	396,433	4,548,357
Property, plant, and equipment - Accumulated Depreciation	(11,491)	(9,277)	(12,769)	(6,030)	-	(17,531)	(10,207)	(195,896)
Total Property, plant, and equipment	418,809	208,060	234,090	427,696	-	200,169	386,225	4,352,461
Total Noncurrent Assets	418,809	208,060	234,090	427,696	-	200,169	386,225	4,352,461
Total Assets	653,607	324,468	390,837	680,421	(114)	338,427	635,696	6,683,822

Liabilities & Members' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	-	-	-	-	-	-	-	90,574
Current portion of mortgage payable	2,619	1,675	1,549	3,120	-	1,594	2,505	29,348
Related party payables	-	-	-	450,000	-	-	22,511	(0)
Other liabilities, current	-	-	1,450	2,000	-	5,280	2,000	14,430
Total Current Liabilities	2,619	1,675	2,999	455,120	-	6,874	27,015	134,352
Noncurrent Liabilities
Mortgage payable	235,419	133,458	145,003	249,839	-	126,817	224,275	2,575,193
Total Noncurrent Liabilities	235,419	133,458	145,003	249,839	-	126,817	224,275	2,575,193
Total Liabilities	238,038	135,133	148,002	704,959	-	133,692	251,291	2,709,545

Member's Equity
Equity
Members' Equity	459,159	238,073	256,981	-	-	237,759	436,323	4,465,268
Retained Earnings (Accumulated Deficit)	(43,589)	(48,738)	(14,146)	(24,538)	(114)	(33,024)	(51,918)	(490,991)
Total Equity	415,570	189,335	242,835	(24,538)	(114)	204,736	384,405	3,974,277
Total Member's Equity	415,570	189,335	242,835	(24,538)	(114)	204,736	384,405	3,974,277
Total Liabilities & Members' Equity	$ 653,607	$ 324,468	$ 390,837	$ 680,421	$ (114)	$ 338,427	$ 635,696	$ 6,683,822

F-7

Ark7 Properties Advance LLC

Consolidated and consolidating Statement of Income

For the six months ended June 30, 2026

Description	Ark7 Properties Advance LLC	Ark7 Properties Advance LLC - Series #6MWZZ	Ark7 Properties Advance LLC - Series #8S8XK	Ark7 Properties Advance LLC - Series #9WWAJ	Ark7 Properties Advance LLC - Series #BULMO	Ark7 Properties Advance LLC - Series #DJGLA	Ark7 Properties Advance LLC - Series #ESMYO	Ark7 Properties Advance LLC - Series #HEEMV	Ark7 Properties Advance LLC - Series #ICBTL	Ark7 Properties Advance LLC - Series #IDUG0
Net Income (Loss)
Gross Profit (Loss)
Rental Income	$ -	$ 9,000	$ 8,400	$ 23,076	$ 19,400	$ 16,213	$ 4,666	$ 16,037	$ 17,384	$ 8,400
Other rental fees	-	-	-	-	240	-	400	-	-	-
Total Gross Profit (Loss)	-	9,000	8,400	23,076	19,640	16,213	5,066	16,037	17,384	8,400
Operating Expenses
General and administrative expenses	25	1,154	852	3,568	1,564	6,841	2,813	8,157	7,872	22,247
Depreciation and amortization expenses	-	3,572	3,175	4,319	9,264	3,740	3,432	3,746	3,967	3,169
Property tax and state fee	300	2,806	2,490	5,047	6,116	2,276	2,249	2,207	1,605	2,491
Total Operating Expenses	325	7,532	6,516	12,933	16,944	12,858	8,494	14,111	13,444	27,907
Operating Income (Loss)	(325)	1,468	1,884	10,143	2,696	3,355	(3,428)	1,926	3,940	(19,507)
Other Income (Loss)
Interest income, related party	(82,766)	2,687	2,298	9,398	18,314	6,136	6,669	3,447	4,927	2,774
Interest expense	-	(2,126)	(1,963)	(7,393)	(14,557)	(4,671)	(5,247)	(3,084)	(4,393)	(2,569)
Interest expense, related party	23,150	-	-	-	-	-	-	-	-	-
Other income (expense)	-	-	-	-	-	-	-	-	-	-
Total Other Income (Loss)	(59,616)	561	334	2,005	3,757	1,465	1,423	363	534	205
Total Net Income (Loss)	$ (59,941)	$ 2,029	$ 2,218	$ 12,147	$ 6,453	$ 4,820	$ (2,005)	$ 2,289	$ 4,474	$ (19,302)

Description	Ark7 Properties Advance LLC - Series #JVI51	Ark7 Properties Advance LLC - Series #LOZV7	Ark7 Properties Advance LLC - Series #NETKE	Ark7 Properties Advance LLC - Series #PJI26	Ark7 Properties Advance LLC - Series #QXU34	Ark7 Properties Advance LLC - Series #TPVS2	Ark7 Properties Advance LLC - Series #UZMTK	Total
Net Income (Loss)
Gross Profit (Loss)
Rental Income	$ 15,900	$ 9,000	$ 10,470	$ 10,639	$ -	$ 13,755	$ 15,635	$ 197,974
Other rental fees	-	-	-	-	-	-	-	640
Total Gross Profit (Loss)	15,900	9,000	10,470	10,639	-	13,755	15,635	198,614
Operating Expenses
General and administrative expenses	(531)	1,118	852	1,073	114	4,162	35,161	97,043
Depreciation and amortization expenses	6,288	3,177	3,675	6,030	-	3,293	5,806	66,651
Property tax and state fee	5,912	2,599	2,045	4,454	-	2,472	5,192	50,261
Total Operating Expenses	11,669	6,894	6,571	11,558	114	9,928	46,158	213,955
Operating Income (Loss)	4,231	2,106	3,899	(919)	(114)	3,828	(30,524)	(15,341)
Other Income (Loss)
Interest income, related party	7,268	2,900	7,144	-	-	1,850	6,952	0
Interest expense	(6,372)	(2,686)	(5,620)	(44)	-	(1,495)	(6,095)	(68,315)
Interest expense, related party	-	-	-	(21,575)	-	-	(1,574)	(0)
Other income (expense)	-	-	-	-	-	-	-	-
Total Other Income (Loss)	896	214	1,524	(21,620)	-	355	(717)	(68,315)
Total Net Income (Loss)	$ 5,128	$ 2,320	$ 5,423	$ (22,538)	$ (114)	$ 4,183	$ (31,241)	$ (83,656)

F-8

Ark7 Properties Advance LLC

Consolidated and consolidating Statement of Members' Equity

For the six months ended June 30, 2026

Description	Ark7 Properties Advance LLC	Ark7 Properties Advance LLC - Series #6MWZZ	Ark7 Properties Advance LLC - Series #8S8XK	Ark7 Properties Advance LLC - Series #9WWAJ	Ark7 Properties Advance LLC - Series #BULMO	Ark7 Properties Advance LLC - Series #DJGLA	Ark7 Properties Advance LLC - Series #ESMYO	Ark7 Properties Advance LLC - Series #HEEMV	Ark7 Properties Advance LLC - Series #ICBTL	Ark7 Properties Advance LLC - Series #IDUG0
Balance at January 01, 2026	$ 92,631	$ 215,930	$ 197,665	$ 406,145	$ 592,626	$ 240,598	$ 216,787	$ 244,951	$ 256,727	$ 218,021
Equity Contribution	-	2,450	-	341	1,514	-	-	-	2,612	10
Net Income (Loss)	(59,941)	2,029	2,218	12,147	6,453	4,820	(2,005)	2,289	4,474	(19,302)
Distribution	-	(5,797)	(5,364)	(16,884)	(16,195)	(9,610)	(4,072)	(7,682)	(9,060)	(5,478)
Balance at June 30, 2026	$ 32,691	$ 214,612	$ 194,519	$ 401,750	$ 584,398	$ 235,809	$ 210,710	$ 239,558	$ 254,753	$ 193,250

Description	Ark7 Properties Advance LLC - Series #JVI51	Ark7 Properties Advance LLC - Series #LOZV7	Ark7 Properties Advance LLC - Series #NETKE	Ark7 Properties Advance LLC - Series #PJI26	Ark7 Properties Advance LLC - Series #QXU34	Ark7 Properties Advance LLC - Series #TPVS2	Ark7 Properties Advance LLC - Series #UZMTK	Total
Balance at January 01, 2026	$ 423,084	$ 192,541	$ 246,579	$ (2,000)	$ -	$ 207,720	$ 154,970	$ 3,904,975
Equity Contribution	-	16	-	-	-	-	272,420	279,363
Net Income (Loss)	5,128	2,320	5,423	(22,538)	(114)	4,183	(31,241)	(83,656)
Distribution	(12,642)	(5,543)	(9,167)	-	-	(7,167)	(11,745)	(126,405)
Balance at June 30, 2026	$ 415,570	$ 189,335	$ 242,835	$ (24,538)	$ (114)	$ 204,736	$ 384,405	$ 3,974,277

F-9

Ark7 Properties Advance LLC

Consolidated and consolidating Statement of Cash Flows

For the six months ended June 30, 2026

Description	Ark7 Properties Advance LLC	Ark7 Properties Advance LLC - Series #6MWZZ	Ark7 Properties Advance LLC - Series #8S8XK	Ark7 Properties Advance LLC - Series #9WWAJ	Ark7 Properties Advance LLC - Series #BULMO	Ark7 Properties Advance LLC - Series #DJGLA	Ark7 Properties Advance LLC - Series #ESMYO	Ark7 Properties Advance LLC - Series #HEEMV	Ark7 Properties Advance LLC - Series #ICBTL	Ark7 Properties Advance LLC - Series #IDUG0
Cash Flows From Operating Activities
Net Income (Loss)	$ (59,941)	$ 2,029	$ 2,218	$ 12,147	$ 6,453	$ 4,820	$ (2,005)	$ 2,289	$ 4,474	$ (19,302)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
Depreciation and amortization	-	3,572	3,175	4,319	9,264	3,740	3,432	3,746	3,967	3,169
Total Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
(Increase) decrease in operating assets, net of effects of businesses acquired
Accounts receivable	(1,500)	-	-	-	-	-	-	-	-	-
Related party receivables	(235,810)	(124,774)	(101,039)	2,155	(2,721)	19,097	3,849	(86,433)	(135,086)	(99,702)
Prepaid expenses	-	(3,916)	(1,754)	(3,920)	1,906	(7,152)	1,022	(8,898)	(8,250)	(1,777)
Increase (decrease) in operating liabilities, net of effects of businesses acquired
Accounts payable and accrued expenses	55,385	-	-	-	-	-	-	-	-	-
Related party payables	1,058,168	(4,687)	(4,995)	-	-	-	-	(4,728)	(5,991)	(4,687)
Other liabilities	-	-	-	-	-	-	(1,600)	-	-	-
Net Cash Provided by (Used in) Operating Activities	816,303	(127,776)	(102,396)	14,702	14,901	20,505	4,698	(94,024)	(140,885)	(122,300)
Cash Flows from Investing Activities
Payments received from related party loans and notes receivable
Related party loans and notes receivable issued
Purchase of property, plant, and equipment	-	(1,873)	(1,859)	-	-	-	-	(2,479)	(2,775)	(1,933)
Cash Flows from Financing Activities
Proceeds from issuance of debt		134,371	112,999	(952)	(1,680)	(687)	(675)	114,771	161,789	134,384
Payments for debt issuance costs
Repayment of debt
Proceeds from issuance of related party debt
Repayment of related party debt	-
Proceeds from private offerings	-	2,450	-	341	1,514	-	-	-	2,612	10
Distributions to partners	-	(5,797)	(5,364)	(16,884)	(16,195)	(9,610)	(4,072)	(7,682)	(9,060)	(5,478)
Net Cash Provided by (Used in) Financing Activities	-	131,024	107,635	(17,494)	(16,361)	(10,298)	(4,747)	107,089	155,340	128,916
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	816,303	1,375	3,381	(2,793)	(1,460)	10,207	(49)	10,586	11,680	4,683
Cash, Cash Equivalents, and Restricted Cash at January 01, 2026	404,894	(1,099)	-	7,456	6,588	1,026	-	-	-	-
Cash, Cash Equivalents, and Restricted Cash at June 30, 2026	1,221,196	276	3,381	4,663	5,128	11,233	(49)	10,586	11,680	4,683

Supplemental Cash Flow information
Cash Paid During the Year for
Interest	$ -	$ 2,126	$ 1,963	$ 7,393	$ 14,557	$ 4,671	$ 5,247	$ 3,084	$ 4,393	$ 2,569

Description	Ark7 Properties Advance LLC - Series #JVI51	Ark7 Properties Advance LLC - Series #LOZV7	Ark7 Properties Advance LLC - Series #NETKE	Ark7 Properties Advance LLC - Series #PJI26	Ark7 Properties Advance LLC - Series #QXU34	Ark7 Properties Advance LLC - Series #TPVS2	Ark7 Properties Advance LLC - Series #UZMTK	Total
Cash Flows From Operating Activities
Net Income (Loss)	$ 5,128	$ 2,320	$ 5,423	$ (22,538)	$ (114)	$ 4,183	$ (31,241)	$ (83,656)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
Depreciation and amortization	6,288	3,177	3,675	6,030	-	3,293	5,806	66,651
Total Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
(Increase) decrease in operating assets, net of effects of businesses acquired
Accounts receivable	-	-	-	-	-	-	-	(1,500)
Related party receivables	(220,381)	(125,841)	3,961	(244,347)	229	(126,580)	(236,153)	(1,709,576)
Prepaid expenses	(2,857)	(2,324)	(915)	(6,575)	(115)	(152)	(2,320)	(47,998)
Increase (decrease) in operating liabilities, net of effects of businesses acquired
Accounts payable and accrued expenses	-	-	-	-	-	-	-	55,385
Related party payables	(7,422)	(5,404)	-	442,859	-	(6,135)	(222,203)	1,234,777
Other liabilities	-	-	-	2,000	-	45	(473)	(28)
Net Cash Provided by (Used in) Operating Activities	(219,244)	(128,072)	12,143	177,429	-	(125,346)	(486,583)	(485,945)
Cash Flows from Investing Activities
Payments received from related party loans and notes receivable
Related party loans and notes receivable issued
Purchase of property, plant, and equipment	(2,956)	(1,966)	-	(433,726)	-	-	(2,897)	(452,464)
Cash Flows from Financing Activities
Proceeds from issuance of debt	245,376	140,492	(728)	260,100	-	134,512	234,704	1,668,776
Payments for debt issuance costs
Repayment of debt
Proceeds from issuance of related party debt
Repayment of related party debt
Proceeds from private offerings	-	16	-	-	-	-	272,420	279,363
Distributions to partners	(12,642)	(5,543)	(9,167)	-	-	(7,167)	(11,745)	(126,405)
Net Cash Provided by (Used in) Financing Activities	232,735	134,965	(9,895)	260,100	-	127,345	495,379	1,821,733
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	10,535	4,928	2,248	3,803	-	1,999	5,899	883,325
Cash, Cash Equivalents, and Restricted Cash at January 01, 2026	928	-	1,540	-	-	-	(485)	420,847
Cash, Cash Equivalents, and Restricted Cash at June 30, 2026	11,462	4,928	3,788	3,803	-	1,999	5,414	1,304,172

Supplemental Cash Flow information
Cash Paid During the Year for
Interest	$ 6,372	$ 2,686	$ 5,620	$ 44	$ -	$ 1,495	$ 6,095	$ 68,315

F-10

ARK7 PROPERTIES ADVANCE LLC

NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

NOTE 1: ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General Information

Ark7 Properties Advance LLC (the "APAL") is a Delaware series limited liability company wholly owned by Ark7 Inc. (the "Parent Company"). The APAL was formed on October 12, 2023, in accordance with the Limited Liability Company Act (LLCA) of the state of Delaware. The APAL has registered 15 Series Delaware limited liability companies (the "Series Companies"), each of which will be used as an investment vehicle that intends to enable investors to own fractional ownership of a specific rental property. This lowers the cost of entry and minimizes the time commitment for real estate investing. An investment in the APAL entitles the investor to the potential economic benefits normally associated with direct property ownership while requiring no investor involvement in asset or property management.

Series	Carrier	Property Address	Registration Date
TPVS2	Chicago-C4	20 N State St, Unit 307, Chicago, IL 60602	October 12, 2023
ESMYO	DFW-S16	177 E Sweden St, Walnut Springs, TX 76690	July 26, 2024
6MWZZ	DFW-S17	112 W Sweden St, Walnut Springs, TX 76690	July 26, 2024
ICBTL	Atlanta-C8	215 Piedmont Ave NE, Unit 1503, Atlanta, GA 30308	July 30, 2024
NETKE	Atlanta-T5	1986 Old Dogwood, Jonesboro, GA 30238	July 30, 2024
BULMO	SoCal-S18	27308 Barre Dr, Menifee, CA 92584	July 30, 2024
DJGLA	Atlanta-C10	215 Piedmont Ave NE, #902, Atlanta, GA 30308	August 30, 2024
HEEMV	Atlanta-C9	215 Piedmont Ave NE, #609, Atlanta, GA 30308	August 30, 2024
8S8XK	DFW-T6	202 Henderson St, Bonham, TX 75418	December 18, 2024
IDUG0	DFW-T7	204 Henderson St, Bonham, TX 75418	December 18, 2024
LOZV7	DFW-T8	208 Henderson St, Bonham, TX 75418	December 18, 2024
9WWAJ	DFW-S19	1009 Hanover Dr, Forney, TX 75126	February 5, 2025
JVI51	DFW-S20	521 Big Horn Pass, Denton, TX 76210	July 7, 2025
UZMTK	DFW-S21	3513 San Lucas Ln, Denton, TX 76208	July 7, 2025
PJI26	DFW-S22	2705 Willow Ln, Melissa, TX 75454	December 16, 2025

Management's Plan and Going Concerns

The accompanying consolidated and consolidating financial statements have been prepared under the assumption that APAL will continue as a going concern. While APAL has faced operating losses and has not yet reached a level of revenue sufficient to cover its operating costs, management continued to raise new capital, with capital contributions of $279,363 during the six months ended June 30, 2026. For the six months ended June 30, 2026, APAL incurred a net loss of $83,656, compared with a net loss of $147,985 for the six months ended June 30, 2025, reflecting higher rental income and lower general and administrative expenses, partly offset by interest expense on new mortgage loans.

Although recurring operational challenges remain, management is focused on addressing these with a proactive approach. The Company recognizes that achieving long-term financial stability requires strategic improvements in operational performance, and it is fully committed to executing plans that will lead to sustained profitability. The accompanying financial statements have been prepared without adjustments based on these ongoing efforts, which are aimed at ensuring the Company's long-term success. As of June 30, 2026 and December 31, 2025, APAL's accumulated deficit amounted to $490,991 and $407,335, respectively.

These conditions highlight certain challenges that may create uncertainty regarding APAL's ability to continue as a going concern. However, the company is actively addressing these factors and is well-positioned to overcome them. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.

F-11

Statement of compliance

The accompanying consolidated and consolidating financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The consolidated and consolidating financial statements include the accounts of the APAL and its Series Companies. All intercompany balances and transactions are eliminated in consolidation.

These consolidated and consolidating financial statements have been prepared under the historical cost convention, except for evaluating specific financial instruments carried at fair value.

The accompanying interim consolidated and consolidating financial statements are unaudited. In the opinion of management, all adjustments necessary in order to make the interim financial statements not misleading have been included.

Method of accounting

The consolidated and consolidating financial statement of the APAL is prepared on the accrual basis of accounting. It includes only those assets, liabilities, and results of operations that relate to the business of the APAL.

Use of estimates and assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. To the extent that there are material differences between these estimates and actual results, the APAL's financial condition or operating results will be materially affected. The APAL bases its estimates on past experience and other assumptions that the APAL believes are reasonable under the circumstances, and the APAL evaluates those estimates on an ongoing basis.

Functional and presentation currency

Items included in the APAL's consolidated financial statements are estimated using the currency that best reflects the economic substance of the underlying events and circumstances related to the APAL (the "functional currency"). The functional and presentation currency of the accompanying financial statements is US Dollars (the "USD").

Revenue recognition

Rental income is reported on a straight-line basis over the terms of the respective leases. The property rental income for the six months ended June 30, 2026 and 2025 was $197,974 and $120,975, respectively.

The concentration of credit risk

Financial instruments potentially subject the APAL to the concentration of credit risk, primarily cash and tenant receivables. The APAL places its cash with financial institutions, and its balances are insured by the Federal Deposit Insurance Corporation up to $250,000. At various times, the APAL had a cash balance over the insured amount.

Fair value measurements

FASB ASC 820, "Fair Value Measurements" defines fair value for certain financial and nonfinancial assets and liabilities that are recorded at fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. It requires that an entity measure its financial instruments to base fair value on the exit price, maximize the use of observable units and minimize the use of unobservable inputs to determine the exit price. It establishes a hierarchy which prioritizes the inputs to valuation techniques used to measure fair value. This hierarchy increases the consistency and comparability of fair value measurements and related disclosures by maximizing the use of observable inputs and minimizing the use of unobservable inputs by requiring that observable inputs be used when available.

Observable inputs are inputs that reflect the assumptions market participants would use in pricing the assets or liabilities based on market data obtained from sources independent of the APAL. Unobservable inputs are inputs that reflect the APAL's own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy prioritizes the inputs into three broad levels based on the reliability of the inputs as follows:

Level 1 - Inputs are quoted prices in active markets for identical assets or liabilities that the APAL has the ability to access at the measurement date. Valuation of these instruments does not require a high degree of judgment as the valuations are based on quoted prices in active markets that are readily and regularly available.

Level 2 - Inputs other than quoted prices in active markets that are either directly or indirectly observable as of the measurement date, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Valuations based on inputs that are unobservable and not corroborated by market data. The fair value for such assets and liabilities is generally determined using pricing models, discounted cash flow methodologies, or similar techniques that incorporate the assumptions a market participant would use in pricing the asset or liability.

The carrying values of certain assets and liabilities of the APAL approximate fair value due to their either relatively short maturities and/or consistency with current market rates.

F-12

Property, plant, and equipment

Land is carried at cost. Building, leasehold improvements, furniture, fixtures, and equipment are carried at cost, less accumulated depreciation and amortization. The building, furniture, fixtures, and equipment are depreciated using the straight-line method over the estimated useful lives of the assets. The cost of leasehold improvements is amortized using the straight-line method over the terms of the related leases. Repairs and maintenance are expensed when incurred.

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of long-lived assets is assessed by a comparison of the carrying amount of the asset to the estimated future undiscounted net cash flows expected to be generated by the asset or group of assets. If estimated future undiscounted net cash flows are less than the carrying amount of the asset or group of assets, the asset is considered impaired and an expense is recorded in an amount required to reduce the carrying amount of the asset to its then fair value. Fair value is generally determined from estimated discounted future net cash flows (for assets held for use) or net realizable value (for assets held for sale). For the six months ended June 30, 2026 and 2025, the APAL has not recognized any impairment losses.

Property, plant and equipment consist of the following as of June 30, 2026 and December 31, 2025:

	June 30, 2026	December 31, 2025
Buildings and improvements	$ 3,656,605	$ 3,290,251
Furniture and fixtures	$ 2,374	$ 2,374
Land	$ 889,378	$ 803,268
Property, plant, and equipment, gross	4,548,357	4,095,893
Less: Buildings and improvements - Accumulated Depreciation	(195,401)	(129,909)
Furniture and fixtures - Accumulated Depreciation	(495)	(260)
Property, plant, and equipment	$ 4,352,461	$ 3,965,725

Estimated useful life for buildings and improvements is 27.5 years.

Depreciation expenses for the six months ended June 30, 2026 and 2025 was $66,651 and $45,405, respectively.

Lease accounting

According to the recently adopted Accounting Standards Updated ("ASU") No. 2016-02, Leases (Topic 842) ("ASU 2016- 02" or "ASC 842"), the APAL determines whether the arrangement is or contains a lease based on the unique facts and circumstances present in the arrangement. Leases with a term greater than one year are recognized on the balance sheet as right-of-use assets and current and non-current lease liabilities, as applicable. As of June 30, 2026 and December 31, 2025, the APAL had no long-term leases.

Income taxes

The APAL is taxed as a Limited Liability Company (LLC). Under these provisions, the APAL does not pay federal corporate income taxes on its taxable income. Instead, the shareholders are liable for individual federal and state income taxes on their respective shares of the APAL's taxable income.

Each series will be taxed as a C-corporation, with the profits taxed at the series level, independent of distributions to investors. For this offering of series interests to investors, each series will be taxed as a C-corporation, with the profits taxed at the series level, independent of distributions to investors. This means that the Series will owe corporate income tax on its profits and will report these profits and losses for tax purposes at the corporate level. The Series will distribute dividends to investors from the net profits after taxes, subject to our Managing Member's discretion regarding the retention of funds for future working capital needs. Consequently, investors may receive dividend distributions when profits are realized and taxes are paid at the corporate level, which could be independent of the actual cash distributions made to investors.

Distributions per unit

Distributions per unit of each Series, calculated as the distributions made by the Series during the period divided by its outstanding units, were as follows:

Series	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
#TPVS2	$ 2.71	$ 2.38
#ESMYO	$ 1.57	$ 3.03
#6MWZZ	$ 2.25	$ 1.98
#BULMO	$ 2.28	$ 2.09
#ICBTL	$ 2.92	$ 2.59
#NETKE	$ 3.22	$ 2.91
#DJGLA	$ 3.37	$ 2.25
#HEEMV	$ 2.65	$ 2.36
#8S8XK	$ 2.15	$ 1.72
#IDUG0	$ 2.19	$ 0.80
#LOZV7	$ 2.22	$ 0.00
#9WWAJ	$ 3.75	$ 0.00
#UZMTK	$ 0.52	$ 0.00
#JVI51	$ 0.53	$ 0.00
#PJI26	$ 0.00	$ 0.00

F-13

NOTE 2: PROPERTY MANAGEMENT RESERVES

Multiple Series Companies have allocated funds to establish property management reserves. These funds are designed to mitigate future financial uncertainties associated with property-related expenses, including maintenance, repairs, enhancements, or unanticipated costs. The aim is to maintain the properties in satisfactory condition, prevent financial strain, and preclude the necessity for immediate supplementary contributions from investors or owners due to substantial, unexpected expenses.

As of June 30, 2026 and December 31, 2025, the balance of the property management reserve was $82,976 and $15,954, respectively, and is included in cash and cash equivalents on the accompanying balance sheet.

F-14

NOTE 3: MORTGAGE PAYABLES

Series #TPVS2

On April 24, 2026, the APAL - Series TPVS2 executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APAL - Series TPVS2 borrowed $ 134,640.00 at 6.250% interest with a maturity of April 30, 2056. The outstanding balance of the Loan Payable - Mortgage as of June 30, 2026 was $128,411 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in 2026 was $1,495.

Series #ESMYO

On August 28, 2025, the APAL - Series ESMYO executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APAL - Series ESMYO borrowed $ 143,000.00 at 7.375% interest with a maturity of August 31, 2055. The outstanding balance of the Loan Payable - Mortgage as of June 30, 2026 was $139,068 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in 2026 was $5,247.

Series #6MWZZ

On March 27, 2026, the APAL - Series 6MWZZ executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APAL - Series 6MWZZ borrowed $ 134,640.00 at 5.990% interest with a maturity of March 31, 2056. The outstanding balance of the Loan Payable - Mortgage as of June 30, 2026 was $129,723 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in 2026 was $2,126.

Series #BULMO

On June 10, 2025, the APAL - Series BULMO executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APAL - Series BULMO borrowed $ 378,000.00 at 7.750% interest with a maturity of June 30, 2055. The outstanding balance of the Loan Payable - Mortgage as of June 30, 2026 was $368,454 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in 2026 was $14,557.

Series #ICBTL

On February 11, 2026, the APAL - Series ICBTL executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APAL - Series ICBTL borrowed $ 162,180.00 at 7.125% interest with a maturity of February 29, 2056. The outstanding balance of the Loan Payable - Mortgage as of June 30, 2026 was $155,865 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in 2026 was $4,393.

Series #NETKE

On July 8, 2025, the APAL - Series NETKE executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APAL - Series NETKE borrowed $ 153,300.00 at 7.375% interest with a maturity of July 31, 2055. The outstanding balance of the Loan Payable - Mortgage as of June 30, 2026 was $146,552 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in 2026 was $5,620.

Series #DJGLA

On December 28, 2025, the APAL - Series DJGLA executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APAL - Series DJGLA borrowed $ 146,880.00 at 6.375% interest with a maturity of December 31, 2055. The outstanding balance of the Loan Payable - Mortgage as of June 30, 2026 was $139,461 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in 2026 was $4,671.

Series #HEEMV

On February 11, 2026, the APAL - Series HEEMV executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APAL - Series HEEMV borrowed $ 115,056.00 at 6.999% interest with a maturity of February 29, 2056. The outstanding balance of the Loan Payable - Mortgage as of June 30, 2026 was $110,096 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in 2026 was $3,084.

Series #8S8XK

On February 19, 2026, the APAL - Series 8S8XK executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APAL - Series 8S8XK borrowed $ 113,220.00 at 6.125% interest with a maturity of March 31, 2056. The outstanding balance of the Loan Payable - Mortgage as of June 30, 2026 was $108,046 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in 2026 was $1,963.

Series #IDUG0

On March 11, 2026, the APAL - Series IDUG0 executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APAL - Series IDUG0 borrowed $ 134,640.00 at 6.250% interest with a maturity of March 31, 2056. The outstanding balance of the Loan Payable - Mortgage as of June 30, 2026 was $129,735 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in 2026 was $2,569.

Series #LOZV7

On March 11, 2026, the APAL - Series LOZV7 executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APAL - Series LOZV7 borrowed $ 140,760.00 at 6.250% interest with a maturity of March 31, 2056. The outstanding balance of the Loan Payable - Mortgage as of June 30, 2026 was $135,133 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in 2026 was $2,686.

Series #9WWAJ

On August 20, 2025, the APAL - Series 9WWAJ executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APAL - Series 9WWAJ borrowed $ 201,500.00 at 7.375% interest with a maturity of August 31, 2055. The outstanding balance of the Loan Payable - Mortgage as of June 30, 2026 was $196,219 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in 2026 was $7,393.

Series #UZMTK

On February 12, 2026, the APAL - Series UZMTK executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APAL - Series UZMTK borrowed $ 235,300.00 at 6.875% interest with a maturity of February 29, 2056. The outstanding balance of the Loan Payable - Mortgage as of June 30, 2026 was $226,780 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in 2026 was $6,095.

Series #JVI51

On February 12, 2026, the APAL - Series JVI51 executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APAL - Series JVI51 borrowed $ 246,000.00 at 6.875% interest with a maturity of February 29, 2056. The outstanding balance of the Loan Payable - Mortgage as of June 30, 2026 was $238,038 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in 2026 was $6,372.

Series #PJI26

On June 25, 2026, the APAL - Series PJI26 executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APAL - Series PJI26 borrowed $ 260,100.00 at 6.125% interest with a maturity of June 30, 2056. The outstanding balance of the Loan Payable - Mortgage as of June 30, 2026 was $252,959 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in 2026 was $44.

Mortgage interest expenses for the six months ended June 30, 2026 was $68,315.

	June 30, 2026	June 30, 2025
Current Portion of Mortgage Payable	$ 29,348	$ 12,480

Maturities of the mortgage payable are as follows (excluding the net of the finance cost):

Year	Amount
2027	29,348
2028	31,404
2029	33,604
2030	35,961
2031	38,483
Thereafter	2,520,042
Total	$ 2,688,842

F-15

NOTE 4: TRANSACTIONS WITH RELATED PARTIES

Amounts due from / (to) Affiliate

The Parent Company advances funds to APAL to cover property acquisition and administrative costs. These advances are non-interest bearing and are due on demand. The outstanding balance with the affiliate as of June 30, 2026 and December 31, 2025 amounted to $947,204 receivable and $526,159 receivable, respectively, and is presented under related party receivables in the accompanying balance sheet. The increase in the receivable during the six months ended June 30, 2026 was mainly due to net intercompany movements during the period.

F-16

Property sourcing fee and offering expenses reimbursement

Pursuant to the Operating Agreement the Asset Manager, as consideration for assisting in the sourcing of the Underlying Asset of a Series, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% (of the maximum offering amount) Sourcing Fee. The sourcing fee is in connection with the search and negotiation of the property purchase as set forth in the Certificate of Designations for the Series.

The Parent Company assigns offering expenses to each series, which are then set as part of each series' intended Use of Proceeds. The parent company will be reimbursed a fixed amount for each series for offering expenses.

Series #6MWZZ

The property sourcing fee and offering expenses incurred in the six months ended June 30, 2026 was $0 and $0, respectively, and in the six months ended June 30, 2025 was $7,740 and $14,140, respectively.

Series #8S8XK

The property sourcing fee and offering expenses incurred in the six months ended June 30, 2026 was $0 and $0, respectively, and in the six months ended June 30, 2025 was $0 and $0, respectively.

Series #9WWAJ

The property sourcing fee and offering expenses incurred in the six months ended June 30, 2026 was $0 and $0, respectively, and in the six months ended June 30, 2025 was $0 and $0, respectively.

Series #BULMO

The property sourcing fee and offering expenses incurred in the six months ended June 30, 2026 was $0 and $0, respectively, and in the six months ended June 30, 2025 was $21,300 and $27,700, respectively.

Series #DJGLA

The property sourcing fee and offering expenses incurred in the six months ended June 30, 2026 was $0 and $0, respectively, and in the six months ended June 30, 2025 was $8,550 and $14,950, respectively.

Series #ESMYO

The property sourcing fee and offering expenses incurred in the six months ended June 30, 2026 was $0 and $0, respectively, and in the six months ended June 30, 2025 was $7,800 and $14,200, respectively.

Series #HEEMV

The property sourcing fee and offering expenses incurred in the six months ended June 30, 2026 was $0 and $0, respectively, and in the six months ended June 30, 2025 was $8,700 and $15,100, respectively.

Series #ICBTL

The property sourcing fee and offering expenses incurred in the six months ended June 30, 2026 was $0 and $0, respectively, and in the six months ended June 30, 2025 was $0 and $0, respectively.

Series #IDUG0

The property sourcing fee and offering expenses incurred in the six months ended June 30, 2026 was $7,500 and $13,900, respectively, and in the six months ended June 30, 2025 was $0 and $0, respectively.

Series #JVI51

The property sourcing fee and offering expenses incurred in the six months ended June 30, 2026 was $0 and $0, respectively, and in the six months ended June 30, 2025 was $0 and $0, respectively.

Series #LOZV7

The property sourcing fee and offering expenses incurred in the six months ended June 30, 2026 was $0 and $0, respectively, and in the six months ended June 30, 2025 was $0 and $0, respectively.

Series #NETKE

The property sourcing fee and offering expenses incurred in the six months ended June 30, 2026 was $0 and $0, respectively, and in the six months ended June 30, 2025 was $8,550 and $14,950, respectively.

Series #TPVS2

The property sourcing fee and offering expenses incurred in the six months ended June 30, 2026 was $0 and $0, respectively, and in the six months ended June 30, 2025 was $0 and $0, respectively.

F-17

Asset management fee

For services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Series #6MWZZ

The Series #6MWZZ has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #6MWZZ and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #6MWZZ together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of June 30, 2026 and December 31, 2025, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the six months ended June 30, 2026 and 2025, was $630 and $469, respectively.

Series #8S8XK

The Series #8S8XK has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #8S8XK and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #8S8XK together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of June 30, 2026 and December 31, 2025, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the six months ended June 30, 2026 and 2025, was $488 and $0, respectively.

Series #9WWAJ

The Series #9WWAJ has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #9WWAJ and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #9WWAJ together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of June 30, 2026 and December 31, 2025, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the six months ended June 30, 2026 and 2025, was $1,615 and $1,077, respectively.

Series #BULMO

The Series #BULMO has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #BULMO and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #BULMO together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of June 30, 2026 and December 31, 2025, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the six months ended June 30, 2026 and 2025, was $0 and $1,428, respectively.

Series #DJGLA

The Series #DJGLA has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #DJGLA and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #DJGLA together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of June 30, 2026 and December 31, 2025, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the six months ended June 30, 2026 and 2025, was $0 and $0, respectively.

Series #ESMYO

The Series #ESMYO has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #ESMYO and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #ESMYO together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of June 30, 2026 and December 31, 2025, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the six months ended June 30, 2026 and 2025, was $315 and $(112), respectively.

Series #HEEMV

The Series #HEEMV has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #HEEMV and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #HEEMV together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of June 30, 2026 and December 31, 2025, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the six months ended June 30, 2026 and 2025, was $0 and $0, respectively.

Series #ICBTL

The Series #ICBTL has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #ICBTL and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #ICBTL together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of June 30, 2026 and December 31, 2025, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the six months ended June 30, 2026 and 2025, was $0 and $0, respectively.

Series #IDUG0

The Series #IDUG0 has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #IDUG0 and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #IDUG0 together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of June 30, 2026 and December 31, 2025, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the six months ended June 30, 2026 and 2025, was $490 and $0, respectively.

Series #JVI51

The Series #JVI51 has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #JVI51 and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #JVI51 together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of June 30, 2026 and December 31, 2025, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the six months ended June 30, 2026 and 2025, was $(1,113) and $0, respectively.

Series #LOZV7

The Series #LOZV7 has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #LOZV7 and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #LOZV7 together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of June 30, 2026 and December 31, 2025, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the six months ended June 30, 2026 and 2025, was $525 and $0, respectively.

Series #NETKE

The Series #NETKE has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #NETKE and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #NETKE together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of June 30, 2026 and December 31, 2025, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the six months ended June 30, 2026 and 2025, was $0 and $0, respectively.

Series #PJI26

The Series #PJI26 has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #PJI26 and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #PJI26 together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of June 30, 2026 and December 31, 2025, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the six months ended June 30, 2026 and 2025, was $745 and $0, respectively.

Series #TPVS2

The Series #TPVS2 has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #TPVS2 and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #TPVS2 together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of June 30, 2026 and December 31, 2025, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the six months ended June 30, 2026 and 2025, was $414 and $432, respectively.

Series #UZMTK

The Series #UZMTK has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #UZMTK and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #UZMTK together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of June 30, 2026 and December 31, 2025, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the six months ended June 30, 2026 and 2025, was $1,061 and $0, respectively.

F-18

NOTE 5: SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date on the consolidated financial statements that were available to be issued, which is October 8, 2026 and has determined that there were no material subsequent events that require disclosure in these financial statements.

NOTE 6: APPROVAL OF CONSOLIDATED FINANCIAL STATEMENTS

The consolidated and consolidating financial statements have been approved by the management of the APAL and authorized for issue on October 8, 2026.

F-19

Ark7 Properties Advance LLC

Unaudited Pro Forma Consolidated and consolidating Financial Statements and Report

For the Year ended December 31, 2025

F-1

F-2

The following unaudited pro forma consolidated and consolidating financial information presents the unaudited pro forma consolidated and consolidating balance sheet and statement of income based upon the historical financial statements of Ark7 Properties Advance LLC, and all subsequent Series, after giving effect to the business combination between Ark7 Properties Advance LLC and all subsequent Series.

The unaudited pro forma consolidated and consolidating balance sheet of Ark7 Properties Advance LLC and all subsequent Series as of December 31, 2025, has been prepared to reflect the effects of the subsequent Series acquisitions as if each occurred on December 31, 2025. The unaudited pro forma consolidated and consolidating statement of income for the year ended December 31, 2025 combine the historical results and operations of all subsequent Series and the Company giving effect to the transaction as if it occurred on January 01, 2025.

The unaudited pro forma consolidated and consolidating financial information should be read in conjunction with the audited and unaudited historical financial statements of each of Ark7 Properties Advance LLC and all subsequent Series and the notes thereto.

The unaudited pro forma consolidated and consolidating financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification Topic 805, Business Combinations and reflect the preliminary allocation of the purchase price to the acquired assets and liabilities based upon the preliminary estimate of fair values, using the assumptions set forth in the notes to the unaudited pro forma consolidated and consolidating financial information.

The unaudited pro forma consolidated and consolidating financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company. In connection with the pro forma financial information, the Company allocated the purchase price using its best estimates of fair value. Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. The unaudited pro forma consolidated and consolidating financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transaction or any integration costs. Furthermore, the unaudited pro forma consolidated and consolidating statements of income do not include certain nonrecurring charges and the related tax effects that result directly from the transaction as described in the notes to the unaudited pro forma consolidated and consolidating financial information.

F-3

Ark7 Properties Advance LLC

Unaudited Pro Forma Consolidated and consolidating Balance Sheet

As of December 31, 2025

Description	Ark7 Properties Advance LLC	Ark7 Properties Advance LLC - Series #TPVS2	Ark7 Properties Advance LLC - Series #ICBTL	Ark7 Properties Advance LLC - Series #BULMO	Ark7 Properties Advance LLC - Series #NETKE	Ark7 Properties Advance LLC - Series #DJGLA	Ark7 Properties Advance LLC - Series #HEEMV	Ark7 Properties Advance LLC - Series #ESMYO	Ark7 Properties Advance LLC - Series #6MWZZ	Ark7 Properties Advance LLC - Series #8S8XK
Assets
Current Assets
Cash and cash equivalents	$ 404,894	$ -	$ -	$ 6,588	$ 1,540	$ 1,026	$ -	$ -	$ (1,099)	$ -
Receivables	-	-	-	-	-	-	-	-	-	-
Related party receivables	-	8,800	(1,378)	(28,636)	2,012	(12,749)	(495)	(13,454)	(9,101)	(13,203)
Related party loans and notes receivable, current	236,701	-	-	-	-	-	-	-	-	-
Prepaid expenses	-	727	1,262	2,941	1,163	4,218	1,390	5,202	1,563	1,525
Total Current Assets	641,595	9,528	(116)	(19,107)	4,715	(7,505)	896	(8,252)	(8,636)	(11,678)
Noncurrent Assets	-
Property, plant, and equipment	-
Property, plant, and equipment - Cost	-	217,700	267,746	634,047	246,859	250,431	253,413	231,914	232,966	215,492
Property, plant, and equipment - Accumulated Depreciation	-	(14,273)	(10,903)	(25,239)	(9,189)	(9,172)	(9,357)	(8,253)	(8,400)	(6,149)
Total Property, plant, and equipment	-	203,427	256,843	608,808	237,670	241,259	244,055	223,661	224,566	209,343
Related party loans and note receivable, noncurrent	-	-	-	376,649	152,829	146,880	-	142,672	-	-
Total Noncurrent Assets	-	203,427	256,843	985,456	390,499	388,139	244,055	366,333	224,566	209,343
Total Assets	641,595	212,955	256,727	966,349	395,215	380,634	244,951	358,081	215,930	197,665

Liabilities & Members' Equity	-
Liabilities	-
Current Liabilities	-
Accounts payable and accrued liabilities	29,743	-	-	-	-	-	-	-	-	-
Related party payable	(500,846)	-	-	-	-	-	-	-	-	-
Related party debt, current	-	-	-	-	-	-	-	-	-	-
Other liabilities, current	-	5,235	-	3,700	1,450	-	-	1,600	-	-
Total Current Liabilities	(471,103)	6,276	1,332	7,148	2,943	1,681	968	2,984	1,233	1,011
Noncurrent Liabilities	-
Mortgage payable	-	(1,041)	(1,332)	366,574	145,693	138,355	(968)	138,309	(1,233)	(1,011)
Related party debt, noncurrent	1,020,067	-	-	-	-	-	-	-	-	-
Total Noncurrent Liabilities	1,020,067	(1,041)	(1,332)	366,574	145,693	138,355	(968)	138,309	(1,233)	(1,011)
Total Liabilities	548,963	5,235	-	373,723	148,636	140,036	-	141,294	-	-

Member's Equity	-
Equity Capital	-
Members' Equity	-	244,926	287,333	664,277	266,147	271,844	276,998	246,149	244,765	239,055
Retained Earnings (Accumulated Deficit)	92,631	(37,206)	(30,606)	(71,651)	(19,569)	(31,245)	(32,047)	(29,362)	(28,835)	(41,390)
Total Equity Capital	92,631	207,720	256,727	592,626	246,579	240,598	244,951	216,787	215,930	197,665
Total Member's Equity	92,631	207,720	256,727	592,626	246,579	240,598	244,951	216,787	215,930	197,665
Total Liabilities & Members' Equity	$ 641,595	$ 212,955	$ 256,727	$ 966,349	$ 395,215	$ 380,634	$ 244,951	$ 358,081	$ 215,930	$ 197,665

Description	Ark7 Properties Advance LLC - Series #IDUG0	Ark7 Properties Advance LLC - Series #LOZV7	Ark7 Properties Advance LLC - Series #9WWAJ	Ark7 Properties Advance LLC - Series #JVI51	Ark7 Properties Advance LLC - Series #UZMTK	Ark7 Properties Advance LLC - Series #PJI26 (Historical)	Ark7 Properties Advance LLC - Series #PJI26 (Pro Forma Adjustments)	Ark7 Properties Advance LLC - Series #PJI26 (Pro Forma Results)	Ark7 Properties Advance LLC - Series #QXU34 (Historical)	Ark7 Properties Advance LLC - Series #QXU34 (Pro Forma Adjustments)
Assets
Current Assets
Cash and cash equivalents	$ -	$ -	$ 7,456	$ 928	$ (485)	$ -	$ 12,925	$ 12,925	$ -	$ 39,292
Receivables	-	-	-	-	-	-	-	-	-	-
Related party receivables	7,538	(18,148)	105,654	(2,290)	2,990	(2,229)	2,229	-	-	-
Related party loans and notes receivable, current	-	-	-	-	-	-	-	-	-	-
Prepaid expenses	1,356	1,463	2,465	2,387	2,595	229	-	229	-	-
Total Current Assets	8,895	(16,685)	115,575	1,025	5,099	(2,000)	15,154	13,154	-	39,292
Noncurrent Assets
Property, plant, and equipment
Property, plant, and equipment - Cost	215,267	215,371	293,808	427,345	393,536	-	444,304	444,304	-	1,350,677
Property, plant, and equipment - Accumulated Depreciation	(6,141)	(6,145)	(7,171)	(5,286)	(4,491)	-	(12,925)	(12,925)	-	(39,292)
Total Property, plant, and equipment	209,126	209,226	286,637	422,059	389,045	-	431,379	431,379	-	1,311,385
Related party loans and note receivable, noncurrent	-	-	201,037	-	-	-	-	-	-	-
Total Noncurrent Assets	209,126	209,226	487,674	422,059	389,045	-	431,379	431,379	-	1,311,385
Total Assets	218,021	192,541	603,249	423,084	394,144	(2,000)	446,533	444,533	-	1,350,677

Liabilities & Members' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	-	-	-	-	-	-	-	-	-	-
Related party payable	-	-	-	-	-	-	-	-	-	-
Related party debt, current	-	-	-	-	236,701	-	446,533	446,533	-	1,350,677
Other liabilities, current	-	-	-	-	2,473	-	-	-	-	-
Total Current Liabilities	1,174	1,227	1,951	2,121	241,202	1,536	446,533	448,070	-	1,350,677
Noncurrent Liabilities
Mortgage payable	(1,174)	(1,227)	195,153	(2,121)	(2,029)	(1,536)	-	(1,536)	-	-
Related party debt, noncurrent	-	-	-	-	-	-	-	-	-	-
Total Noncurrent Liabilities	(1,174)	(1,227)	195,153	(2,121)	(2,029)	(1,536)	-	(1,536)	-	-
Total Liabilities	-	-	197,104	-	239,173	-	446,533	446,533	-	1,350,677

Member's Equity
Equity Capital
Members' Equity	241,756	243,600	438,012	471,800	175,647	-	-	-	-	-
Retained Earnings (Accumulated Deficit)	(23,736)	(51,058)	(31,867)	(48,717)	(20,677)	(2,000)	-	(2,000)	-	-
Total Equity Capital	218,021	192,541	406,145	423,084	154,970	(2,000)	-	(2,000)	-	-
Total Member's Equity	218,021	192,541	406,145	423,084	154,970	(2,000)	-	(2,000)	-	-
Total Liabilities & Members' Equity	$ 218,021	$ 192,541	$ 603,249	$ 423,084	$ 394,144	$ (2,000)	$ 446,533	$ 444,533	$ -	$ 1,350,677

Description	Ark7 Properties Advance LLC - Series #QXU34 (Pro Forma Results)	Eliminating	Total
Assets
Current Assets
Cash and cash equivalents	$ 39,292	$ -	$ 473,065
Receivables	-	-	-
Related party receivables	-	(25,313)	2,229
Related party loans and notes receivable, current	-	(236,701)	-
Prepaid expenses	-	-	30,487
Total Current Assets	39,292	(262,014)	505,781
Noncurrent Assets			-
Property, plant, and equipment			-
Property, plant, and equipment - Cost	1,350,677	-	5,890,875
Property, plant, and equipment - Accumulated Depreciation	(39,292)	-	(182,386)
Total Property, plant, and equipment	1,311,385	-	5,708,489
Related party loans and note receivable, noncurrent	-	(1,020,067)	(0)
Total Noncurrent Assets	1,311,385	(1,020,067)	5,708,489
Total Assets	1,350,677	(1,282,081)	6,214,269

Liabilities & Members' Equity			-
Liabilities			-
Current Liabilities			-
Accounts payable and accrued liabilities	-	-	29,743
Related party payable	-	(25,313)	(526,159)
Related party debt, current	1,350,677	(236,701)	1,797,210
Other liabilities, current	-	-	14,458
Total Current Liabilities	1,350,677	(262,014)	1,338,882
Noncurrent Liabilities			-
Mortgage payable	-	-	970,412
Related party debt, noncurrent	-	(1,020,067)	-
Total Noncurrent Liabilities	-	(1,020,067)	970,412
Total Liabilities	1,350,677	(1,282,081)	2,309,294

Member's Equity			-
Equity Capital			-
Members' Equity	-	-	4,312,310
Retained Earnings (Accumulated Deficit)	-	-	(407,335)
Total Equity Capital	-	-	3,904,975
Total Member's Equity	-	-	3,904,975
Total Liabilities & Members' Equity	$ 1,350,677	$ (1,282,081)	$ 6,214,269

F-4

Ark7 Properties Advance LLC

Unaudited Pro Forma Consolidated and consolidating Statement of Income

For the Year ended December 31, 2025

Description	Ark7 Properties Advance LLC	Ark7 Properties Advance LLC - Series #TPVS2	Ark7 Properties Advance LLC - Series #ICBTL	Ark7 Properties Advance LLC - Series #BULMO	Ark7 Properties Advance LLC - Series #NETKE	Ark7 Properties Advance LLC - Series #DJGLA	Ark7 Properties Advance LLC - Series #HEEMV	Ark7 Properties Advance LLC - Series #ESMYO	Ark7 Properties Advance LLC - Series #6MWZZ	Ark7 Properties Advance LLC - Series #8S8XK (Historical)
Revenue	$ 79,019	$ 27,085	$ 26,518	$ 58,904	$ 26,919	$ 25,097	$ 27,507	$ 18,482	$ 16,900	$ -

Expenses
Depreciation expenses	-	6,436	7,803	18,545	7,254	7,246	7,393	6,767	6,897	6,149
Interest expenses	35,127	-	-	16,168	5,385	3,622	890	3,598	1,477	6,600
Property taxes	300	4,028	2,351	10,735	3,108	3,341	3,577	1,231	2,772	3,707
Property management	-	1,299	-	5,250	706	85	-	719	1,200	6
Repair & maintenance	-	1,555	-	137	346	-	-	1,292	-	-
Insurance	-	-	-	2,955	885	9	915	2,032	1,255	1,179
Utilities	-	666	901	-	-	901	901	242	300	-
HOA fee	-	6,519	9,660	1,256	308	7,382	10,604	-	-	-
Other operating expenses	12,305	2,050	2,050	51,050	24,480	25,041	25,850	24,032	24,100	23,520
Total Expenses	47,732	22,552	22,765	106,096	42,473	47,628	50,130	39,914	38,001	41,161

Net loss	31,287	4,532	3,753	(47,192)	(15,554)	(22,531)	(22,623)	(21,433)	(21,101)	(41,161)

Beginning accumulated deficit	61,344	(41,739)	(34,359)	(24,459)	(4,015)	(8,714)	(9,425)	(7,929)	(7,734)	(229)
Ending accumulated deficit	$ 92,631	$ (37,206)	$ (30,606)	$ (71,651)	$ (19,569)	$ (31,245)	$ (32,047)	$ (29,362)	$ (28,835)	$ (41,390)

Description	Ark7 Properties Advance LLC - Series #8S8XK (Pro Forma Adjustments)	Ark7 Properties Advance LLC - Series #8S8XK (Pro Forma Results)	Ark7 Properties Advance LLC - Series #IDUG0 (Historical)	Ark7 Properties Advance LLC - Series #IDUG0 (Pro Forma Adjustments)	Ark7 Properties Advance LLC - Series #IDUG0 (Pro Forma Results)	Ark7 Properties Advance LLC - Series #LOZV7 (Historical)	Ark7 Properties Advance LLC - Series #LOZV7 (Pro Forma Adjustments)	Ark7 Properties Advance LLC - Series #LOZV7 (Pro Forma Results)	Ark7 Properties Advance LLC - Series #9WWAJ (Historical)	Ark7 Properties Advance LLC - Series #9WWAJ (Pro Forma Adjustments)
Revenue	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ 44,750	$ -

Expenses
Depreciation expenses	304	6,453	6,141	305	6,447	6,145	305	6,450	7,215	1,597
Interest expenses	-	6,600	10,476	-	10,476	16,287	-	16,287	17,638	-
Property taxes	93	3,800	3,711	89	3,800	3,819	(19)	3,800	5,780	1,620
Property management	-	6	-	-	-	-	-	-	3,604	-
Repair & maintenance	-	-	-	-	-	-	-	-	1,568	-
Insurance	21	1,200	1,179	21	1,200	1,179	21	1,200	3,022	478
Utilities	-	-	-	-	-	-	-	-	1,630	-
HOA fee	-	-	-	-	-	-	-	-	449	88
Other operating expenses	-	23,520	2,000	-	2,000	23,400	-	23,400	35,712	-
Total Expenses	418	41,579	23,507	416	23,922	50,829	307	51,136	76,617	3,784

Net loss	(418)	(41,579)	(23,507)	(416)	(23,922)	(50,829)	(307)	(51,136)	(31,867)	(3,784)

Beginning accumulated deficit	-	(229)	(229)	-	(229)	(229)	-	(229)	-	-
Ending accumulated deficit	$ (418)	$ (41,808)	$ (23,736)	$ (416)	$ (24,151)	$ (51,058)	$ (307)	$ (51,365)	$ (31,867)	$ (3,784)

Description	Ark7 Properties Advance LLC - Series #9WWAJ (Pro Forma Results)	Ark7 Properties Advance LLC - Series #JVI51 (Historical)	Ark7 Properties Advance LLC - Series #JVI51 (Pro Forma Adjustments)	Ark7 Properties Advance LLC - Series #JVI51 (Pro Forma Results)	Ark7 Properties Advance LLC - Series #UZMTK (Historical)	Ark7 Properties Advance LLC - Series #UZMTK (Pro Forma Adjustments)	Ark7 Properties Advance LLC - Series #UZMTK (Pro Forma Results)	Ark7 Properties Advance LLC - Series #PJI26 (Historical)	Ark7 Properties Advance LLC - Series #PJI26 (Pro Forma Adjustments)	Ark7 Properties Advance LLC - Series #PJI26 (Pro Forma Results)
Revenue	$ 44,750	$ 12,000	$ -	$ 12,000	$ 6,456	$ -	$ 6,456	$ -	$ -	$ -

Expenses
Depreciation expenses	8,813	5,286	7,495	12,781	4,491	7,285	11,776	-	12,925	12,925
Interest expenses	17,638	12,900	-	12,900	14,610	14,597	29,206	-	45,000	45,000
Property taxes	7,400	4,040	4,213	8,253	2,626	4,793	7,419	-	6,739	6,739
Property management	3,604	(840)	-	(840)	572	-	572	-	-	-
Repair & maintenance	1,568	-	-	-	-	-	-	-	-	-
Insurance	3,500	1,263	1,809	3,072	1,264	2,017	3,281	-	2,302	2,302
Utilities	1,630	-	-	-	-	-	-	-	-	-
HOA fee	537	519	(119)	400	93	147	240	-	690	690
Other operating expenses	35,712	37,550	-	37,550	3,477	-	3,477	2,000	-	2,000
Total Expenses	80,400	60,717	13,399	74,116	27,133	28,838	55,971	2,000	67,656	69,656

Net loss	(35,651)	(48,717)	(13,399)	(62,116)	(20,677)	(28,838)	(49,515)	(2,000)	(67,656)	(69,656)

Beginning accumulated deficit	-	-	-	-	-	-	-	-	-	-
Ending accumulated deficit	$ (35,651)	$ (48,717)	$ (13,399)	$ (62,116)	$ (20,677)	$ (28,838)	$ (49,515)	$ (2,000)	$ (67,656)	$ (69,656)

Description	Ark7 Properties Advance LLC - Series #QXU34 (Historical)	Ark7 Properties Advance LLC - Series #QXU34 (Pro Forma Adjustments)	Ark7 Properties Advance LLC - Series #QXU34 (Pro Forma Results)	Eliminating	Total
Revenue	$ -	$ -	$ -	$ -	$ 369,636

Expenses
Depreciation expenses	-	39,292	39,292		173,276
Interest expenses	-	135,000	135,000	-	339,373
Property taxes	-	12,500	12,500	-	85,153
Property management	-	-	-	-	12,603
Repair & maintenance	-	-	-	-	4,898
Insurance	-	1,200	1,200	-	25,006
Utilities	-	-	-	-	5,540
HOA fee	-	6,072	6,072	-	43,668
Other operating expenses	-	-	-	-	318,617
Total Expenses	-	194,064	194,064	-	1,008,136

Net loss	-	(194,064)	(194,064)	-	(638,500)

Beginning accumulated deficit	-	-	-		(77,717)
Ending accumulated deficit	$ -	$ (194,064)	$ (194,064)		$ (716,217)

F-5

Ark7 Properties Advance LLC

Notes to the Unaudited Pro Forma Consolidated and consolidating Financial Statements

1. Description of Transaction

Acquisition Mechanics

Typically, each series will acquire its series property prior to the commencement or closing of that series' offering. Each series property will be fully described in a post-qualification offering statement amendment relating to the relevant series. In each such offering circular that is included in any such amendment, information relating to the series property such as the description and specifications of the series property, the purchase price of the series property and the relevant terms of purchase shall be disclosed.

It is not anticipated that a series will own any assets other than the series property, plus cash reserves for maintenance, insurance and other expenses pertaining to the series property and amounts earned by the series from the monetization of the series property, if any. Each series may hold the specific property that it acquires in a wholly-owned subsidiary which would be a limited liability company organized under laws of the state in which the series property is located.

The manager will enter into a purchase and sale agreement with the third-party seller to acquire the property on behalf of the new series. The manager will negotiate with the third-party seller on behalf of the to-be-organized series the purchase price for the new property and related purchase terms and conditions which will be specified in an offer to purchase real estate agreement, or purchase and sale agreement, by and between the manager and the property seller, a form of which has been filed as an exhibit to the offering statement of which this offering circular is a part. Once the new series is established, the manager will either assign the purchase and sale agreement to that series or the purchase and sale agreement will be re-executed with the new series as the buying party.

Typically, a series will hold its property in a wholly owned limited liability company subsidiary organized in the state where the property is located.

Purchase price funds to acquire a new property from a third party will either be all cash be provided from the proceeds of an offering or some combination of mortgage proceeds and cash. If a property is purchased entirely with cash without any financing, the series may later obtain mortgage financing for the property, to the extent such financing is available at favorable rates, and the manager in its discretion may determine to distribute certain proceeds from such financing to investors. The funding and closing of the property acquisition may take place prior to the beginning of the series offering, during the offering or at the time of closing of the offering. If the property acquisition closing takes place prior to the closing of the series offering, the cash component of the property purchase price will be provided by the manager as a loan to the series for payment to the third-party seller. In turn, the series will issue to the manager a promissory note in the amount of the manager's loan. In addition, if a mortgage is not able to be obtained, or obtained at favorable rates, from a third-party lender, the manager or an affiliate may provide such financing at a reasonable market interest rate. The proceeds of the new series offering, net of sales commissions, if any, will be used to repay the outstanding balance, plus accrued but unpaid interest, on the promissory note (and, if applicable, mortgage loan) issued to the manager. The series will also pay the manager a sourcing fee as indicated below in the use of proceeds table for the series. If by the termination date of the offering the series does not raise sufficient funds in the offering to repay the manager the outstanding principal balance on the promissory note (and, if applicable, mortgage loan), (i) the available net proceeds of the offering will be used to pay down the promissory note and/or the mortgage loan to the extent possible and (ii) any outstanding balance on the promissory note will be converted into interests in the series and issued to the manager. Such interests will be valued at the same price as offered to investors in the series offering.

The manager reserves the right to adjust the acquisition mechanics described above in its sole discretion. To the extent that the manager does so adjust the acquisition mechanics in any material way, we will file a supplement to this offering circular to reflect such material adjustment.

2. Basis of Presentation

The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma consolidated and consolidating balance sheets and unaudited pro forma consolidated and consolidating statements of income, expected to have a continuing impact on the consolidated and consolidating results.

Each of the Series properties were owner-occupied properties prior to their acquisition by each Series and there is no historical rental or operating history for basis of inclusion in the above proforma consolidated and consolidating statement.

The assumptions used to prepare the pro forma financial statements are as follows:

  Balance sheet
    Property and equipment, net represents either the actual purchase price of the property plus capitalized title fees and capitalized acquisition expenses, net of accumulated depreciation or the anticipated purchase price plus estimated capitalized title fees and capitalized acquisition expenses, net of estimated accumulated depreciation for any property purchases that have not yet closed. The Company allocates 20% of the purchase price to land and 80% of the purchase price to building.
    Due to related party represents advances from Manager for the acquisition of the property, capitalized acquisition expenses and title fees, acquisition expenses, insurance and taxes.
  Statement of Income
    Depreciation expense is based on depreciable life of the building of 27.5 years prorated for the year ended December 31, 2025.
    Other operating expenses represent estimated acquisition expense fees associated with the acquisition of each property.
    Insurance is the estimated annual insurance costs prorated during the year ended December 31, 2025.
    Taxes is the estimated annual real estate tax expense prorated during the year ended December 31, 2025.

F-6

Ark7 Properties Advance LLC

Unaudited Pro Forma Consolidated and consolidating Financial Statements and Report

For the Six Months ended June 30, 2026

F-1

F-2

The following unaudited pro forma consolidated and consolidating financial information presents the unaudited pro forma consolidated and consolidating balance sheet and statement of income based upon the historical financial statements of Ark7 Properties Advance LLC, and all subsequent Series, after giving effect to the business combination between Ark7 Properties Advance LLC and all subsequent Series.

The unaudited pro forma consolidated and consolidating balance sheet of Ark7 Properties Advance LLC and all subsequent Series as of June 30, 2026, has been prepared to reflect the effects of the subsequent Series acquisitions as if each occurred on June 30, 2026. The unaudited pro forma consolidated and consolidating statement of income for the six months ended June 30, 2026 combine the historical results and operations of all subsequent Series and the Company giving effect to the transaction as if it occurred on January 01, 2026.

The unaudited pro forma consolidated and consolidating financial information should be read in conjunction with the audited and unaudited historical financial statements of each of Ark7 Properties Advance LLC and all subsequent Series and the notes thereto.

The unaudited pro forma consolidated and consolidating financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification Topic 805, Business Combinations and reflect the preliminary allocation of the purchase price to the acquired assets and liabilities based upon the preliminary estimate of fair values, using the assumptions set forth in the notes to the unaudited pro forma consolidated and consolidating financial information.

The unaudited pro forma consolidated and consolidating financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company. In connection with the pro forma financial information, the Company allocated the purchase price using its best estimates of fair value. Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. The unaudited pro forma consolidated and consolidating financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transaction or any integration costs. Furthermore, the unaudited pro forma consolidated and consolidating statements of income do not include certain nonrecurring charges and the related tax effects that result directly from the transaction as described in the notes to the unaudited pro forma consolidated and consolidating financial information.

F-3

Ark7 Properties Advance LLC

Unaudited Pro Forma Consolidated and consolidating Balance Sheet

As of June 30, 2026

Description	Ark7 Properties Advance LLC	Ark7 Properties Advance LLC - Series #TPVS2	Ark7 Properties Advance LLC - Series #ICBTL	Ark7 Properties Advance LLC - Series #BULMO	Ark7 Properties Advance LLC - Series #NETKE	Ark7 Properties Advance LLC - Series #DJGLA	Ark7 Properties Advance LLC - Series #HEEMV	Ark7 Properties Advance LLC - Series #ESMYO	Ark7 Properties Advance LLC - Series #6MWZZ	Ark7 Properties Advance LLC - Series #8S8XK
Assets
Current Assets
Cash and cash equivalents	$ 686,196	$ 1,999	$ 11,680	$ 5,128	$ 3,788	$ 11,233	$ 10,586	$ (49)	$ 276	$ 3,381
Receivables	1,500	-	-	-	-	-	-	-	-	-
Related party receivables	-	867	(28,081)	(24,235)	(1,221)	(31,158)	(28,833)	(16,627)	(18,697)	(25,163)
Related party loans and notes receivable, current	472,511	-	-	-	-	-	-	-	-	-
Prepaid expenses	-	880	9,512	1,035	2,079	11,370	10,289	4,180	5,479	3,279
Total Current Assets	1,160,207	3,746	(6,889)	(18,072)	4,646	(8,554)	(7,958)	(12,497)	(12,942)	(18,503)
Noncurrent Assets	-
Property, plant, and equipment	-
Property, plant, and equipment - Cost	-	217,700	270,521	634,047	246,859	250,431	255,892	231,914	234,839	217,351
Property, plant, and equipment - Accumulated Depreciation	-	(17,531)	(14,803)	(34,392)	(12,769)	(12,799)	(13,051)	(11,635)	(11,933)	(9,282)
Total Property, plant, and equipment	-	200,169	255,718	599,655	234,090	237,632	242,841	220,279	222,906	208,069
Related party loans and note receivable, noncurrent	-	134,512	161,789	374,969	152,101	146,193	114,771	141,996	134,371	112,999
Total Noncurrent Assets	-	334,681	417,506	974,624	386,191	383,824	357,612	362,275	357,277	321,068
Total Assets	1,160,207	338,427	410,617	956,552	390,837	375,270	349,654	349,779	344,335	302,564

Liabilities & Members' Equity	-
Liabilities	-
Current Liabilities	-
Accounts payable and accrued liabilities	98,242	-	-	-	-	-	-	-	-	-
Related party payable	(1,651,900)	-	-	-	-	-	-	-	-	-
Related party debt, current	-	-	-	-	-	-	-	-	-	-
Other liabilities, current	(7,668)	5,280	-	3,700	1,450	-	-	-	-	-
Total Current Liabilities	(1,561,326)	6,874	1,647	7,284	2,999	1,735	1,196	1,436	1,681	1,379
Noncurrent Liabilities	-
Mortgage payable	-	126,817	154,218	364,870	145,003	137,726	108,900	137,632	128,042	106,667
Related party debt, noncurrent	2,688,842	-	-	-	-	-	-	-	-	-
Total Noncurrent Liabilities	2,688,842	126,817	154,218	364,870	145,003	137,726	108,900	137,632	128,042	106,667
Total Liabilities	1,127,516	133,692	155,865	372,154	148,002	139,461	110,096	139,068	129,723	108,046

Member's Equity	-
Equity Capital	-
Members' Equity	-	237,759	280,884	649,596	256,981	262,233	269,316	242,078	241,418	233,691
Retained Earnings (Accumulated Deficit)	32,691	(33,024)	(26,131)	(65,198)	(14,146)	(26,425)	(29,758)	(31,367)	(26,806)	(39,172)
Total Equity Capital	32,691	204,736	254,753	584,398	242,835	235,809	239,558	210,710	214,612	194,519
Total Member's Equity	32,691	204,736	254,753	584,398	242,835	235,809	239,558	210,710	214,612	194,519
Total Liabilities & Members' Equity	$ 1,160,207	$ 338,427	$ 410,617	$ 956,552	$ 390,837	$ 375,270	$ 349,654	$ 349,779	$ 344,335	$ 302,564

Description	Ark7 Properties Advance LLC - Series #IDUG0	Ark7 Properties Advance LLC - Series #LOZV7	Ark7 Properties Advance LLC - Series #9WWAJ	Ark7 Properties Advance LLC - Series #JVI51	Ark7 Properties Advance LLC - Series #UZMTK	Ark7 Properties Advance LLC - Series #PJI26	Ark7 Properties Advance LLC - Series #QXU34 (Historical)	Ark7 Properties Advance LLC - Series #QXU34 (Pro Forma Adjustments)	Ark7 Properties Advance LLC - Series #QXU34 (Pro Forma Results)	Eliminating
Assets
Current Assets
Cash and cash equivalents	$ 4,683	$ 4,928	$ 4,663	$ 11,462	$ 5,414	$ 3,803	$ -	$ 19,646	$ 19,646	$ -
Receivables	-	-	-	-	-	-	-	-	-	-
Related party receivables	(27,143)	(32,799)	104,451	(27,286)	4,439	(17,982)	(229)	229	-	169,696
Related party loans and notes receivable, current	-	-	-	-	-	-	-	-	-	(472,511)
Prepaid expenses	3,133	3,786	6,384	5,245	4,915	6,804	115	-	115	-
Total Current Assets	(19,326)	(24,085)	115,498	(10,579)	14,767	(7,375)	(114)	19,875	19,762	(302,814)
Noncurrent Assets
Property, plant, and equipment
Property, plant, and equipment - Cost	217,200	217,337	293,808	430,300	396,433	433,726	-	1,350,677	1,350,677	-
Property, plant, and equipment - Accumulated Depreciation	(9,271)	(9,277)	(11,424)	(11,491)	(10,207)	(6,030)	-	(19,646)	(19,646)	-
Total Property, plant, and equipment	207,929	208,060	282,384	418,809	386,225	427,696	-	1,331,031	1,331,031	-
Related party loans and note receivable, noncurrent	134,384	140,492	200,086	245,376	234,704	260,100	-	-	-	(2,688,842)
Total Noncurrent Assets	342,313	348,552	482,470	664,186	620,929	687,796	-	1,331,031	1,331,031	(2,688,842)
Total Assets	322,986	324,468	597,968	653,607	635,696	680,421	(114)	1,350,906	1,350,792	(2,991,656)

Liabilities & Members' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	-	-	-	-	-	-	-	-	-	-
Related party payable	-	-	-	-	-	-	-	-	-	169,696
Related party debt, current	-	-	-	-	22,511	450,000	-	1,350,906	1,350,906	(472,511)
Other liabilities, current	-	-	-	-	2,000	2,000	-	-	-	-
Total Current Liabilities	1,602	1,675	2,024	2,619	27,015	455,120	-	1,350,906	1,350,906	(302,814)
Noncurrent Liabilities
Mortgage payable	128,133	133,458	194,195	235,419	224,275	249,839	-	-	-	-
Related party debt, noncurrent	-	-	-	-	-	-	-	-	-	(2,688,842)
Total Noncurrent Liabilities	128,133	133,458	194,195	235,419	224,275	249,839	-	-	-	(2,688,842)
Total Liabilities	129,736	135,133	196,218	238,038	251,291	704,959	-	1,350,906	1,350,906	(2,991,656)

Member's Equity
Equity Capital
Members' Equity	236,288	238,073	421,470	459,159	436,323	-	-	-	-	-
Retained Earnings (Accumulated Deficit)	(43,038)	(48,738)	(19,720)	(43,589)	(51,918)	(24,538)	(114)	-	(114)	-
Total Equity Capital	193,250	189,335	401,750	415,570	384,405	(24,538)	(114)	-	(114)	-
Total Member's Equity	193,250	189,335	401,750	415,570	384,405	(24,538)	(114)	-	(114)	-
Total Liabilities & Members' Equity	$ 322,986	$ 324,468	$ 597,968	$ 653,607	$ 635,696	$ 680,421	$ (114)	$ 1,350,906	$ 1,350,792	$ (2,991,656)

Description	Total
Assets
Current Assets
Cash and cash equivalents	$ 788,818
Receivables	1,500
Related party receivables	229
Related party loans and notes receivable, current	-
Prepaid expenses	78,485
Total Current Assets	869,032
Noncurrent Assets	-
Property, plant, and equipment	-
Property, plant, and equipment - Cost	5,899,034
Property, plant, and equipment - Accumulated Depreciation	(215,542)
Total Property, plant, and equipment	5,683,492
Related party loans and note receivable, noncurrent	(0)
Total Noncurrent Assets	5,683,492
Total Assets	6,552,524

Liabilities & Members' Equity	-
Liabilities	-
Current Liabilities	-
Accounts payable and accrued liabilities	98,242
Related party payable	(1,482,204)
Related party debt, current	1,350,906
Other liabilities, current	6,762
Total Current Liabilities	3,055
Noncurrent Liabilities	-
Mortgage payable	2,575,193
Related party debt, noncurrent	-
Total Noncurrent Liabilities	2,575,193
Total Liabilities	2,578,247

Member's Equity	-
Equity Capital	-
Members' Equity	4,465,268
Retained Earnings (Accumulated Deficit)	(490,991)
Total Equity Capital	3,974,277
Total Member's Equity	3,974,277
Total Liabilities & Members' Equity	$ 6,552,524

F-4

Ark7 Properties Advance LLC

Unaudited Pro Forma Consolidated and consolidating Statement of Income

For the Six Months ended June 30, 2026

Description	Ark7 Properties Advance LLC	Ark7 Properties Advance LLC - Series #TPVS2	Ark7 Properties Advance LLC - Series #ICBTL	Ark7 Properties Advance LLC - Series #BULMO	Ark7 Properties Advance LLC - Series #NETKE	Ark7 Properties Advance LLC - Series #DJGLA	Ark7 Properties Advance LLC - Series #HEEMV	Ark7 Properties Advance LLC - Series #ESMYO	Ark7 Properties Advance LLC - Series #6MWZZ	Ark7 Properties Advance LLC - Series #8S8XK
Revenue	$ 23,150	$ 15,606	$ 22,311	$ 37,954	$ 17,614	$ 22,349	$ 19,484	$ 11,735	$ 11,687	$ 10,698

Expenses
Depreciation expenses	-	3,293	3,967	9,264	3,675	3,740	3,746	3,432	3,572	3,175
Interest expenses	82,766	1,495	4,393	14,557	5,620	4,671	3,084	5,247	2,126	1,963
Property taxes	300	2,227	1,154	4,527	1,529	1,676	1,756	619	1,341	1,868
Property management	-	702	345	364	333	367	343	575	1,154	832
Repair & maintenance	-	306	-	1	169	-	-	2,074	-	-
Insurance	-	245	451	1,589	516	600	451	1,630	1,465	622
Utilities	-	-	600	-	-	600	600	164	-	-
HOA fee	-	3,129	6,742	1,199	350	5,874	7,029	-	-	-
Other operating expenses	25	25	185	-	-	-	185	-	-	21
Total Expenses	83,090	11,423	17,837	31,501	12,191	17,529	17,195	13,740	9,658	8,479

Net loss	(59,941)	4,183	4,474	6,453	5,423	4,820	2,289	(2,005)	2,029	2,218

Beginning accumulated deficit	92,631	(37,206)	(30,606)	(71,651)	(19,569)	(31,245)	(32,047)	(29,362)	(28,835)	(41,390)
Ending accumulated deficit	$ 32,691	$ (33,024)	$ (26,131)	$ (65,198)	$ (14,146)	$ (26,425)	$ (29,758)	$ (31,367)	$ (26,806)	$ (39,172)

Description	Ark7 Properties Advance LLC - Series #IDUG0	Ark7 Properties Advance LLC - Series #LOZV7	Ark7 Properties Advance LLC - Series #9WWAJ	Ark7 Properties Advance LLC - Series #JVI51	Ark7 Properties Advance LLC - Series #UZMTK	Ark7 Properties Advance LLC - Series #PJI26 (Historical)	Ark7 Properties Advance LLC - Series #PJI26 (Pro Forma Adjustments)	Ark7 Properties Advance LLC - Series #PJI26 (Pro Forma Results)	Ark7 Properties Advance LLC - Series #QXU34 (Historical)	Ark7 Properties Advance LLC - Series #QXU34 (Pro Forma Adjustments)
Revenue	$ 11,174	$ 11,900	$ 32,474	$ 23,168	$ 22,587	$ 10,639	$ -	$ 10,639	$ -	$ -

Expenses
Depreciation expenses	3,169	3,177	4,319	6,288	5,806	6,030	432	6,463	-	19,646
Interest expenses	2,569	2,686	7,393	6,372	7,669	21,620	750	22,370	-	67,500
Property taxes	1,870	1,924	3,478	4,388	3,569	3,360	9	3,370	-	6,250
Property management	796	1,098	2,030	(783)	1,391	745	-	745	-	-
Repair & maintenance	-	-	1,221	-	175	-	-	-	-	-
Insurance	622	675	1,568	1,523	1,623	1,094	57	1,151	-	600
Utilities	-	-	-	-	-	215	-	215	-	-
HOA fee	-	-	297	210	121	-	345	345	-	3,036
Other operating expenses	21,451	21	21	43	33,475	114	-	114	114	-
Total Expenses	30,476	9,580	20,326	18,041	53,827	33,177	1,594	34,771	114	97,032

Net loss	(19,302)	2,320	12,147	5,128	(31,241)	(22,538)	(1,594)	(24,132)	(114)	(97,032)

Beginning accumulated deficit	(23,736)	(51,058)	(31,867)	(48,717)	(20,677)	(2,000)	-	(2,000)	-	-
Ending accumulated deficit	$ (43,038)	$ (48,738)	$ (19,720)	$ (43,589)	$ (51,918)	$ (24,538)	$ (1,594)	$ (26,132)	$ (114)	$ (97,032)

Description	Ark7 Properties Advance LLC - Series #QXU34 (Pro Forma Results)	Eliminating	Total
Revenue	$ -	$ -	$ 304,529

Expenses
Depreciation expenses	19,646		86,729
Interest expenses	67,500	-	242,480
Property taxes	6,250	-	41,847
Property management	-	-	10,291
Repair & maintenance	-	-	3,945
Insurance	600	-	15,331
Utilities	-	-	2,179
HOA fee	3,036	-	28,331
Other operating expenses	114	-	55,678
Total Expenses	97,146	-	486,811

Net loss	(97,146)	-	(182,282)

Beginning accumulated deficit	-		(407,335)
Ending accumulated deficit	$ (97,146)		$ (589,617)

F-5

Ark7 Properties Advance LLC

Notes to the Unaudited Pro Forma Consolidated and consolidating Financial Statements

1. Description of Transaction

Acquisition Mechanics

Typically, each series will acquire its series property prior to the commencement or closing of that series' offering. Each series property will be fully described in a post-qualification offering statement amendment relating to the relevant series. In each such offering circular that is included in any such amendment, information relating to the series property such as the description and specifications of the series property, the purchase price of the series property and the relevant terms of purchase shall be disclosed.

It is not anticipated that a series will own any assets other than the series property, plus cash reserves for maintenance, insurance and other expenses pertaining to the series property and amounts earned by the series from the monetization of the series property, if any. Each series may hold the specific property that it acquires in a wholly-owned subsidiary which would be a limited liability company organized under laws of the state in which the series property is located.

The manager will enter into a purchase and sale agreement with the third-party seller to acquire the property on behalf of the new series. The manager will negotiate with the third-party seller on behalf of the to-be-organized series the purchase price for the new property and related purchase terms and conditions which will be specified in an offer to purchase real estate agreement, or purchase and sale agreement, by and between the manager and the property seller, a form of which has been filed as an exhibit to the offering statement of which this offering circular is a part. Once the new series is established, the manager will either assign the purchase and sale agreement to that series or the purchase and sale agreement will be re-executed with the new series as the buying party.

Typically, a series will hold its property in a wholly owned limited liability company subsidiary organized in the state where the property is located.

Purchase price funds to acquire a new property from a third party will either be all cash be provided from the proceeds of an offering or some combination of mortgage proceeds and cash. If a property is purchased entirely with cash without any financing, the series may later obtain mortgage financing for the property, to the extent such financing is available at favorable rates, and the manager in its discretion may determine to distribute certain proceeds from such financing to investors. The funding and closing of the property acquisition may take place prior to the beginning of the series offering, during the offering or at the time of closing of the offering. If the property acquisition closing takes place prior to the closing of the series offering, the cash component of the property purchase price will be provided by the manager as a loan to the series for payment to the third-party seller. In turn, the series will issue to the manager a promissory note in the amount of the manager's loan. In addition, if a mortgage is not able to be obtained, or obtained at favorable rates, from a third-party lender, the manager or an affiliate may provide such financing at a reasonable market interest rate. The proceeds of the new series offering, net of sales commissions, if any, will be used to repay the outstanding balance, plus accrued but unpaid interest, on the promissory note (and, if applicable, mortgage loan) issued to the manager. The series will also pay the manager a sourcing fee as indicated below in the use of proceeds table for the series. If by the termination date of the offering the series does not raise sufficient funds in the offering to repay the manager the outstanding principal balance on the promissory note (and, if applicable, mortgage loan), (i) the available net proceeds of the offering will be used to pay down the promissory note and/or the mortgage loan to the extent possible and (ii) any outstanding balance on the promissory note will be converted into interests in the series and issued to the manager. Such interests will be valued at the same price as offered to investors in the series offering.

The manager reserves the right to adjust the acquisition mechanics described above in its sole discretion. To the extent that the manager does so adjust the acquisition mechanics in any material way, we will file a supplement to this offering circular to reflect such material adjustment.

2. Basis of Presentation

The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma consolidated and consolidating balance sheets and unaudited pro forma consolidated and consolidating statements of income, expected to have a continuing impact on the consolidated and consolidating results.

Each of the Series properties were owner-occupied properties prior to their acquisition by each Series and there is no historical rental or operating history for basis of inclusion in the above proforma consolidated and consolidating statement.

The assumptions used to prepare the pro forma financial statements are as follows:

  Balance sheet
    Property and equipment, net represents either the actual purchase price of the property plus capitalized title fees and capitalized acquisition expenses, net of accumulated depreciation or the anticipated purchase price plus estimated capitalized title fees and capitalized acquisition expenses, net of estimated accumulated depreciation for any property purchases that have not yet closed. The Company allocates 20% of the purchase price to land and 80% of the purchase price to building.
    Due to related party represents advances from Manager for the acquisition of the property, capitalized acquisition expenses and title fees, acquisition expenses, insurance and taxes.
  Statement of Income
    Depreciation expense is based on depreciable life of the building of 27.5 years prorated for the six months ended June 30, 2026.
    Other operating expenses represent estimated acquisition expense fees associated with the acquisition of each property.
    Insurance is the estimated annual insurance costs prorated during the six months ended June 30, 2026.
    Taxes is the estimated annual real estate tax expense prorated during the six months ended June 30, 2026.

F-6

PART III

INDEX TO EXHIBITS

The documents listed in the Exhibit Index of this report are incorporated by reference or are filed with this report, in each case as indicated below.

2.1	Certificate of Formation of Ark7 Properties Advance LLC*
2.2	Operating Agreement of Ark7 Properties Advance LLC*
3.1	Series #TPVS2 Series Designation*
3.2	Series #ICBTL Series Designation*
3.3	Series #BULMO Series Designation*
3.4	Series #NETKE Series Designation*
3.5	Series #HEEMV Series Designation*
3.6	Series #DJGLA Series Designation*
3.7	Series #ESMYO Series Designation*
3.8	Series #6MWZZ Series Designation*
3.9	Series #8S8XK Series Designation*
3.10	Series #IDUG0 Series Designation*
3.11	Series #LOZV7 Series Designation*
3.12	Series #9WWAJ Series Designation*
3.13	Series #JVI51 Series Designation*
3.14	Series #UZMTK Series Designation*
3.15	Series #QXU34 Series Designation
4.1	Form of Series #[______] Subscription Agreement*
6.1	Form of Lease Agreement*
6.2	Real Estate Purchase Agreement dated October 13, 2023 between Seller and Series #TPVS2*
6.3	Asset Management Agreement between Ark7 and Ark7 Properties Advance LLC - Series #TPVS2*
6.4	Inter-company Loan Agreement between Ark7 Properties Advance LLC and Series #TPVS2*
6.5	Real Estate Purchase Agreement dated August 09, 2024 between Seller and Series #ICBTL*
6.6	Asset Management Agreement between Ark7 and Ark7 Properties Advance LLC - Series #ICBTL*
6.7	Inter-company Loan Agreement between Ark7 Properties Advance LLC and Series #ICBTL*
6.8	Real Estate Purchase Agreement dated August 19, 2024 between Seller and Series #BULMO*
6.9	Asset Management Agreement between Ark7 and Ark7 Properties Advance LLC - Series #BULMO*
6.10	Inter-company Loan Agreement between Ark7 Properties Advance LLC and Series #BULMO*
6.11	Real Estate Purchase Agreement dated September 20, 2024 between Seller and Series #NETKE*
6.12	Asset Management Agreement between Ark7 and Ark7 Properties Advance LLC - Series #NETKE*
6.13	Inter-company Loan Agreement between Ark7 Properties Advance LLC and Series #NETKE*
6.14	Real Estate Purchase Agreement dated September 26, 2024 between Seller and Series #HEEMV*
6.15	Asset Management Agreement between Ark7 and Ark7 Properties Advance LLC - Series #HEEMV*
6.16	Inter-company Loan Agreement between Ark7 Properties Advance LLC and Series #HEEMV*
6.17	Real Estate Purchase Agreement dated September 26, 2024 between Seller and Series #DJGLA*
6.18	Asset Management Agreement between Ark7 and Ark7 Properties Advance LLC - Series #DJGLA*
6.19	Inter-company Loan Agreement between Ark7 Properties Advance LLC and Series #DJGLA*
6.20	Real Estate Purchase Agreement dated October 08, 2024 between Seller and Series #ESMYO*
6.21	Asset Management Agreement between Ark7 and Ark7 Properties Advance LLC - Series #ESMYO*
6.22	Inter-company Loan Agreement between Ark7 Properties Advance LLC and Series #ESMYO*
6.23	Real Estate Purchase Agreement dated October 08, 2024 between Seller and Series #6MWZZ*
6.24	Asset Management Agreement between Ark7 and Ark7 Properties Advance LLC - Series #6MWZZ*
6.25	Inter-company Loan Agreement between Ark7 Properties Advance LLC and Series #6MWZZ*
6.26	Real Estate Purchase Agreement dated January 09, 2025 between Seller and Series #8S8XK*
6.27	Asset Management Agreement between Ark7 and Ark7 Properties Advance LLC - Series #8S8XK*
6.28	Inter-company Loan Agreement between Ark7 Properties Advance LLC and Series #8S8XK*
6.29	Real Estate Purchase Agreement dated January 09, 2025 between Seller and Series #IDUG0*
6.30	Asset Management Agreement between Ark7 and Ark7 Properties Advance LLC - Series #IDUG0*
6.31	Inter-company Loan Agreement between Ark7 Properties Advance LLC and Series #IDUG0*
6.32	Real Estate Purchase Agreement dated January 09, 2025 between Seller and Series #LOZV7*
6.33	Asset Management Agreement between Ark7 and Ark7 Properties Advance LLC - Series #LOZV7*
6.34	Inter-company Loan Agreement between Ark7 Properties Advance LLC and Series #LOZV7*
6.35	Real Estate Purchase Agreement dated February 28, 2025 between Seller and Series #9WWAJ*
6.36	Asset Management Agreement between Ark7 and Ark7 Properties Advance LLC - Series #9WWAJ*
6.37	Inter-company Loan Agreement between Ark7 Properties Advance LLC and Series #9WWAJ*
6.38	Asset Management Agreement between Ark7 and Ark7 Properties Advance LLC - Series #JVI51*
6.39	Inter-company Loan Agreement between Ark7 Properties Advance LLC and Series #JVI51*
6.40	Real Estate Purchase Agreement dated July 30, 2025 between Seller and Series #JVI51*
6.41	Asset Management Agreement between Ark7 and Ark7 Properties Advance LLC - Series #UZMTK*
6.42	Inter-company Loan Agreement between Ark7 Properties Advance LLC and Series #UZMTK*
6.43	Real Estate Purchase Agreement dated August 11, 2025 between Seller and Series #UZMTK*
6.44	Asset Management Agreement between Ark7 and Ark7 Properties Advance LLC - Series #PJI26*
6.45	Inter-company Loan Agreement between Ark7 Properties Advance LLC and Series #PJI26*
6.46	Real Estate Purchase Agreement dated January 07, 2026 between Seller and Series #PJI26*
6.47	Real Estate Purchase Agreement dated December 01, 2026 between Seller and Series #QXU34
6.48	Asset Management Agreement between Ark7 and Ark7 Properties Advance LLC - Series #QXU34
9.1	Letter regarding change in accountant from Flex Tax and Consulting Group dated June 6th, 2025*
11.1	Accountants Consent
12.1	Legal Opinion

____________________

* Previously Filed

1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in State of California, on October 19, 2026.

Ark7 Properties Advance LLC a Delaware series limited liability company

By	/s/ Ark7 Inc., a Delaware corporation
Its: Managing Member

	By:	/s/ Yizhen Zhao
	Name:	Yizhen Zhao
	Title:	President

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

Ark7 Properties Advance LLC a Delaware series liability company

By	/s/ Ark7 Inc., a Delaware corporation
Its: Managing Member

	By:	/s/ Yizhen Zhao
	Name:	Yizhen Zhao
	Title:	Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer of Ark7 Inc., Managing Member of Ark7 Properties Advance LLC
	Date:	October 19, 2026

2